                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                        EXCHANGE ACT OF 1934, AS AMENDED


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement      [ ]   Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12


                               THE VIALINK COMPANY
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(Name of Registrant as Specified in Its Charter)


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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:


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         (2)  Aggregate number of securities to which transaction applies:


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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4)  Proposed maximum aggregate value of transaction:


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         (5)  Total fee paid:


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        [ ]  Fee paid previously with preliminary materials:


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        [ ]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:


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         (2)  Form, Schedule or Registration Statement No.:


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         (3)  Filing Party:


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         (4)  Date Filed:


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

                              THE VIALINK COMPANY
                           13155 Noel Road, Suite 800
                              Dallas, Texas 75240


                                 March 6, 2001


Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of The viaLink Company, which will be held at the Company's executive offices located at 13155 Noel Road, Suite 800, Dallas, Texas 75240, on Monday, March 19, 2001 at 2:00 p.m. (Central Standard Time).

     Details of the business to be conducted at this meeting are given in the attached Notice of Special Meeting of Stockholders and Proxy Statement.


     After careful consideration, the Company's Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and recommends that you vote in favor of each such proposal. YOUR VOTE IN FAVOR OF THE FIRST PROPOSAL IS ABSOLUTELY NECESSARY; WITHOUT IT THE COMPANY, AND YOUR INVESTMENT, WILL BE SEVERELY HARMED. WE URGENTLY NEED YOUR APPROVAL.


     In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Special Meeting of Stockholders and wish to change your proxy vote, you may do so simply by revoking your proxy and voting in person at the meeting.

     We look forward to seeing you at the meeting.

                                            Sincerely,

                                            /s/ LEWIS B. KILBOURNE

                                            LEWIS B. KILBOURNE
                                            Chief Executive Officer and
                                            Chairman of the Board of Directors

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                              THE VIALINK COMPANY
                           13155 Noel Road, Suite 800
                              Dallas, Texas 75240

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To be Held March 19, 2001

To the Stockholders of the viaLink Company:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of The viaLink Company, a Delaware corporation (the "Company"), will be held on Monday, March 19, 2001, at 2:00 p.m. (Central Standard Time) at the Company's executive offices located at 13155 Noel Road, Suite 800, Dallas, Texas 75240, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

          1. To approve the issuance of greater than 4,559,756 shares of the Company's common stock upon the conversion of the Company's Series A Convertible Participating Preferred Stock and the exercise of the Company's Series A Warrants, Series B Warrants and Placement Agent Warrants;

          2. To approve the issuance to certain of the Company's executive officers of that number of shares of the Company's Series A Convertible Participating Preferred Stock and Series A Warrants as may be purchased by such executive officers for an aggregate consideration of $761,750;

          3. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on February 23, 2001 are entitled to notice of, and to vote at, the Special Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at the executive offices of the Company.

     All stockholders of record are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience. The prompt return of your proxy card will assist us in preparing for the Special Meeting. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Special Meeting. If you attend the Special Meeting and vote by ballot, your proxy will be automatically revoked and only the vote that you cast at the Special Meeting will be counted.

                                            By Order of the Board of Directors,

                                            /s/ LEWIS B. KILBOURNE

                                            LEWIS B. KILBOURNE
                                            Chief Executive Officer and
                                            Chairman of the Board of Directors
Dallas, Texas

March 6, 2001



YOUR VOTE IN FAVOR OF THE FIRST PROPOSAL WILL ACT TO APPROVE THE FINANCING THE COMPANY RECENTLY CLOSED. YOUR VOTE IN FAVOR OF THE FIRST PROPOSAL IS ABSOLUTELY NEEDED; WITHOUT IT THE COMPANY, AND YOUR INVESTMENT, WILL BE SEVERELY HARMED. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, AND RETURN IT IN THE ENCLOSED ENVELOPE.

                              THE VIALINK COMPANY
                           13155 NOEL ROAD, SUITE 800
                              DALLAS, TEXAS 75240

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 19, 2001

GENERAL


     These proxy solicitation materials (the "Proxy Statement") and the enclosed proxy card (the "Proxy") are being mailed to you in connection with the solicitation of proxies by the Board of Directors of The viaLink Company, a Delaware corporation (the "Company"), for a Special Meeting of Stockholders to be held on Monday, March 19, 2001 at 2:00 p.m., Central Standard Time, and at any adjournment or postponement thereof (the "Special Meeting"), at the Company's executive offices located at 13155 Noel Road, Suite 800, Dallas, Texas 75240. This Proxy Statement was first mailed on or about March 6, 2001, to all stockholders entitled to vote at the Special Meeting.


VOTING


     The specific proposals to be considered and acted upon at the Special Meeting are summarized in the accompanying Notice of Special Meeting of Stockholders (the "Notice of Special Meeting"). Each proposal is described in more detail in this Proxy Statement. On February 23, 2001, the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting (the "Record Date"), 22,905,437 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), were issued and outstanding, and 3,643 shares of the Company's Series A Convertible Participating Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), were issued and outstanding.


     A majority of all shares of the Company's Common Stock outstanding as of the Record Date, represented in person or by proxy, constitutes a quorum for the transaction of business at the Special Meeting. If a quorum is not obtained, or fewer shares of our Common Stock are voted for the approval of the proposals set forth in this Proxy Statement than are required, it is expected that the Special Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes.

     Each stockholder of record is entitled to one vote for each share of Common Stock held by such stockholder on the Record Date. However, The Nasdaq Stock Market has required the Company to exclude the vote of any of the officers listed in Proposal Two from the tabulation of votes cast in connection with Proposal Two because these officers are interested in the transaction described therein. As a result, the shares of Common Stock held by these officers will not be counted for purposes of determining whether approval of Proposal Two has been obtained but will be counted as present for purposes of determining the presence or absence of a quorum. In addition, the holders of Series A Preferred Stock do not have voting rights other than those required by the Delaware General Corporation Law. Therefore, the holders of Series A Preferred Stock are not entitled to vote with respect to the proposals set forth in this Proxy Statement. Furthermore, Nasdaq has required the Company to exclude the vote of any holder of Common Stock who participated in the transaction described in Proposal One from the tabulation of votes cast in connection with Proposal One because of such stockholder's interest in the transaction described therein. As a result, the shares of Common Stock held by these stockholders will not be counted for purpose of determining whether approval of Proposal One has been obtained but will be counted for purposes of determining the presence or absence of a quorum.

     All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate the presence or absence of a quorum, affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. However, as with the shares that are excluded from voting on certain proposals as described herein, broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     The following paragraphs describe the vote required by the stockholders of record to approve each of the proposals set forth in this Proxy Statement.

     - PROPOSAL ONE. In order for Proposal One to pass, at least a majority of the shares of Common Stock present in person or by Proxy at the Special Meeting not excluded from such vote must vote FOR the issuance of greater than 4,559,756 shares of the Company's Common Stock upon the conversion of the Company's Series A Preferred Stock and the exercise of the Company's Series A Warrants, Series B Warrants and Placement Agent Warrants.

     - PROPOSAL TWO. In order for Proposal Two to pass, at least a majority of the shares of Common Stock present in person or by Proxy at the Special Meeting not excluded from such vote must vote FOR the issuance of Series A Preferred Stock and Series A Warrants to certain of the Company's executive officers.

     The Board of Directors of the Company unanimously recommends a vote "FOR" each of the proposals set for in this Proxy Statement.

PROXIES

     Any stockholder of record executing a Proxy pursuant to this solicitation may revoke his, her or its Proxy at any time prior to its exercise by (i) delivering written notice of such revocation to the Secretary of the Company before the Special Meeting, (ii) by properly executing and delivering a Proxy bearing a date later than the date of the originally sent Proxy, or (iii) by attending the Special Meeting in person and voting his, her or its shares at the Special Meeting. Any vote cast by a stockholder of record in person will revoke any proxy earlier sent by such stockholder.

     If a choice as to the matters coming before the Special Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly.

     If no choice is specified on the Proxy, the shares will be voted FOR the approval of the proposals described in the accompanying Notice of Special Meeting and Proxy Statement.

     At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent special meeting.

SOLICITATION

     The cost of soliciting proxies will be paid entirely by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation materials as well as the expense of preparing, assembling, photocopying and mailing this Proxy Statement. The Company has retained Morrow & Co., Inc., a company specializing in proxy solicitation, to assist the Company in the proxy solicitation process for the Special Meeting. Morrow & Co. will provide proxy related services including, without limitation, consulting, set-up, planning, preparation, mailing, distribution and procurement of proxies. Morrow & Co. may solicit proxies through the use of the mail, by telephone, facsimile or other means. The Company will pay Morrow & Co. approximately $12,000 for such services.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must have been received no later than December 25, 2000, in order to be included in the proxy statement and form of proxy relating to the 2001 Annual Meeting. In addition, the proxy solicited by the Board of Directors for the 2001 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than March 10, 2001.

                  MATTERS TO BE CONSIDERED AT SPECIAL MEETING

                                  PROPOSAL ONE

           AUTHORIZATION AND APPROVAL OF THE ISSUANCE OF COMMON STOCK REPRESENTING 20% OR MORE OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE
        COMPANY UPON THE CONVERSION OF THE SERIES A PREFERRED STOCK AND
          THE EXERCISE OF THE SERIES A WARRANTS AND SERIES B WARRANTS

BACKGROUND

     The Company entered into a series of Securities Purchase Agreements dated as of February 2, 2001, (each a "Purchase Agreement," and collectively, the "Purchase Agreements") with each of (i) Velocity Investment Partners Ltd. ("Velocity"), (ii) Societe Generale and (iii) and certain other accredited investors (each of Velocity, Societe Generale and the other investors being, a "Purchaser," and collectively, the "Purchasers"). Pursuant to the Purchase Agreements, the Company agreed to sell (i) an aggregate of 4,370 shares of Series A Preferred Stock, initially convertible into an aggregate of 4,370,000 shares of Common Stock, (ii) Series A Warrants to purchase an aggregate of 4,370,000 shares of Common Stock (the "Series A Warrants") and (iii) Series B Warrants to purchase an aggregate of 666,667 shares of Common Stock (the "Series B Warrants") to the Purchasers. The aggregate consideration paid (or to be paid) by the Purchasers for the Series A Preferred Stock and the Series A Warrants and Series B Warrants is approximately $12,000,000. The purchase of the Series A Preferred Stock and the Warrants (the "Private Placement") is to be consummated in two closings. In connection with the initial closing of the Private Placement, the Company agreed to issue to its placement agent for the Private Placement (the "Placement Agent") Warrants (the "Private Placement Warrants," and together with the Series A Warrants and the Series B Warrants, the "Warrants") to purchase an aggregate of (i) 464,700 shares of Common Stock at an exercise price of $3.75 per share, (ii) 464,700 shares of Common Stock at an exercise price of $2.75 per share and (iii) 66,667 shares of Common Stock at an exercise price of $3.00 per share, each on substantially the same terms as the Series A Warrants. The Board of Directors has unanimously approved the Private Placement and has resolved that the Private Placement is in the best interest of the Company.

SUMMARY OF TERMS OF THE PRIVATE PLACEMENT

     The following summary of the Private Placement is qualified by reference to the complete text of (i) the Purchase Agreement with Velocity, (ii) the form of Purchase Agreement with Societe Generale and the form of Purchase Agreement with the other Purchasers, (iii) the Designations, Preferences and Rights of Series A Convertible Participating Preferred Stock (the "Certificate of Designations"),
(iv) the Form of Series A Warrant, and (v) the Series B Warrant issued to Velocity. Each of items (i) though (v) above are attached as Appendices A through E, respectively, to this Proxy Statement.

     Purchase Agreements. On February 7, 2001, pursuant to the terms and conditions of the Purchase Agreements, the Purchasers paid the Company an aggregate of $10,018,250 in consideration for (i) an aggregate of 3,643 shares of Series A Preferred Stock, initially convertible into an aggregate of 3,643,000 shares of Common Stock, at a purchase price of $2,750 per share, and
(ii) Series A Warrants to purchase an aggregate of 3,643,000 shares of Common Stock. In addition, the Purchase Agreement with Velocity provides that Velocity
(i) also received a Series B Warrant to purchase 666,667 shares of Common Stock and (ii) will, promptly after the effectiveness of the registration statement described in the section entitled "-- Registration" below, pay to the Company an additional $1,999,250 in consideration for an additional 727 shares of Series A Preferred Stock, initially convertible into 727,000 shares of Common Stock, and a Series A Warrant to purchase up to 727,000 shares of Common Stock.

     The sale of the Series A Preferred Stock and Warrants will, upon their conversion or exercise, result in the Company issuing shares of Common Stock in excess of 19.99% of its total number of shares outstanding for a price per share less than the book value or market value of the Common Stock. As a result, the Company has agreed to include in this Proxy Statement a proposal to approve the issuance of additional shares of its Common Stock pursuant to the conversion of the Series A Preferred Stock and upon the exercise of the

Warrants for the purpose of complying with the National Association of Securities Dealers, Inc. rule requiring approval of issuances of shares which would constitute in excess of 19.99% of a company's currently outstanding common stock for a price less than the greater of book value or market value per share. Until the Company obtains the stockholder approval contemplated by this Proposal One, the Purchasers, together with the Placement Agent, cannot convert their Series A Preferred Stock into, or exercise their Warrants for, more than an aggregate of 4,559,756 shares of the Company's Common Stock.

  Terms of the Series A Convertible Participating Preferred Stock

     Dividends and Voting Rights. The Series A Preferred Stock bears a six percent (6) per annum premium per share. The premium accrues and is payable semi-annually on the last business day of June and December. The Company has the option to pay the premium in cash or, upon the Company's satisfaction of certain conditions described in the Certificate of Designations which include the approval of this Proposal One, as of the last day of the applicable quarter in which the payment is to occur, in additional shares of Series A Preferred Stock. The Series A Preferred Stock has no voting power, except as otherwise provided by applicable law.

     Conversion. The Series A Preferred Stock, which is comprised of an aggregate of 5,300 authorized shares, is convertible, at the option of the holder, into shares of Common Stock at an initial conversion price of $2.75 per share. Therefore, as of February 7, 2001, each share of Series A Preferred Stock is convertible into 1,000 shares of Common Stock. The Series A Preferred Stock contains (i) anti-dilution provisions with respect to future issuances of the Company's equity securities and (ii) adjustments provisions upon the occurrence of stock splits, stock dividends, combinations, reclassifications or similar events of the Company's capital stock. In addition, if (i) on March 31, 2001, the Company has not received at least $3.0 million in investments from strategic investors; (ii) on March 31, 2001, the Company has less than $6.0 million in cash available for distribution; (iii) on June 30, 2001, the Company has less than $4.0 million in cash available for distribution; or (iv) on June 30, 2001, the Company has not received license fees and/or strategic investments (in addition to those described in clause (i)) (each, an "Adjustment"), then in each case the conversion price of the Series A Preferred Stock will be reduced by ten percent (10%); provided that no more than three Adjustments to the conversion price may be made. As a result, if the maximum number of adjustments are made to the conversion price, then the conversion price would be $2.00 and each share of Series A Preferred Stock would be convertible into 1,375 shares of Common Stock. Assuming all shares of Series A Preferred Stock outstanding as of February 7, 2001 could be converted, then upon conversion, the Company would have to issue at least 5,009,125 shares of Common Stock.


     The conversion price is also subject to reset (x) on the earlier to occur of (i) June 7, 2001 or (ii) the date the registration statement described in the section entitled " -- Registration" below is declared effective and (y) on every three-month anniversary thereafter, if lower, to the greater of the Market Price and the Floor Price effective on such date. The Certificate of Designations defines the Market Price as the average of the five (5) lowest Volume Weighted Average Prices as reported by Bloomberg for the fifteen (15) consecutive trading days immediately preceding the determination date. The Floor Price is $1.375, reduced by ten percent (10%) for each Adjustment, subject to any stock splits, stock dividends, combinations, reclassifications or similar events. If the maximum number of adjustments are made to the Floor Price, then the Floor Price would be $1.00. Assuming the Floor Price is greater than the Market Price, and the Floor Price is $1.00, then each share of Series A Preferred Stock would be convertible into 2,750 shares of Common Stock. Assuming all shares of Series A Preferred Stock outstanding as of February 7, 2001 could be converted, then upon conversion, the Company would have to issue at least 10,018,250 shares of Common Stock.



     As of the close of business on March 5, 2001, the Market Price for the Common Stock was $2.67 per share. If the Market Price of the Common Stock remains $2.67 on the date the registration statement described in the section entitled "-- Registration" below is declared effective, then the conversion price will be reset to $2.67 and each share of Series A Preferred Stock will be convertible into 1,030 shares of Common Stock.

     Prior to receiving the requisite stockholder approval as contemplated by this Proposal One, the Company is precluded from issuing more than an aggregate of 4,559,756 shares of Common Stock upon conversion of the Series A Preferred Stock and exercise of the Warrants. Similarly, no holder of Series A Preferred Stock shall be issued Common Stock upon conversion of his, her or its Series A Preferred Stock, if upon such conversion such holder would beneficially own greater than 4.9% of the Company's issued and outstanding shares of Common Stock.

     If the holder of Series A Preferred Stock submits his, her or its shares for conversion and the Company fails or refuses to convert such shares for reasons other than the failure to obtain the approval contemplated by this Proposal One, then the Company will have to pay a default premium to the holder thereof a cash amount equal to $27.50 for each share of Series A Preferred Stock the Company has not converted for each day such failure exists, subject to a limit of $412.50 per share, plus accrued but unpaid premiums on such shares. As a result, assuming all of the shares of Series A Preferred Stock outstanding as of February 7, 2001 are presented to the Company for conversion, and the Company fails to convert such shares, the Company could have to pay up to $1,502,738 plus any accrued and unpaid premiums as a default payment. In addition, if a holder of Series A Preferred Stock has not received certificates for all shares of Common Stock with respect to the shares of Series A Preferred Stock such holder has requested to convert within ten (10) day of the later to occur of (x) the third business day after the date for conversion specified in such holder's notice of conversion and (y) the first business day after such holder surrenders the certificates for the shares of Series A Preferred Stock to be converted, then the conversion price will be reduced five percent (5%) per month (pro rated for days less than a month) during the period beginning on such tenth date and ending on the date the Company is no longer in default of its conversion obligations. This reduction in conversion price may not result in a conversion price less than $1.00 unless the $412.50 per share limit described above has been reached, in which case, there is no limitation on the reduction of the conversion price.

     The Company may convert the Series A Preferred Stock at any time after February 7, 2003 so long as the Common Stock underlying the Series A Preferred Stock has been registered pursuant to an effective registration statement and there has occurred a twenty consecutive trading day period where the closing bid price for the Common Stock is greater than $5.50 per share. In addition, the Company may convert the Series A Preferred Stock upon the closing of an underwritten public offering of the Common Stock for an amount per share in excess of $5.50 with aggregate proceeds of the company exceeding $30 million. Any shares of Series A Preferred Stock outstanding on February 7, 2004 shall automatically be converted into Common Stock at the conversion price in effect on such date.

     Redemption. A holder of the Series A Preferred Stock may compel the Company to redeem its outstanding shares of Series A Preferred Stock if the Company fails to: (i) remove restrictive legends on shares of Common Stock when required to do so; (ii) deliver shares of Common Stock within three days of its receipt of a holder's notice of conversion of Series A Preferred Stock; or (iii) secure the requisite stockholder approval to issue Common Stock upon the conversion of the Series A Preferred Stock as contemplated by this Proposal One. If a holder requests redemption of its Series A Preferred Stock for reasons stated in clauses (i) or (ii) above, then the redemption amount shall equal the purchase price of the Series A Preferred Stock plus any accrued and unpaid premiums divided by the conversion price then in effect and multiplied by the closing bid price of the Common Stock on such date. If a holder requests redemption of its Series A Preferred Stock for the reason stated in clause (iii) above, then the redemption amount shall equal the purchase price of the Series A Preferred Stock plus any accrued and unpaid premiums.

     Rank; Liquidation Preference. The holders of Series A Preferred Stock rank prior to the holders of Common Stock and, unless otherwise consented to by the holders of Series A Preferred Stock, prior to all other classes of capital stock currently outstanding, or hereafter established, with respect to the distribution of the Company's assets upon a bankruptcy, liquidation or other similar event. The liquidation preference for the Series A Preferred Stock is an amount equal to the purchase price of the Series A Preferred Stock plus any accrued and unpaid premiums.

  Terms of the Warrants

     The Series A Warrants have an initial exercise price of $3.75 per share and are exercisable for Common Stock at any time on or before February 7, 2006. The Series B Warrants have an initial exercise price of $3.00 per share and are exercisable for Common Stock at any time on or after the date which is the earlier of (i) the date Velocity purchases its additional shares of Series A Preferred Stock and Series A Warrants as described under the caption entitled "-- Purchase Agreements" above and (ii) June 7, 2001 (the "Exercisability Date") but before the first anniversary of the Exercisability Date. The terms of the Placement Agent Warrants are substantially similar to the Series A Warrants other than their respective initial exercise prices. Both the Series A Warrants and the Series B Warrants contain a cashless exercise provision, permitting the holder, in lieu of paying the exercise price, to surrender the Warrant for a number of shares of Common Stock determined by multiplying the number of shares of Common Stock underlying the Warrant by a fraction based on the exercise price of the Warrant and the current market value of the Common Stock.

     The Warrants contain (i) anti-dilution provisions with respect to future issuances of the Company's equity securities and (ii) adjustments provisions upon the occurrence of stock splits, stock dividends, combinations, reclassification or similar events of the Company's capital stock. In addition, the exercise price of the Warrants may be reduced by ten percent (10%) each time certain executive officers and directors of the Company transfer, sell or otherwise dispose of shares of Common Stock, or securities convertible into Common Stock, during the period beginning on February 7, 2001 and ending on the date that is six (6) months after the registration statement described in the section entitled "-- Registration" below is declared effective.

     Prior to receiving the requisite stockholder approval as contemplated by this Proposal One, the Company is precluded from issuing more than an aggregate of 4,559,756 shares of Common Stock upon exercise of the Warrants and conversion of the Series A Preferred Stock. Likewise, no holder of a Warrant shall be issued Common Stock upon exercise of his, her or its Warrants, if upon such exercise such holder would beneficially own greater than 4.9% of the Company's issued and outstanding shares of Common Stock.

     The Company may redeem the Series A Warrants under limited circumstances described therein.

     Use of Proceeds. The Company will use the net proceeds from the Private Placement, and, if any, the consideration received as payment of the exercise price of the Warrants, for working capital and general corporate purposes.

     Registration. The Company has filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, for the resale of up to 20,875,401 shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and upon the exercise of the Warrants. The number of shares registered on the Form S-3 includes up to 9,736,067 shares of Common Stock initially issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants, and up to 11,139,334 additional shares of Common Stock which could become issuable in the event of any adjustments to the conversion price of the Series A Preferred Stock or the exercise price of the Warrants. The Company is required to cause the registration statement to become effective as soon as practicable after receiving stockholder approval as contemplated by this Proposal One. However, in any event, other than as a result of an action not within the control of the Company or the Company's agents, the registration statement must be declared effective by the Securities and Exchange Commission by June 7, 2001 or the Company must pay the holders of the Series A Preferred Stock and Warrants a penalty of 1.5% of their respective purchase prices for the Series A Preferred Stock and Warrants per month for each month after June 7, 2001 that the registration statement is not declared effective. The expenses associated with such registration, other than the expenses of the Purchasers' counsel, transfer taxes, and selling commissions, will be borne by the Company.

FACTORS AFFECTING CURRENT STOCKHOLDERS

     While the Board of Directors unanimously recommends approval of the issuance of the Common Stock to the Purchasers and is of the opinion that the issuance would be fair to, and in the best interest of, the

Company and its stockholders, the Company's stockholders should consider the following possible factors as well as other information contained in the Proxy Statement in evaluating this Proposal One.

     Effect of Actual or Potential Future Conversion Below Market Price. The Private Placement substantially increased the number of shares of Common Stock the Company may issue below the current market price of the Common Stock. The issuance of Common Stock upon conversion of the Series A Preferred Stock and exercise of the Warrants could have a depressive effect on the market price of, and reduce trading activity in, the Common Stock by increasing the amount of shares of Common Stock outstanding. Such downward pressure could encourage short sales by certain Purchasers and others which could place further downward pressure on the price of the Common Stock.

     Dilution. If all of the shares of Series A Preferred Stock are converted and if the Warrants are fully exercised, and assuming no adjustments to the conversion price or exercise price, and no other issuances of, or conversions or exchanges of securities into, Common Stock, the number of shares of outstanding Common Stock would increase by approximately 46% and significantly dilute the ownership interests and proportionate voting power of the existing holders of Common Stock. Adjustments to or resets of the conversion price of the Series A Preferred Stock or exercise prices of the Warrants would further dilute the ownership interests and voting power of exiting stockholders.

     Certain Purchasers will be Significant Stockholders. Certain of the Purchasers will, upon conversion of their Series A Preferred Stock and exercise of their Warrants, become significant holders of the Company's Common Stock and as such, will have significant voting power with respect to their shares. As a result, the Purchasers may be able to affect the outcome of all matters brought before the stockholders, including a vote for the election of directors, the approval of mergers and other business combination transactions.

NASDAQ STOCKHOLDER APPROVAL REQUIREMENT

     The Common Stock is listed on The Nasdaq National Market. The NASD rules governing Nasdaq require stockholder approval of any issuance of securities that will result in the issuance of shares representing 20% or more of the issuer's outstanding shares of common stock or voting power prior to the issuance of such securities, at a price per share below the greater of book value or market value of the issuer's common stock. Specifically, NASD Rule 4350(i)(1)(D) requires that the issuer of stock in a non-public offering secure stockholder approval prior to an issuance where (i) the securities issued are common stock or securities convertible into common stock, (ii) the price per share of the securities in the offering is less than the greater of book value or market value of the issuer's common stock, and (iii) the proposed issuance would result in the issuance of 20% or more of the common stock or voting power of the issuer before the issuance.

     Assuming immediate conversion of all of the Series A Preferred Stock beneficially owned or held by the Purchasers at the initial conversion price of $2.75 per share, and assuming immediate exercise of all the Warrants currently outstanding at their respective initial exercise prices, the total number of shares of Common Stock that the Company would issue upon the conversion of the Series A Preferred Stock and the exercise of the Warrants would be up to 10,402,734 shares. As of February 7, 2001, the initial closing date of the Private Placement, there were 22,810,186 shares of Common Stock issued and outstanding. Therefore, the total number of shares of Common Stock to be issued upon conversion of the Series A Preferred Stock and exercise of the Warrants would constitute approximately 46% of the Company's issued an outstanding common stock, well in excess of the 20% threshold.

     The closing price of the Common Stock on February 7, 2001, as reported by the Nasdaq National Market was $4.6875, which is greater than the conversion price for the Series A Preferred Stock and the exercise price of the Warrants. Under the rule described above, the Company would be prohibited from issuing shares of Common Stock upon the conversion of Series A Preferred Stock or the exercise of Warrants in excess of 19.99% of the then issued and outstanding Common Stock, unless stockholder approval is obtained. Therefore, the Company's stockholders must vote in favor of this Proposal One in order for the Purchasers to be able to convert their Series A Preferred Stock or exercise their Warrants without restriction based on the number of shares of Common Stock outstanding and the Company's stock price as of date the Series A Preferred Stock and Warrants were issued.

REASONS FOR THE PRIVATE PLACEMENT

     Proceeds from the Private Placement are being used for working capital and general corporate purposes.

     The Board of Directors and management of the Company reviewed and considered numerous financing alternatives prior to entering into the Private Placement. The Board of Directors unanimously approved the Private Placement and related matters. In so doing, the Board considered a number of factors including:

     - the Company's ability to continue operations had the Private Placement not been consummated;

     - after the intense search for capital, the unavailability of other alternatives to the Private Placement due to the unfavorable environment of the capital markets at the time the Company needed financing; and

     - the substantial increase in the Company's working capital supplied by the proceeds from the Private Placement and the prospect that, as a result of the increase in working capital from the proceeds of the Private Placement, the Company will be able to expand its operations and improve its access to capital markets.

PRINCIPAL EFFECTS OF APPROVAL OR NONAPPROVAL

     In the event that the stockholders approve this Proposal One, the Company may initially issue up to 10,402,734 shares of Common Stock upon the conversion of the Series A Preferred Stock and the exercise of the Warrants.

     In the event that the stockholders do not approve this Proposal One, holders of Series A Preferred Stock may require the Company to redeem any or all of the outstanding shares of Series A Preferred Stock for an amount in cash per share equal to $2,750 plus accrued but unpaid premiums. Such a redemption would substantially reduce the amount of the Company's cash resources and would have a material adverse effect on the Company's ability to continue operations as a going concern and would severely and adversely affect its ability to raise additional capital.

     In the opinion of the Board of Directors of the Company, a failure of the stockholders to approve this Proposal One will have a serious detrimental effect on the Company's operations and future financing activities, which are critical to the long term success of the Company.

                     VOTE REQUIRED FOR APPROVAL OF PROPOSAL

     In order to approve this Proposal One, the Company must secure the affirmative vote of at least a majority of the shares of Common Stock present in person or by Proxy at the Special Meeting, excluding the shares held by the Purchasers.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS DEEMS PROPOSAL ONE TO BE IN THE BEST INTEREST OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL THEREOF. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR PROPOSAL ONE.

                                  PROPOSAL TWO

                APPROVAL OF THE SALE AND ISSUANCE OF $761,750 OF
               SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK
              AND SERIES A WARRANTS TO CERTAIN EXECUTIVE OFFICERS

BACKGROUND

     As a condition to the consummation of the Private Placement described in Proposal One, the Purchasers required certain of the Company's executive officers to purchase at least $750,000 of Series A Preferred Stock and Series A Warrants in the Private Placement, and each of such officers agreed to do so. To facilitate the closing of the Private Placement, the Company entered into a Subscription Agreement dated as of February 7, 2001 (the "Subscription Agreement") pursuant to which the following executive officers and directors of the Company agreed to purchase an aggregate of $761,750 of Series A Preferred Stock and Series A Warrants on the same terms as the Purchasers in the Private
Placement: Robert N. Baker, a director and the Company's President and Chief Operating Officer, Mark L. Bromberg, the Company's President of Food Service and Hospitality, William P. Creasman, the Company's Vice President, Chief Financial Officer and General Counsel, Lewis B. Kilbourne, a director and the Company's Chairman of the Board and Chief Executive Officer, David M. Lloyd, the Company's Senior Vice President of Operations, Robert J. Noe, the Company's Executive Vice President, Business Development, Christopher Riley, the Company's President of International Division, and Jack Scott, the Company's Chief Technology Officer (collectively, the "Participating Officers"). The Board of Directors, in good faith after due consideration of all facts relevant to its decision, unanimously approved this issuance as entirely fair to the Company and its stockholders.

TERMS OF THE PARTICIPATING OFFICER AGREEMENTS

     The following summary of the Company's Agreements is qualified by reference to the complete text of the Subscription Agreement attached as Appendix F to this Proxy Statement.

     The Subscription Agreement. Pursuant to the Subscription Agreement, the Participating Officers have agreed to purchase from the Company, and the Company has agreed to sell the Participating Officers, for aggregate consideration of $761,750, an aggregate of 277 shares of Series A Preferred Stock and Series A Warrants to purchase an aggregate of 277,000 shares of Common Stock upon receipt of the approval contemplated by this Proposal Two. The Participating Officers will not purchase from the Company, and the Company will not sell to the Participating Officers, any shares of Series A Preferred Stock or Series A Warrants until the Company receives such approval.

     The Participating Officers have deposited the $761,750 into an escrow account which will be released to the Company after approval of this Proposal Two. At such time, the Company will issue the shares of Series A Preferred Stock and Series A Warrants to the Participating Officers and will enter into a registration rights agreement with the Participating Officers pursuant to which it will agree to register the shares of Common Stock underlying the Series A Preferred Stock and the Series A Warrants held by the Participating Officers within 180 days. If the stockholders do not approve this Proposal Two, the escrow amount will be returned to the Participating Officers.


     The rights and preferences of the Series A Preferred Stock and Series A Warrants to be issued to the Participating Officers are identical to those issued in the Private Placement described in Proposal One, except that the exercise price of the Series A Warrants purchased by the Participating Officers will not receive the ten percent (10%) reduction upon transfers by officers and directors. For more information about such rights and preferences please see "Proposal One-Terms of the Series A Convertible Participating Preferred Stock" and "Proposal One-Terms of the Warrants."


INTEREST OF PARTICIPATING OFFICERS

     Upon the approval of this Proposal Two, each of the Participating Officers will have the right to receive or purchase Common Stock at a price per share below the current market value of the Common Stock. This right is limited to the Participating Officers and will not be issued generally to holders of the Company's Common Stock.

NASDAQ STOCKHOLDER APPROVAL REQUIREMENT

     NASD Rule 4350(i)(1)(A) generally requires stockholder approval of any arrangement pursuant to which officers or directors of a corporation will or may acquire more than the lesser of (i) one percent of the number of shares of the corporation's common stock, (ii) one percent of the voting power outstanding or
(iii) 25,000 shares of a corporation's common stock. Pursuant to the Purchase Agreement and the Subscription Agreement, the Participating Officers will acquire shares of Series A Preferred Stock and Series A Warrants. Assuming immediate conversion of all of the Series A Preferred Stock and immediate exercise of all the Series A Warrants purchased by the Participating Officers at the initial conversion price of $2.75 and initial exercise price of $3.75, respectively, the total number of shares of Common Stock that the Company would issue to the Participating Officers upon conversion of their Series A Preferred Stock and exercise of their Series A Warrants would be 554,000 shares. Therefore, the Company must secure approval from its stockholders in order to sell and issue shares of Series A Preferred Stock and Series A Warrants to the Participating Officers.

                   VOTE REQUIRED FOR APPROVAL OF PROPOSAL TWO

     In order to approve this Proposal Two, the Company must secure the affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by Proxy at the Special Meeting, excluding the shares held by Participating Officers.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS, INCLUDING EACH OF THE DIRECTORS WHO ARE NOT PARTICIPATING OFFICERS, DEEMS PROPOSAL TWO TO BE IN THE BEST INTEREST OF AND ENTIRELY FAIR TO THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL THEREOF. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR PROPOSAL TWO.

                                 OTHER MATTERS

     The Company knows of no other matters to be presented for consideration at the Special Meeting other than the matters set forth in this Proxy Statement. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy, unless marked to the contrary.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of February 20, 2001, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each of the Company's directors, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable, and the address for each stockholder below is: c/o The viaLink Company, 13155 Noel Road, Suite 800, Dallas, Texas 75240.

                                                                              PERCENTAGE
                                                                 SHARES       OF SHARES
                                                              BENEFICIALLY   BENEFICIALLY
BENEFICIAL OWNER                                                 OWNED         OWNED(1)
----------------                                              ------------   ------------
Executive Officers and Directors:
  Lewis B. Kilbourne(2).....................................     660,748          2.8%
  Robert N. Baker(3)........................................   2,426,120         10.4
  Robert I. Noe(4)..........................................     250,000          1.1
  Mark L. Bromberg..........................................          --            *
  David M. Lloyd(5).........................................     183,333            *
  J. Andrew Kerner(6)(7)....................................     166,667            *
  Sue A. Hale(8)............................................      68,000            *
  Warren D. Jones(9)........................................      82,000            *
  Jimmy M. Wright(10).......................................     246,000          1.1
  All executive officers and directors as a group (11
     persons)(11)...........................................   4,135,600         16.6

Other 5% Stockholders:
  Hewlett-Packard Company(12)...............................   4,385,934         16.1
  Cap Gemini Ernst & Young U.S. LLC(13).....................   1,123,553          4.9
  i2 Technologies, Inc.(14).................................   1,718,626          7.2
  RGC International Investors, LDC(16)......................   1,318,278          5.8

---------------

  *  Less than one percent of the outstanding Common Stock

 (1) Percentage of ownership is based on 22,878,437 shares of Common Stock outstanding on February 20, 2001. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after February 23, 2001 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

 (2) Includes options to purchase 656,668 shares of Common Stock that are exercisable within 60 days of February 23, 2001.

 (3) Includes options to purchase 400,004 shares of Common Stock that are exercisable within 60 days of February 23, 2001.

 (4) Includes options to purchase 250,000 shares of Common Stock that are exercisable within 60 days of February 23, 2001.

 (5) Includes options to purchase 183,333 shares of Common Stock that are exercisable within 60 days of February 23, 2001.

 (6) Includes options to purchase 166,667 shares of Common Stock that are exercisable within 60 days of February 23, 2001.

 (7) Mr. Kerner served as our Senior Vice President of Finance and Chief Financial Officer until November 2000.


                                              (footnotes continued on next page)

(footnotes continued from previous page)


 (8) Includes options to purchase 68,000 shares of Common Stock that are exercisable within 60 days of February 23, 2001.

 (9) Includes 16,000 shares of Common Stock beneficially owned by Mr. Jones' spouse, Kathleen Jones, and options to purchase 50,000 shares of Common Stock that are exercisable within 60 days of February 23, 2001.

(10) Includes options to purchase 246,000 shares of Common Stock that are exercisable within 60 days of February 23, 2001.

(11) See notes 2-10 above.

(12) Includes 4,304,745 shares of Common Stock issuable upon conversion of a subordinated secured convertible promissory note convertible within 60 days of February 23, 2001 and warrants to purchase 14,388 shares of Common Stock that are exercisable within 60 days of February 23, 2001. The address is 3000 Hanover Street, Palo Alto, California 93404.

(13) The address is 750 Seventh Avenue, New York, New York 10019.

(14) Includes warrants to purchase 756,289 shares of Common Stock that are exercisable within 60 days of February 23, 2001. The address is 11701 Luna Road, Dallas, Texas 75234.

(15) The address is 251 St. Asaphs Road, Bala Cynwyd, Pennsylvania 19004. According to a Schedule 13G filed with the Securities and Exchange Commission on January 8, 2001, RGC International Investors, LDC on its behalf and on behalf of Rose Glen Capital Management, L.P. and RGC General Partner Corp. has reported that it has shared voting power and shared dispositive power over 1,318,278 shares of Common Stock.

              DIRECTOR COMPENSATION AND INDEMNIFICATION AGREEMENTS

     The Company currently pays its non-employee directors $10,000 annually for their services as members of the Board of Directors. The Company also reimburses its directors for any out-of-pocket expenses and additional fees incurred in attending meetings of the Board of Directors and committees thereof on which such directors serve. Under the Company's 1999 Stock Option/Stock Issuance Plan non-employee directors automatically receive stock option grants to purchase 48,000 shares of its Common Stock when they join the Board. If such director has served on the Board for at least six months, at each annual meeting, he or she will receive an additional option to purchase 48,000 shares of Common Stock. Employee directors are eligible to receive stock option grants at the discretion of the Compensation Committee of the Board of Directors. For additional information regarding the terms of the Company's 1999 Stock Option/Stock Issuance Plan, see "Executive Compensation and Related Information -- Stock Plans."

     The Company did not grant any automatic or discretionary options to its non-employee directors in 2000. The options that should have been granted to non-employee directors after the Company's 2000 Annual Meeting of stockholders were not granted until January 2001.

     Our Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. The Company also maintains directors and officers liability insurance. Delaware law and the Company's Certificate of Incorporation and Bylaws limit the liability of each of its directors to the Company or its stockholders for monetary damages for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director for (i) breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions or knowing violation of the law; or (iv) any transaction from which the director derived an improper personal benefit. In addition, these provisions do not eliminate liability of a director for violations of federal securities laws, nor do they limit the Company's rights or those of its stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Additionally, the Company is also a party to indemnification agreements with each of our directors.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer, each of its four other most highly compensated executive officers whose base salary and bonus for fiscal 2000 was in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1998, 1999 and 2000 and a former executive officer for whom disclosure is required (collectively, the "Named Officers"). During 2000, the Named Officers received additional non-cash compensation, perquisites and other personal benefits. However, the aggregate amount thereof did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus paid to and accrued for the individual during the year.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                      ------------
                                            ANNUAL COMPENSATION        SECURITIES     ALL OTHER
                                        ---------------------------    UNDERLYING    ------------
NAME AND PRINCIPAL POSITION             YEAR    SALARY      BONUS     OPTIONS/SARS   COMPENSATION
---------------------------             ----   --------    --------   ------------   ------------
Lewis B. Kilbourne....................  2000   $241,538    $207,000          --        $242,568(1)
  Chairman of the Board                 1999    161,731      84,375     340,000              --
  and Chief Executive Officer           1998     20,769(2)       --     800,000          40,000(3)
Robert N. Baker.......................  2000   $211,423    $ 68,000          --        $123,064(1)
  President and Chief Operating         1999    180,963      57,047          --              --
  Officer                               1998    120,713          --     600,000              --
Robert I. Noe.........................  2000   $250,000    $ 85,313          --              --
  Executive Vice President of           1999    168,269(4)   50,395     700,000              --
  Business Development
David M. Lloyd........................  2000   $209,508    $ 89,040          --              --
  Senior Vice President                 1999    137,077(4)   41,573     500,000              --
  of Operations
Mark L. Bromberg......................  2000   $138,462(5) $ 46,876     140,000              --
  President of Food Service and
     Hospitality
J. Andrew Kerner......................  2000   $221,019(6) $ 59,626          --              --
  Former Senior Vice President of       1999    164,423(4)   62,664     600,000              --
  Finance and Chief Financial Officer

---------------

(1) Dr. Kilbourne and Mr. Baker received $242,568 and $123,064, respectively, to cover their moving expenses in connection with their relocation from Oklahoma City, Oklahoma to Dallas, Texas.

(2) Dr. Kilbourne was hired in October 1998 and was compensated at an annual rate of $150,000 for 1998.

(3) Dr. Kilbourne received $30,000 for his services in connection with the sale of the Company's consulting and systems integration assets to The NetPlex Group, Inc. and $10,000 for his service as a non-employee member of the Board of Directors. Both of these amounts were earned prior to his employment with the Company.

(4) Messrs. Noe, Kerner and Lloyd were hired in April 1999 and were compensated at annual rates of $250,000, $225,000 and $190,000, respectively for 1999.

(5) Mr. Bromberg was hired in April 2000 and was compensated at an annual rate of $225,000.

(6) Mr. Kerner served as our Senior Vice President of Finance and Chief Financial Officer until November 2000.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table contains information concerning the stock options granted to the Named Officers during the 2000 fiscal year. All the grants were made under the Company's 1999 Stock Option/Stock Issuance Plan or predecessor plans. Except for the limited stock appreciation rights ("SARs") summarized in footnote 2, the Company did not grant any SARs to the Named Officers during the 2000 fiscal year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS(1)(2)
                        ---------------------------------------------------------
                         NUMBER OF      % OF TOTAL                                      POTENTIAL REALIZABLE VALUE AT ASSUMED
                         SECURITIES    OPTIONS/SARS                                 ANNUAL RATED OF STOCK PRICE APPRECIATION FOR
                         UNDERLYING     GRANTED TO    EXERCISE                                     OPTION TERM(5)
                        OPTIONS/SARS   EMPLOYEES IN   PRICE PER                     ---------------------------------------------
NAME                     GRANTED(3)      2000(4)        SHARE     EXPIRATION DATE        0%              5%              10%
----                    ------------   ------------   ---------   ---------------   -------------   -------------   -------------
Lewis B. Kilbourne....          --          --              --                --              --              --              --
Robert N. Baker.......          --          --              --                --              --              --              --
Robert I. Noe.........          --          --              --                --              --              --              --
David M. Lloyd........          --          --              --                --              --              --              --
Mark L. Bromberg......     125,000(6)      5.5%       $14.1250      May 17, 2010              --      $1,110,392      $2,813,952
                            15,000(7)      0.7%         3.8125     Dec. 11, 2010              --          35,965          91,142
J. Andrew Kerner(8)...          --          --              --                --              --              --              --

---------------

(1) Each option represents the right to purchase one share of Common Stock and generally vests at a rate of 33% per annum over three years. If the Company is acquired by merger, consolidation, asset sale or tender or exchange offer (each, a "Change of Control Transaction"), the option will accelerate in full, unless (i) the successor assumes the option, (ii) the option is replaced with a cash incentive program of the successor which preserves the option spread or (iii) the acceleration of the option is restricted by limitations imposed at the time of the grant. In the event the option does not otherwise accelerate, the option will accelerate in full if the individual's position is involuntarily terminated within eighteen (18) months after a Change of Control Transaction, and remain exercisable for the one-year following such termination or sooner termination of the option. Each option expires on the earliest to occur of (i) ten years from the date of grant, (ii) three (3) months following termination of the individual's employment with the Company, other than by death or permanent disability or
    (iii) twelve months following termination of the individual's employment with the Company, death or permanent disability. All options were granted at fair market value as determined by the Board of Directors on the date of the grant.

(2) The Compensation Committee has the authority to cancel outstanding options in return for the grant of new options. These new options may be for the same or a different number of option shares with an exercise price based upon the fair market value of the Common Stock on the new grant date.

(3) The options include a "limited stock appreciation right" pursuant to which the options may, upon successful completion of a hostile tender offer for more than 50% of the total combined voting power of the Company's outstanding securities or change in the composition of the Board of Directors through contested elections, be surrendered to the Company in return for a cash payment equal to the excess of (i) the then market price of the shares of Common Stock subject to the surrendered option or, if higher, the highest price paid per share of Common Stock in the tender offer over (ii) the exercise price payable for those shares.

(4) The total number of options granted to employees in 2000 was 2,254,000.

(5) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 0%, 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock prices. These amounts represent assumed rates of appreciation in the value of our Common Stock from the deemed fair market value for accounting purposes on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future


                                              (footnotes continued on next page)

(footnotes continued from previous page)


    performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

(6) Options granted on May 17, 2000.

(7) Options granted on December 11, 2000.

(8) Mr. Kerner served as our Senior Vice President of Finance and Chief Financial Officer until November 2000.

FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning the number and value of unexercised options held by each of our Named Officers as of December 31, 2000.

                           FISCAL YEAR OPTION VALUES

                                                       NUMBER OF SECURITIES
                          SHARES                            UNDERLYING               VALUE OF UNEXERCISED
                         ACQUIRED        VALUE        UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                        ON EXERCISE   REALIZED(1)        DECEMBER 31, 2000           DECEMBER 31, 2000(2)
                        -----------   -----------   ---------------------------   ---------------------------
NAME                                                EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                                -----------   -------------   -----------   -------------
Lewis B. Kilbourne....      --            --          656,668           403,332   $1,068,758      $412,492
Robert N. Baker.......      --            --          400,004           199,996      815,008       407,492
Robert I. Noe.........      --            --          250,000           450,000           --            --
David M. Lloyd........      --            --          183,333           316,667           --            --
Mark L. Bromberg......      --            --               --           140,000           --            --
J. Andrew Kerner......      --            --          166,666                --           --            --

---------------

(1) Determined by subtracting the exercise price of the fair market value of our Common Stock on the exercise date multiplied by the number of shares exercised.

(2) Value is determined by subtracting the exercise price from the fair market value of our Common Stock as of December 29, 2000 of $2.813, based on the closing sales price of our Common Stock as reported on the Nasdaq National Market.

STOCK PLANS

  1999 Stock Option/Stock Issuance Plan

     The Company's 1999 Stock Option/Stock Issuance Plan (the "Plan") allows the Company to continue to utilize equity incentives to attract and retain the services of key individuals essential to the Company's long-term growth and financial success. The Plan is the successor to the Company's 1995 Stock Option Plan and 1998 Non-Qualified Stock Option Plan. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees are based on both competitive market conditions and individual performance.

     The Company has reserved 20,500,000 shares of its Common Stock for issuance over the ten year term of the Plan. This share reserve will automatically be increased on the first trading day of each calendar year by an amount equal to 5% of the shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will this annual increase exceed 500,000 shares. No single participant in the Plan may receive option grants or direct stock issuances for more than 1,200,000 shares in the aggregate per calendar year. As of February 20, 2001, 11,361,754 options to purchase shares of Common Stock at a weighted average exercise price of $7.07 were outstanding under the Plan. The Plan has three separate programs.

     - Discretionary Option Grant Program. Under the discretionary option grant program, the Company may grant options to purchase its Common Stock to eligible individuals in its employ or service, including officers, non-employee directors, consultants and advisors.

     - Stock Issuance Program. Under the stock issuance program, the Company may issue these eligible individuals shares of Common Stock directly through the purchase of shares or as a bonus tied to performance.

     - Automatic Option Grant Program. The automatic option grant program provides for automatic option grants at periodic intervals to eligible non-employee directors.

     The Compensation Committee of the Board of Directors administers the discretionary option grant and stock issuance programs and determines the following with respect to individual option grants or stock issuances:

     - Which eligible individuals are to receive option grants or stock issuances;

     - The time or times option grants or stock issuances are to be made;

     - The number of shares subject to each grant or issuance;

     - The status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws;

     - The vesting schedule for the option grant or stock issuance; and

     - The maximum term for which any granted option is to remain outstanding.

Neither the Compensation Committee nor the Board exercises any administrative discretion with respect to option grants made under the automatic option grant program for the non-employee directors.

     The exercise price for the options may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. An individual option recipient may also use a cashless exercise of the option through a same-day sale program. In addition, the Compensation Committee may allow a participant in the Plan to pay the option exercise price or direct issue price, including any withholding taxes in connection with the acquisition of the underlying shares, with a full-recourse, interest-bearing promissory note.

     In the event the Company is acquired, whether by merger or asset sale or board-approved sale by the stockholders of more than 50% of its voting stock, each outstanding option which is not assumed by the successor corporation or otherwise continued will automatically accelerate in full. In addition, all unvested shares under the discretionary option grant and stock issuance programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are assigned to the successor corporation or otherwise continued in effect. Further, the compensation committee may grant options and issue shares under the discretionary option grant and stock issuance programs which will accelerate (1) in an acquisition, even if the options are assumed;
(2) in connection with a hostile change of control, whether through a successful tender offer for more than 50% of our outstanding Common Stock or by proxy contest for the election of board members; or (3) upon a termination of an individual's service following an acquisition or hostile change of control

     The Company may issue stock appreciation rights under the discretionary option grant program which provide the holders with the election to surrender their outstanding options for a distribution from the Company. The distribution will be equal to the fair market value of the vested shares subject to the surrendered option less the aggregate exercise price payable for the shares. The Company may make this distribution in cash or in shares of its Common Stock. There are currently no outstanding stock appreciation rights under the predecessor plans.

     The Compensation Committee has the authority to cancel outstanding options under the discretionary option grant program, including options incorporated from predecessor plans, in return for the grant of new options. These new options may be for the same or a different number of option shares with an exercise price based upon the fair market value of the Common Stock on the new grant date.

     Under the automatic option grant program, the Company will grant each person who becomes a non-employee director an option to purchase 48,000 shares of its Common Stock at the time the person is first elected or appointed to the Board of Directors, as long as the person was not previously an employee of the Company. In addition, on the date of each annual stockholders meeting, each person who has served as a non-employee director for at least six months and continues to serve as a non-employee director receives an option to purchase 48,000 shares of Common Stock. Each automatic option grant has an exercise price equal to the fair market value per share of Common Stock on the grant date and a maximum term of 10 years. Each option is immediately exercisable, subject to the Company's right to repurchase any unvested shares at the original exercise price at the time the individual ceases to be a board member. Each option grant vests upon the individual's completion of one year of board service from the time of the grant. However, each outstanding option automatically vests upon an acquisition or change of control or the death or disability of the individual while serving as a board member.

     Limited stock appreciation rights are included as part of each automatic option grant and may be granted to one or more officers as part of their discretionary option grants. Options with these limited stock appreciate rights may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of its outstanding voting stock. In return for the surrendered option, the Company pays the individual a cash distribution for each surrendered share equal to the highest price per share paid in connection with the tender offer less the exercise price for that share.

     The Board of Directors may amend or modify the Plan at any time, subject to any required stockholder approval. The Plan will terminate no later than May 29, 2009.

  1999 Employee Stock Purchase Plan

     The Company's 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan") provides eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code. This plan is the successor to the Company's 1997 Employee Stock Purchase Plan. The Company has authorized and reserved 800,000 shares of Common Stock for issuance under the Stock Purchase Plan. As of February 20, 2001, employees had purchased 116,880 shares of Common Stock at a weighted average price of $2.91.

     The Stock Purchase Plan is administered by the Compensation Committee. The committee administers and interprets the Stock Purchase Plan and has the authority to establish, adopt or revise rules and regulations with respect to the Stock Purchase Plan.

     Under the Stock Purchase Plan, shares will be issued through a series of successive offering periods, each of a duration of twenty-four months. The first offering period began on July 1, 1999 and will end on July 31, 2001. The next offering period is scheduled to commence on August 1, 2001.

     Each offering period will be comprised of up to four six-month purchase periods. Purchase periods will run from the first business day in February to the last business day in July each year and from the first business day in August each year to the last business day in January of the following year. However, the first purchase period ran from July 1, 1999 to the last business day in January 2000.

     Any individual who customarily works for the Company for more than 20 hours per week for more than five months per calendar year will be eligible to participate in the Stock Purchase Plan. However, if employees own or would own, assuming the exercise of all stock options held by them, 5% or more of our total combined voting power, they are not eligible to participate in the Stock Purchase Plan. A Stock Purchase Plan participant may authorize payroll deductions in any multiple of 1% of his or her cash earnings, up to a maximum of 10%. The option price is equal to 85% of the lower of (i) the fair market value per share of

Common Stock on the employee's entry date for the offering period during which the purchase date occurs, or (ii) the fair market value per share of Common Stock on that purchase date. A participant is not permitted to purchase more than 4,000 shares of Common Stock on any one purchase date. The participants may not assign, encumber or otherwise transfer their stock options except by will or under laws of inheritance.

     Should the Company be acquired by merger or asset sale during an offering period, all outstanding purchase rights will be automatically exercised immediately prior to the effective date of such acquisition.

PROFIT SHARING PLAN

     In 1985, the Company adopted The viaLink Company (formerly Applied Intelligence Group, Inc.) Profit Sharing Plan (the "Profit Sharing Plan"). All of the Company's employees who have completed at least one year of service may enroll in the Profit Sharing Plan. The Company may, at its discretion, make an annual contribution to the Profit Sharing Plan on behalf of its employees. If made, the contribution begins to vest for each employee's account after the employee has completed two years of service. Thereafter, each employee's account vests ratably as to 20% of the employee's account following each subsequent year of completed service with the Company. The Company will distribute vested contributions to an employee upon the employee's retirement, death or disability, the termination of employment, or the termination of the Profit Sharing Plan. The Company did not make any contributions to the Profit Sharing Plan for the fiscal years ended December 31, 1998, 1999 or 2000.

     In 1993, the Company amended the Profit Sharing Plan to include a 401(k) deferred compensation feature. Under the 401(k) feature, eligible participants may elect to defer up to 15% of their salaries, not to exceed the annual statutory limits, pursuant to a voluntary salary reduction agreement. The Company may determine matching levels of contributions from time to time, at the discretion of the administrative committee. The Company did not make any matching contributions during 1998, 1999 or 2000. All 401(k) employee contributions are fully vested.

COMPLIANCE WITH THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 2000 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2001 will exceed that limit. The Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision if the individual cash compensation of any executive officer ever approaches the $1 million level.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

  Dr. Kilbourne and Mr. Baker

     On October 1, 1998, the Company entered into employment contracts with Lewis B. Kilbourne and Robert N. Baker. Under the contracts, the Company will pay an annual base salary of $150,000 to Dr. Kilbourne and $175,127 to Mr. Baker. Dr. Kilbourne and Mr. Baker are each also eligible to receive an annual bonus equal to 50% of his then current annual salary.

     Under these contracts, the Company granted to each of Dr. Kilbourne and Mr. Baker incentive stock options for the purchase of 200,000 shares of Common Stock under the Company's 1995 Stock Option Plan and non-qualified stock options for the purchase of 400,000 shares of Common Stock under the 1998 Non-Qualified Stock Option Plan. Both the incentive stock options and the non-qualified stock options vest and become exercisable over a three year period. The options granted to Dr. Kilbourne have an exercise price of $0.75 per share. The incentive stock options granted to Mr. Baker are exercisable for $0.83 per share and the non-qualified stock options are exercisable for $0.75 per share. Dr. Kilbourne's incentive stock options expire on February 28, 2005 and his non-qualified stock options expire on October 31, 2007. Mr. Baker's incentive stock options expire on September 29, 2007 and his non-qualified stock options expire on September 30, 2003. In the event the contracts with Dr. Kilbourne and Mr. Baker are terminated or specific corporate reorganization events occur, any non-exercisable options will become fully exercisable.

     Each employment contract has a term of three years and is subject to automatic renewal on a year-to-year basis, unless either party provides six-months prior written notice of termination. If the Company terminates the contracts for any reason, other than for "cause" (as defined in the agreement), or if Dr. Kilbourne or Mr. Baker terminate their contract for any reason other than an uncured breach, Dr. Kilbourne or Mr. Baker will be entitled to:

     - The continuation of his then current salary and the benefits provided pursuant to the agreement;

     - A one time payment in the amount of the greater of:

       (A) the bonus due, or

       (B) 15% of the salary payable for such quarter; and

     - A lump sum payment of $400,000.


     The Compensation Committee of the Board of Directors approved amendments to Dr. Kilbourne's employment agreement in August 1999, June 2000 and October 2000, resulting in an increase in Dr. Kilbourne's annual compensation to $310,000 and an increase to his annual bonus to 100% of his then current annual salary. In addition, in connection with the August 1999 amendment, the Company granted non-qualified options to purchase 200,000 shares of Common Stock under the Plan to Dr. Kilbourne. These options vest and become exercisable over a three-year period and have a current exercise price of $3.81 per share. All of the options expire on September 3, 2009.


  Messrs. Noe, Kerner and Lloyd

     In April 1999, the Company entered into employment contracts with Robert I. Noe, J. Andrew Kerner and David M. Lloyd. Under these contracts, the Company will pay an annual base salary of $250,000 to Mr. Noe, $225,000 to Mr. Kerner and $190,000 to Mr. Lloyd. Messrs. Noe and Kerner are each also eligible to receive an annual bonus equal to 50% of his then current annual salary, and Mr. Lloyd is also eligible to receive an annual bonus equal to 33% of his then current annual salary.

     In connection with their employment contracts, the Company granted non-qualified stock options to purchase 600,000, 500,000 and 400,000 shares of Common Stock under the Plan to Messrs. Noe, Kerner and Lloyd, respectively. The options vest and become exercisable over a three-period and have a current exercise price of $3.61. All of the options expire on May 21, 2009.

     Each employment contract has a one year term with automatic renewal on a year-to-year basis, unless either party provides 30 days prior written notice of termination. If the Company terminates the contract for any reason other than for "cause" (as defined under the applicable agreement), Messrs. Noe, Kerner and Lloyd will be entitled to a lump sum payment equal to his then current annual salary.

     In March 2000, the Compensation Committee of the Board of Directors approved an amendment to each of these employment contracts to extend the initial term until May 25, 2001.

     Mr. Kerner resigned effective November 2000.

  Mr. Bromberg

     In April 2000, the Company entered into an employment agreement with Mark
L. Bromberg. Under this contract, the Company will pay Mr. Bromberg an annual salary of $225,000. Mr. Bromberg is also eligible to receive an annual performance bonus of $75,000 paid in quarterly installments if he satisfies certain criteria established by the Company's Chief Executive Officer. The agreement guaranteed the payment of a $18,750 bonus to Mr. Bromberg for the fiscal quarter ending June 30, 2000.

     In connection with his employment agreement, the Company granted non-qualified stock options to purchase 125,000 shares of Common Stock under the Plan to Mr. Bromberg. The options vest and become exercisable over a three-year period and have a current exercise price of $14.125. All of the options expire on May 17, 2010.

     The employment agreement is at will. However, if the Company terminates Mr. Bromberg without cause, Mr. Bromberg will be entitled to severance equal to six month salary, payable in twelve monthly installments.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No officers or employees of the Company served as a member of the Compensation Committee of the Board of Directors in the last fiscal year.

     No current executive officer of the Company has served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee during the last fiscal year.

KEY MAN INSURANCE

     The Company maintains a key man life insurance policy for Mr. Baker in the amount of $1.25 million. The Company will receive any proceeds from this policy.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's Certificate of Incorporation limits the liability of its directors to the Company or its stockholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law. In addition, the Company's bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. The Company also maintains directors' and officers' liability insurance and enters into indemnification agreements with all of its directors and executive officers.

FINANCIAL AND OTHER INFORMATION

     The information required by Item 13(a) of Schedule 14A with respect to the Company's consolidated financial statements and management's discussion and analysis of financial condition and results of operations is attached hereto in Appendices G and H, respectively. The Company does not expect representatives of its principal accountants to be present at this Special Meeting.

                                                                      APPENDIX A

                         SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into as of February 2, 2001, by and between The viaLink Company, a Delaware corporation (the "Company"), with headquarters located at 13155 Noel Road Suite 800, Dallas, Texas 75240 and Velocity Investment Partners Ltd. ("Purchaser") with regard to the following:

                                    RECITALS

     A. The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     B. Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, (i) Series A Convertible Participating Preferred Stock of the Company having the rights set forth in the Certificate of Designations, Preferences and Rights (the "Certificate of Designation") attached hereto as Exhibit A (the "Preferred Stock"), which shall be convertible into shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), (ii) Series A Warrants in the form of Exhibit B attached hereto (the "Series A Warrants") and (iii) Series B Warrants in the form of Exhibit C attached hereto (the "Series B Warrants" and, together with the Series A Warrants, the "Warrants"). The Warrants entitle the holder thereof to purchase the number of shares (the "Warrant Shares") of Common Stock as set forth below. The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Preferred Stock are referred to herein as the "Conversion Shares." The Preferred Stock, the Warrants, the Warrant Shares and the Conversion Shares are each referred to as a "Security" and collectively the "Securities."

     C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

                                   ARTICLE I

                        PURCHASE AND SALE OF SECURITIES

     1.1 Purchase of Preferred Stock and Warrants. Subject to the terms and the satisfaction or waiver of the conditions set forth in this Agreement, the issuance, sale and purchase of the Preferred Stock and the Warrants shall be consummated in two (2) separate closings. The first closing is hereinafter referred to as the "First Closing," and the second closing is hereinafter referred to as the "Second Closing (each of the First Closing and the Second Closing is sometimes referred to herein as a "Closing"). The purchase price (the "Purchase Price") per share of Preferred Stock shall be equal to $2,750.

          a. The Company shall consummate the Second Closing by (and only by) delivering a notice satisfying the conditions of this Section (the "Second Closing Notice") to Purchaser at least three (3) business days prior to the date that the Company desires to consummate the Second Closing. The Second Closing (if any) shall be consummated on the date which is five (5) days after the date on which the Registration Statement contemplated by Section 2.1 of the Registration Rights Agreement (the "Registration Statement") is declared effective. In the Second Closing Notice, the Company shall represent to Purchaser that
     (i) the Registration Statement is effective or will be declared effective at the Second Closing; (ii) the Company elects to consummate the transactions contemplated hereby as the Second Closing; and (iii) the conditions set forth in Section 7.2 hereof have been satisfied or will be satisfied upon the Second Closing.

          b. On the date of the First Closing, subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, the Company shall issue and sell to Purchaser, and Purchaser, shall purchase from the Company (i) 1,000 shares of Preferred Stock, (ii) a Series A Warrant entitling the holder thereof to purchase 1,000,000 Warrant Shares and (iii) a Series B Warrant entitling the holder thereof to purchase 666,667 Warrant Shares. The aggregate Purchase Price for the Securities purchased at the First Closing shall be two million seven hundred fifty thousand dollars ($2,750,000).

          c. On the date of the Second Closing (if any), subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, the Company shall issue and sell to Purchaser and Purchaser shall purchase from the Company (i) 727 shares of Preferred Stock and (ii) a Series A Warrant entitling the holder thereof to purchase 727,000 Warrant Shares. The aggregate Purchase Price for the Securities purchased at the Second Closing (if any) shall be one million nine hundred ninety-nine thousand two hundred fifty dollars ($1,999,250).

     1.2 Form of Payment. At each Closing, Purchaser shall pay the aggregate Purchase Price for the Preferred Stock and the Warrants being purchased by Purchaser hereunder by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed stock certificates and certificates representing the Warrants for the same, and the Company shall deliver such Preferred Stock and certificates representing the Warrants against delivery of such aggregate Purchase Price.

     1.3 Closing Dates. Subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII below, the date and time of the issuance, sale and purchase of the Securities pursuant to this Agreement and the Investment Agreements (as defined herein) contemplated hereby shall be (i) for the First Closing, within three (3) business days of the execution of this Agreement and (ii) for the Second Closing, on the day three (3) business days following receipt by Purchaser of the Second Closing Notice, from the Company. Each Closing shall occur at 10:00 a.m. Chicago time, at the offices of Altheimer & Gray, 10 S. Wacker Drive, Chicago, IL 60606.

                                   ARTICLE II

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

     Purchaser represents and warrants to the Company as set forth in this
Article II. Purchaser does not make any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby or by any other Investment Agreements and any and all prior representations and warranties, if any, which may have been made by Purchaser to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

     2.1 Investment Purpose. Purchaser is purchasing the Preferred Stock and the Warrants for Purchaser's own account for investment only and not with a view toward or in connection with the public sale or distribution thereof, and Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. Purchaser is entering into this Agreement to purchase Securities on its own behalf and is not relying on any other investor in making its investment decision. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Purchaser will not resell the Preferred Stock, the Warrants or any securities which may be issued upon conversion thereof except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. By making the representations in this Section 2.1, Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act.

     2.2 Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

     2.3 Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

     2.4 Information. Purchaser and its counsel have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer sale of the Preferred Stock which have been specifically requested by Purchaser which is all the information Purchaser considers necessary or appropriate for deciding to purchase the Securities. Purchaser has been afforded the opportunity to ask questions of the Company and has received what Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Article III hereof. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

     2.5 Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

     2.6 Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and will not be registered under the Securities Act or any state securities laws, and may not be transferred unless subsequently registered thereunder or an exemption from such registration is available (which exemption the Company expressly agrees may be established as contemplated in clauses (b) and (c) of Section 5.1 hereof);
(ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule) ("Rule 144") may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities without registration under the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement).

     2.7 Legends. Purchaser understands that, subject to Article V hereof, the certificates for the Preferred Stock and the Warrants, and until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144, the certificates for the Conversion Shares and Warrant Shares (respectively) will bear a restrictive legend (the "Legend") in the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED

     HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Except for the legends contemplated by this Section 2.7, Section 5.1 hereof and the information required to be set forth on or stated on certificates pursuant to Section 151(f) of the Delaware General Corporation Law, the Securities shall bear no other legend.

     2.8 Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable against Purchaser in accordance with their terms.

     2.9  Residency.  Purchaser is a resident of the Cayman Islands.

     2.10  Trading Limitations.

     (a) Purchaser represents that it has not (nor others acting on behalf of, and pursuant to instructions from, Purchaser) engaged in any trading activity involving the Company's Common Stock (through direct or indirect purchases or sales) prior to the First Closing and agrees that, so long as it owns any Securities, it will conduct any sales of Common Stock in compliance with all relevant securities laws and regulations.

     (b) During the fifteen (15) consecutive trading days immediately preceding any Reset Date (as defined in the Certificate of Designation) on which a reset pursuant to the Certificate of Designation is being calculated (a "Trading Limitation Period"), Purchaser will not (i) create any daily low trading prices in the Common Stock, (ii) have a Net Short Position (as defined below) in the Common Stock or (iii) unless otherwise authorized by the Company in writing, sell a number of shares of Common Stock, Conversion Shares and/or Warrant Shares in excess of 15% of the aggregate trading volume of the Common Stock on Nasdaq (as defined herein) (or the principal trading market on which the Common Stock is then traded) as reported by Bloomberg during the applicable Trading Limitation Period; provided that on any such day, Purchaser will not sell a number of shares of Common Stock in excess of 20% of the trading volume of the Common Stock on Nasdaq (or the principal trading market on which the Common Stock is then traded) as reported by Bloomberg for such day; and provided, further, that the limitations on sales contained in this Section 2.10(b)(iii) shall not apply to sales of shares of Common Stock at or above 110% of the then applicable Conversion Price (as defined in the Certificate of Designation). "Net Short Position" means that the aggregate short position of Purchaser and its affiliates at any given time exceeds the number of shares of Common Stock owned by Purchaser and its affiliates (including any shares of Common Stock, Conversion Shares issuable upon conversion of the Preferred Stock and Warrant Shares issuable upon exercise of the Warrants, without giving effect to any limitations on the conversion or exercise thereof).

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Purchaser that as of the date hereof, as of the First Closing, as of the Second Closing, and except as specifically set forth in the Schedule of Exceptions attached hereto (the "Schedule of Exceptions"):

     3.1 Organization and Qualification. The Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure to so qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on either
(i) the business, operations, properties, financial condition or operating results of the Company and its subsidiaries, taken as a whole on a consolidated basis, (ii) the Securities, (iii) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iv) the authority or ability of the Company to perform its obligations under this Agreement, the Certificate of Designation, the Warrants, the Registration Rights Agreements, the Management Agreements (as hereinafter defined) or other agreements or instruments to be entered into in connection herewith and therewith (collectively, the "Investment Agreements").

     3.2 Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants, the Certificate of Designation and the Registration Rights Agreement, and to issue and sell, perform its obligations with respect to, the Preferred Stock and the Warrants in accordance with the terms hereof and to issue the Conversion Shares in accordance with the terms and conditions of the Certificate of Designation and the Warrant Shares in accordance with the terms and conditions of the Warrants; (b) the execution, delivery and performance of this Agreement, the Certificate of Designation, the Registration Rights Agreement and the other Investment Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Preferred Stock and the Warrants and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) have been duly authorized by all necessary corporate action and, except as set forth on
Schedule 3.2 hereof, no further consent or authorization of the Company, its board of directors, or its stockholders or any other person, body or agency is required with respect to any of the transactions contemplated hereby or thereby (whether under rules of the Nasdaq SmallCap Market or the Nasdaq National Market ("Nasdaq"), the National Association of Securities Dealers or otherwise), other than the Nasdaq Authorization (as herein defined) and the declaration or ordering of effectiveness by the SEC of the Registration Statement as contemplated by the Registration Rights Agreement (collectively, the "Consents"); (c) this Agreement, the Registration Rights Agreement, the Certificate of Designation, the Preferred Stock and the Warrants have been duly executed and delivered by the Company; and (d) each Investment Agreement constitutes legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     3.3 Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Preferred Stock and the Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be initially reserved for issuance upon conversion of the Preferred Stock and the exercise of the Warrants is set forth on Schedule 3.3. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as set forth in Schedule 3.3, no shares of capital stock of the Company (including the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in Schedule 3.3, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries,
(ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to holders of such securities). The Company further specifically represents that RGC International Investors, LDC has exercised all warrants to purchase shares of Common Stock owned by it. The Company has furnished to Purchaser true and correct copies of the Company's Certificate of Incorporation as currently in effect ("Certificate of Incorporation"), and the Company's Bylaws as currently in effect (the "Bylaws"). The Company has set forth on Schedule 3.3 all instruments and agreements (other than the Certificate of Incorporation and Bylaws) governing securities convertible into or exercisable or exchangeable for Common Stock of the Company (and the Company shall provide to Purchaser copies thereof upon the request of Purchaser). Except as set forth on Schedule 3.3, the Company has no indebtedness for borrowed money and no agreement providing for indebtedness for borrowed money. Except as set forth on Schedule 3.3, the Company has no subsidiaries and has no investments, either debt or equity, in any other entity. The Company shall provide Purchaser with a written update of this representation signed by the Company's Chief Executive Officer or Chief Financial Officer on behalf of the Company as of the date of the applicable Closing. The Company does not have any so-called stockholder rights plan or "poison pill" and there are no "shark-repellant" charter or bylaw provisions or so-called "state anti-takeover" statutes applicable, in any case, to all or any portion of the transactions contemplated hereby, including, without limitation, issuance of the Securities.

     3.4 Issuance of Shares. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Preferred Stock and the exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company, other than (i) restrictions on transferability as may be applicable under federal and state securities laws; (ii) restrictive stock legends contemplated by the Investment Agreements; or (iii) those created by Purchaser. The Preferred Stock and the Warrants are duly authorized and are validly issued, fully paid and non-assessable, and free from all taxes, liens claims and encumbrances and are not and will not be subject to preemptive rights or other similar rights of stockholders of the Company, other than (i) restrictions on transferability as may be applicable under federal and state securities laws; (ii) restrictive stock legends contemplated by the Investment Agreements; or (iii) those created by Purchaser. The board of directors of the Company has unanimously approved the issuance of the Preferred Stock and the Warrants pursuant to the terms hereof and of the Conversion Shares and Warrant Shares issuable upon conversion of the Preferred Stock and the exercise of the Warrants pursuant to the terms thereof (without giving effect to any limitations on conversion or exercise contained therein, including for purposes of Nasdaq Rule 4350 (the "Nasdaq Authorization")), has unanimously recommended to the stockholders of the Company the approval of the Nasdaq Authorization and will seek Stockholder Approval (as defined in Section 4.12) at the Company's next stockholder meeting, which shall be no later than May 31, 2001. No further authorization or approval (other than the Stockholder Approval) is required under the rules of Nasdaq with respect to the transactions contemplated by this Agreement, including, without limitation, the issuance of the Conversion Shares and the Warrant Shares and the inclusion thereof on Nasdaq.

     3.5 No Conflicts. The execution, delivery and performance of each of the Investment Agreements by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares) will not (a) result in a violation of the Certificate of Incorporation or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party (except for such conflicts, defaults, terminations, amendments, accelerations, and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect), or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, Bylaws or other organizational documents, and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, the business of the Company and its subsidiaries is not being conducted, and shall not be conducted so long as Purchaser owns any of the Securities, in violation of any law, ordinance, rule, regulation, order, judgment or decree of any governmental entity, court or arbitration tribunal except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as set forth on Schedule 3.5, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to perform its obligations in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of Nasdaq and does not reasonably anticipate that the Common Stock will be de-listed by Nasdaq for the foreseeable future. The Company is not aware of any facts or circumstances which might reasonably be expected to give rise to any of the foregoing.

     3.6  Registration and SEC Documents.  The Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has been so registered since November 14, 1996. Except as disclosed in
Schedule 3.6, since December 31, 1998, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after December 31, 1998 and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the "SEC Documents" and all the SEC documents filed prior to the date of this Agreement, the "Filed SEC Documents"). The Company has made available (which may include access to the SEC's website) to Purchaser true and complete copies of the SEC Documents, except for exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent Filed SEC Document. None of the statements made in any such SEC Documents is currently required to be updated or amended under applicable law (except for such statements as have been amended or updated by subsequent Filed SEC Documents prior to the date of this Agreement). The financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Filed SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred subsequent to the date of such financial statements in the ordinary course of business consistent with past practice and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under U.S. generally accepted accounting principles to be reflected in such financial statements, in each case of clause (i) and (ii) next above which, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company and its subsidiaries taken on a whole. The Filed SEC Documents contain or incorporate by reference a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "Contract"). None of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a breach or default by the Company or its subsidiaries under any Contract which breach or default would have a Material Adverse Effect.

     3.7 Absence of Certain Changes. Since December 31, 1999, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition or results of operations of the Company or any of its subsidiaries, except as disclosed in Schedule 3.7 or as disclosed in the SEC Documents filed after such date but prior to the date hereof.

     3.8 Absence of Litigation. Except as disclosed in Schedule 3.8, there is no action, suit, proceeding, or to the knowledge of the Company or any of its subsidiaries, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or would adversely affect the transactions contemplated by this Agreement or any of the other Investment Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other Investment Agreements. The Company and each of its subsidiaries are unaware of any facts which could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could have a Material Adverse Effect.

     3.9 Disclosure. No information relating to or concerning the Company set forth in this Agreement or provided to Purchaser in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement and the other Investment Agreements, no material fact (within the meaning of the federal securities laws of the United States) exists with respect to the Company or any of its subsidiaries which has not been publicly disclosed. The Company shall in no event be deemed to have made to Purchaser any representations or warranties with respect to any projections, estimates or budgets of future revenues, expenses or expenditures, or future results of operations, which the Company shall have supplied in good faith, except that with respect to projections contained in the Confidential Private Placement Memorandum dated January 2001, the Company represents that such projections were prepared in good faith and that the Company believes there is a reasonable basis for such projections.

     3.10 Acknowledgment Regarding Purchaser's Purchase of the Securities. The Company acknowledges and agrees that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transactions contemplated hereby, and the relationship between Purchaser and the Company, are "arms-length," and that any statement made by Purchaser, or any of its representatives or agents, in connection with this Agreement or the transactions contemplated hereby is not advice or a recommendation, is merely incidental to Purchaser's purchase of the Securities and has not been relied upon in any way by the Company, its officers, directors or other representatives. The Company further represents to Purchaser that the Company's decision to enter into this Agreement and the transactions contemplated hereby has been based solely on an independent evaluation by the Company and its representatives.

     3.11 Current Public Information. The Company is currently eligible to register the resale of the Conversion Shares and Warrant Shares on a registration statement on Form S-3 under the Securities Act.

     3.12 No General Solicitation. Neither the Company nor any person acting on behalf of the Company has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

     3.13 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation
D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of Purchaser to the extent relevant for such determination.

     3.14 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with A.G. Edwards and Sons, Inc., Stephens, Inc. and H.C. Wainwright & Co., Inc. (the fees of which shall be paid in full by the Company). The Company will indemnify Purchaser from and against any fees and expenses sought or other claims made by A. G. Edwards and Sons, Inc., Stephens, Inc. and H.C. Wainwright & Co., Inc.

     3.15 Acknowledgment of Dilution. The number of Conversion Shares issuable upon conversion of the Preferred Stock and/or Warrant Shares issuable upon exercise of the Warrants may increase substantially in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. The Company's executive officers and directors have studied and fully understand the nature of the securities being sold hereunder and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Stock and the Warrant Shares upon exercise of the Warrants is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

     3.16 Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") used or necessary for the conduct of its business as now being conducted and as previously described in the Company's Annual Report on Form 10-K for its most recently ended fiscal year. To the knowledge of the Company and its subsidiaries, neither the Company nor any subsidiary of the Company infringes on or is in conflict with any right of any other person with respect to any Intangibles nor is there any claim of infringement made by a third party against or involving the Company or any of its subsidiaries, which infringement, conflict or claim, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     3.17 Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Without limiting the generality of the foregoing, the Company and its subsidiaries have not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sales representatives with respect to such sales.

     3.18 Key Employees; Company's Knowledge. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in Schedule
3.18. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its subsidiaries, nor is any such Key Employee subject to any constraints (e.g., litigation) which would cause such employee to be unable to devote his full time and attention to such employment or services. "Key Employee" means each of Lewis Kilbourne, Robert Baker, William Creasman, Robert Noe, Mark Bromberg, David Lloyd, Chris Riley and Jack Scott. For purposes hereof, the term "knowledge of the Company" shall mean the knowledge of each of the Key Employees.

                                   ARTICLE IV

                                   COVENANTS

     4.1 Best Efforts. The Company shall use its best efforts timely to satisfy each of the conditions described in Articles VI and VII of this Agreement.

     4.2 Securities Laws. The Company agrees to file a Form D with respect to the Securities with the SEC as required under Regulation D. The Company shall, on or prior to the date of each Closing, take such action as is necessary to sell the Securities to Purchaser in accordance with applicable securities laws of the states of the United States, and shall provide evidence of any such action so taken to Purchaser on or prior to the date of each Closing. Without limiting any of the Company's obligations under this Agreement, the Registration Rights Agreement, the Warrants or the Certificate of Designation, from and after the date of the First Closing, neither the Company nor any person acting on its behalf shall take any action which would adversely affect any exemptions from registration under the Securities Act with respect to the transactions contemplated hereby.

     4.3 Reporting Status. So long as Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     4.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for working capital only, in the ordinary course of its business, and, without limiting the generality of the foregoing, shall not use such proceeds to make a loan to any employee, officer, director or stockholder of the Company, to repay any loan or other obligation of the Company to any such person or to repurchase or pay a dividend on shares of Common Stock or other securities of the Company, other than any such payment explicitly required or permitted by the terms of this Agreement, the Certificate of Designation or the other Investment Agreements.

     4.5 Restriction on Issuance of Securities. For a period beginning on the date of the First Closing and ending on the date which is one hundred and eighty
(180) days (90 days if there is no Second Closing) following the effective date of the Registration Statement, the Company shall not issue or agree to issue, (except (i) to Purchaser pursuant to this Agreement, (ii) pursuant to a bona fide business acquisition of or by the Company, whether by merger, joint venture, consolidation, sale of assets, sale or exchange of stock or otherwise that has been approved by the Board of Directors of the Company, the primary purpose of which is not to raise equity capital, (iii) in private placements of such securities pursuant to or in connection with a strategic alliance or partnering relationship, the primary purpose of which is not to raise equity capital, (iv) in a firm commitment underwritten public offering of the Company's securities, (v) upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the Closings and disclosed in the Schedule of Exceptions, (vi) pursuant to the Company's stock option plans, employee stock purchase plan or restricted stock plans approved by the stockholders of the Company, (vii) pursuant to written agreements existing on the date hereof to independent contractors or consultants for professional services provided to the Company, (viii) in connection with lease lines bank financings or acquisitions of intellectual property rights, the primary purpose of which is not to raise equity capital), any equity securities at a price less than the fair market value thereof or any variably priced equity securities or equity-linked or equity-like securities of the Company (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity, equity-linked or equity-like securities of the Company), or (ix) to Key Employees of Preferred Stock and warrants upon receipt of Stockholder Approval (as hereinafter defined) (each of the foregoing being a "Restricted Security"). Without implication that the contrary would otherwise be true, the Company shall not indirectly accomplish any action which the immediately preceding sentence would have otherwise prohibited from being effected directly (e.g., by an asset drop-down to a subsidiary followed by the offering of securities of such subsidiary).

     4.6 Expenses. The Company shall pay to Purchaser, or at its direction, at the First Closing, reimbursement for the expenses reasonably incurred by it and its affiliates and advisors in connection with the negotiation, preparation, execution, and delivery of this Agreement and the other Investment Agreements, including, without limitation, Purchaser's and its affiliates' and advisors' due diligence and attorneys' fees and expenses (the "Expenses"); provided, however, that such reimbursement of Expenses shall not exceed $50,000 in the aggregate. In addition, from time to time thereafter, upon Purchaser's written request, subject to such $50,000 limit, the Company shall pay to Purchaser such Expenses, if any, not so paid at the First Closing and/or covered by such payment, in each case to the extent reasonably incurred by Purchaser.

     4.7 Information. The Company agrees to deliver the following reports to Purchaser until Purchaser transfers, assigns or sells all of its Securities: (a) within five (5) business days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, any proxy statements and any Current Reports on Form 8-K; and (b) on the same business day as released, copies of all press releases issued by the Company or any of its subsidiaries.

     4.8 Listing. For so long as Purchaser owns any of the Securities, the Company shall continue the listing and trading of its Common Stock on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, secure and maintain listing and trading of the Conversion Shares and Warrant Shares on such exchange, and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange.

     4.9 Prospectus Delivery Requirement. Purchaser understands that the Securities Act may require delivery of a prospectus relating to the Common Stock in connection with any sale thereof pursuant to a registration statement under the Securities Act covering the resale by Purchaser of the Common Stock being sold, and Purchaser shall use its reasonable efforts to comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

     4.10 Intentional Acts or Omissions. The Company shall not intentionally perform any act which if performed, or intentionally omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement or any of the other Investment Agreements or any of the transactions contemplated hereby or thereby or the benefits intended to be secured thereby by Purchaser (including, without limitation, pursuant to any agreements or documents obtained by the Company as a condition to any Closing hereunder). In addition, the Company shall not waive, and shall use its best efforts to enforce any material rights under and shall not amend, the Subscription Agreement of even date herewith among the Company and certain of the Company's officers and the Escrow Agreement of even date herewith among the Company, The Chase Manhattan Bank and the other parties listed thereto (the "Management Agreements").

     4.11 Corporate Existence. So long as Purchaser beneficially owns any Securities, the Company shall use all commercially reasonable efforts to maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Preferred Stock and the exercise of the Warrants outstanding as of the date of such transaction (including, without limitation, without giving effect to any limitations on conversion or exercise thereof) and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange.

     4.12  Share Authorization.  The Company covenants and agrees that it shall
(i) solicit by proxy Stockholder Approval (as defined below) and (ii) use its best efforts to obtain Stockholder Approval at its next stockholder meeting which shall be held no later than May 31, 2001 (the "Stockholder Approval Date"). For purposes hereof, "Stockholder Approval" means (a) authorization by the required vote under Nasdaq Rule 4350 of the stockholders of the Company of
(i) the issuance of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to the terms of the Certificate of Designation and the exercise of the Warrants pursuant to the terms thereof in the aggregate in excess of 19.99% of the outstanding shares of Common Stock, and (ii) the issuance of Preferred Stock and warrants for an aggregate purchase price of at least $745,000 to one or more of the Key Employees, and (b) if necessary and to the extent effected by stockholder vote, the elimination of any prohibitions under the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company's ability to issue shares of Common Stock in excess of the Cap Amount (as defined in the Certificate of Designation) and for all other applicable purposes. In addition, the Company shall, unless otherwise consented to by Purchaser, have a definitive proxy statement mailed to each stockholder of the Company at least ten (10) days prior to the Stockholder Approval Date. The Company shall deliver any SEC comments it receives with respect to its proxy statement to Purchaser and will not file such proxy statement (or any revisions thereto), whether such proxy statement is in preliminary or definitive form, without the approval of Purchaser, which approval shall not be unreasonably withheld or delayed.

     4.13 Transactions with Affiliates. The Company and each of its subsidiaries will not enter into any agreement or arrangement, written or oral, directly or indirectly, with an affiliate, or provide services or sell goods to, or for the benefit of, or pay or otherwise distribute monies, goods or other valuable consideration to, an affiliate, except upon fair and reasonable terms under the circumstances as determined by the Company in good faith, taking into account all of the facts and circumstances of such agreement or arrangement, and except for existing intercompany debt or transactions with or between the Company and any of its wholly-owned subsidiaries and payments and benefits to officers and directors in their capacities as such in the ordinary course of business, consistent with past practices.

     4.14 Limitation of Agreements. The Company will not, and will not permit any subsidiary to, enter into any Contract, or any amendment, modification, extension or supplement to any existing Contract, which limits the Company from performing its obligations under any of the Investment Agreements or that would limit the number of shares of Common Stock issuable to Purchaser upon conversion of the Preferred Stock or exercise of the Warrants without Stockholder Approval, including, without limitation, by integration of other shares of Common Stock with the Cap Amount.

                                   ARTICLE V

                  LEGEND REMOVAL, TRANSFER, AND CERTAIN SALES

     5.1 Removal of Legend. The Legend shall be removed and the Company shall issue a certificate without any legend to the holder of any Security upon which such Legend is stamped, and a certificate for a Security shall be originally issued without any legend, if, unless otherwise required by applicable state securities laws, (a) the sale thereof is registered under the Securities Act pursuant to an effective registration statement, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company (the reasonable cost of which shall be borne by the Company), to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) Purchaser provides reasonable assurances that such Security can be sold pursuant to Rule 144. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

     5.2 Transfer Agent Instructions. The Company shall instruct its transfer agent to issue certificates, registered in the name of Purchaser or its nominee, for the Conversion Shares and/or Warrant Shares in such amounts as specified from time to time by Purchaser to the Company upon, and in accordance with, the conversion of the Preferred Stock and the exercise of the Warrants. Such certificates shall bear a legend only in the form of the Legend and only to the extent permitted by Section 5.1 above. The Company warrants that no instruction other than such instructions referred to in this Article V, and no stop transfer instructions other than stop transfer instructions to give effect to Section 2.6 hereof in the case of the Conversion Shares and/or Warrant Shares prior to registration of the Conversion Shares and/or Warrant Shares under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way Purchaser's obligations and agreement set forth in Section 5.1 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. Without limiting the foregoing, if
(a) Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company (the reasonable cost of which shall be borne by the Company), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) Purchaser transfers Securities to an affiliate or pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and/or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by Purchaser in order to effect such a transfer or sale. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article V will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article V, that Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                   ARTICLE VI

                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

     6.1 Conditions to the Company's Obligation to Sell. The obligation of the Company hereunder to issue and sell the Preferred Stock and the Warrants to Purchaser at each Closing is subject to the satisfaction, as of the date of each Closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived (except as contemplated by Section 7.2(x) hereof) by the Company at any time in its sole discretion:

          (i) Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to the Company.

          (ii) Purchaser shall deliver the applicable Purchase Price for the Preferred Stock purchased at the Closing.

          (iii) The representations and warranties of Purchaser shall be true and correct as of the date when made and as of the Closing as though made at that time, and Purchaser shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing.

          (iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

                                  ARTICLE VII

                CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE

     7.1 Conditions to the First Closing. The obligation of Purchaser hereunder to purchase the Preferred Stock and Warrants to be purchased by it on the date of the First Closing is subject to the satisfaction of each of the following conditions (including conditions to be performed at the First Closing), provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in Purchaser's sole discretion:

          (i) The Company shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to Purchaser's counsel.

          (ii) The Company shall have delivered duly executed certificates for the Preferred Stock and duly executed Warrants being so purchased by Purchaser at the Closing (each in such denominations as Purchaser shall request).

          (iii) The Common Stock shall be listed on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange and trading in the Common Stock shall not have been suspended by the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, the SEC or other regulatory authority and no de-listing or suspension shall be reasonably likely for the foreseeable future.

          (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing as though made at that time and the Company shall have performed, satisfied and complied with the covenants and agreements required by this Agreement to be performed or complied with by the Company at or prior to the First Closing. Purchaser's counsel shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the First Closing to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser.

          (v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (vi) Purchaser's counsel shall have received the officer's certificate described in Section 3.3, dated as of the First Closing.

          (vii) Purchaser's counsel shall have received an opinion of the Company's outside legal counsel, dated as of the First Closing in the form attached hereto as Exhibit E.

          (viii) The Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto as Exhibit F.

          (ix) The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware and a copy thereof certified by the Secretary of State of Delaware shall have been delivered to Purchaser's counsel.

          (x) Simultaneously with or prior to the First Closing, the Company shall have sold Preferred Stock and warrants for an aggregate purchase price of seven million dollars ($7,000,000) (including the Securities sold pursuant hereto and excluding the sale of Preferred Stock and warrants contemplated by Section 7.1(xii)).

          (xi) The Company shall have provided evidence satisfactory to Purchaser that Hewlett-Packard Company has converted a portion of the convertible notes of the Company held by it into the Company's Common Stock and agreed to a lock-up period on terms and conditions satisfactory to Purchaser in its sole discretion, and consented to the payment of dividends on the Preferred Stock.

          (xii) Simultaneously with or prior to the First Closing, the Company shall have entered into agreements reasonably satisfactory to the Purchaser with one or more of the Key Employees providing for the purchase and sale of Preferred Stock and warrants for an aggregate purchase price of at least $745,000 and the applicable Key Employees shall have placed at least $745,000 in escrow on terms reasonably satisfactory to the Purchaser to be released to the Company upon consummation of the sale of such Preferred Stock and warrants or to the Key Employees if such purchase and sale does not receive Stockholder Approval.

          (xiii) The Company shall have filed a Form 8-K regarding its revised financial projections for calendar year 2001 and issued a press release regarding the conversion by Hewlett-Packard Company of one-half of the amount of convertible notes held by it into the Company's Common Stock.

     7.2 Conditions to the Second Closing. The obligation of Purchaser hereunder to purchase the Preferred Stock and Warrants to be purchased by it on the date of the Second Closing is subject to the satisfaction of each of the following conditions (including conditions to be performed at the Second Closing), provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in Purchaser's sole discretion:

          (i) The First Closing shall have been consummated.

          (ii) The Company shall have obtained Stockholder Approval on or prior to May 31, 2001.

          (iii) The Company shall have delivered duly executed certificates for the Preferred Stock and duly executed Warrants being so purchased by Purchaser at the Second Closing (each in such denominations as Purchaser shall request).

          (iv) The Common Stock shall be listed on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange and trading in the Common Stock shall not have been suspended by the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, the SEC or other regulatory authority and no delisting or suspension shall be reasonably likely for the foreseeable future.

          (v) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Second Closing as though made at that time and the Company shall have performed, satisfied and complied with the covenants and agreements required by this Agreement to be performed or complied with by the Company at or prior to the Second Closing, in each case, with respect to representations and warranties, except for such changes as would not have a Material Adverse Effect or a material adverse effect on Purchaser's investment. Purchaser's counsel shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Second Closing to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser.

          (vi) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (vii) Purchaser's counsel shall have received the officer's certificate described in Section 3.3, dated as of the Second Closing.

          (viii) Purchaser's counsel shall have received an opinion of the Company's outside legal counsel, dated as of the Second Closing, in the form attached hereto as Exhibit E.

          (ix) The Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto as Exhibit F.

          (x) The Registration Statement shall have been declared effective by the SEC, and shall be available for use by Purchaser for the resale of all of the Registrable Securities (as defined in the

     Registration Rights Agreement), including, without limitation, shares of Conversion Shares and Warrant Shares receivable upon conversion or exercise of Securities to be purchased at the Second Closing, within 120 days of the date of the First Closing.

          (xi) There shall be no breach by the Company of this Agreement, the Management Agreements or any other Investment Agreements entered into at the First Closing and the Company shall not have waived and shall have successfully enforced any material rights under any such agreements.

          (xii) No Bankruptcy Event (as defined in the Certificate of Designation) shall have occurred.

          (xiii) Since the First Closing, no event has occurred which has had a Material Adverse Effect (as defined in Section 3.1).

                                  ARTICLE VIII

                          GOVERNING LAW; MISCELLANEOUS

     8.1 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts located in the State of Delaware and the state courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by the first class mail shall be deemed in every respect effective service of process upon the Company in any suit or proceeding arising hereunder. Nothing herein shall affect Purchaser's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     8.2 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties via a reputable overnight courier for next business day delivery.

     8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     8.5 Scope of Agreement; Amendments. Except as specifically set forth herein, Purchaser makes no representation, warranty, covenant or undertaking with respect to the transactions contemplated hereby. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Purchaser.

     8.6 Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by facsimile-machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

        If to the Company:

        THE VIALINK COMPANY
        13155 Noel Road, Suite 800
        Dallas, Texas 75240
        Telecopy: (972) 934-5555
        Attention: Chief Financial Officer

        with a copy to:

        BROBECK, PHLEGER & HARRISON, LLP
        4801 Plaza on the Lake
        Austin, Texas 78746
        Telecopy: (512) 330-4001
        Attention: J. Matthew Lyons, P.C.

        If to Purchaser:

        VELOCITY INVESTMENT PARTNERS LTD.
        333 West Wacker Drive
        Suite 1410
        Chicago, IL 60606
        Telecopy: (312) 236-3131
        Attention: Portfolio Manager

        with a copy to:

        Altheimer & Gray
        10 South Wacker Drive
        Suite 4000
        Chicago, IL 60606
        Telecopy: (312) 715-4800
        Attention: Peter H. Lieberman, Esq.

Each party shall provide notice to the other parties of any change in address.

     8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers.

     8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     8.9 Survival. The representations and warranties of Purchaser and the Company shall survive the applicable Closing hereunder for a period of two (2) years after the date of the applicable Closing and the covenants of the parties shall survive the applicable Closing, in each case notwithstanding any due diligence investigation conducted by or on behalf of Purchaser. The Company agrees to indemnify (which indemnity shall include advancement of expenses as they are incurred) and hold harmless Purchaser and each of Purchaser's officers, directors, employees, partners, agents and affiliates for loss or damage or expenses (including reasonable attorneys fees) arising as a result of or related to (a) any breach or alleged breach by the Company of any of its representations or covenants set forth herein, (b) any cause of action, suit or claim brought or made against Purchaser and arising out of or resulting from the execution, delivery, performance or enforcement of the Investment Agreements or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby,
(c) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (d) the status of Purchaser or holder of the Securities as an investor in the Company or (e) any claim by i2 Technologies, Inc. that it has not waived its rights of first refusal with respect to sales by the Company of the Company's Common Stock or securities convertible into shares of the Company's Common Stock, including, without limitation, sales of the Securities contemplated hereunder. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     8.10 Public Filings; Publicity. Immediately following the First Closing, the Company shall issue a press release with respect to the transactions contemplated hereby. On the date of the First Closing, the Company shall file a Form 8-K regarding (i) the transaction contemplated by this Agreement and (ii) the change in the Company's relationship with i2 Technologies; such Form 8-K shall have as exhibits thereto the material documents executed in connection with this transaction contemplated hereby. Purchaser shall have the right to approve before issuance any press releases (including the foregoing press releases), SEC or other filings, or any other public statements, with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Purchaser, to make any press release or SEC, NASDAQ, NASD or exchange filings with respect to such transactions as is required by applicable law and regulations (although Purchaser shall (to the extent time permits) be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

     8.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     8.12 Remedies. No provision of this Agreement providing for any remedy to Purchaser shall limit any remedy which would otherwise be available to Purchaser at law or in equity. Nothing in this Agreement shall limit any rights Purchaser may have with any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Purchaser and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such and breach or threatened breach, Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     8.13 Termination. In the event that the First Closing shall not have occurred within three (3) business days of the execution of this Agreement, unless the parties agree otherwise, this Agreement shall terminate.

     8.14 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such person.

     8.15 Failure or Indulgence Not Waiver. No failure or delay on the part of a party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

                                            PURCHASER:

                                            VELOCITY INVESTMENT PARTNERS LTD.

                                            By: Velocity Capital Management LLC
                                            Its: Its Investment Manager

                                            By: /s/ RICHARD MARKS
                                            ------------------------------------
                                            Its: Managing Director

                                            COMPANY:

                                            THE VIALINK COMPANY

                                            By: /s/ WILLIAM P. CREASMAN
                                            ------------------------------------
                                            Its: Vice President, Chief Financial
                                                 Officer
                                              & General Counsel

                                                                      APPENDIX B

                     FORM OF SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into as of February 2, 2001, by and between The viaLink Company, a Delaware corporation (the "Company"), with headquarters located at 13155 Noel Road Suite 800, Dallas,
Texas 75240 and           ("Purchaser") with regard to the following:

                                    RECITALS

     A. The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     B. Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, (i) Series A Convertible Participating Preferred Stock of the Company having the rights set forth in the Certificate of Designations, Preferences and Rights (the "Certificate of Designation") attached hereto as Exhibit A (the "Preferred Stock"), which shall be convertible into shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), and (ii) a Series A Warrant in the form of Exhibit B attached hereto (the "Series A Warrant"). The Warrant entitles the holder thereof to purchase the number of shares (the "Warrant Shares") of Common Stock as set forth below. The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Preferred Stock are referred to herein as the "Conversion Shares." The Preferred Stock, the Warrant, the Warrant Shares and the Conversion Shares are each referred to as a "Security" and collectively the "Securities."

     C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

                                   ARTICLE I

                        PURCHASE AND SALE OF SECURITIES

     1.1 Purchase of Preferred Stock and the Warrant. The purchase price (the "Purchase Price") per share of Preferred Stock shall be equal to $2,750. On the date of the closing of the purchase of the Preferred Stock and the Warrant pursuant hereto (the "Closing"), subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, the Company shall issue and sell to Purchaser, and Purchaser, shall purchase from the Company (i)
shares of Preferred Stock, and (ii) a Series A Warrant entitling the holder thereof to purchase that number of Warrant Shares as is equal to (x) 1,000
multiplied by (y)           [THE NUMBER OF SHARES OF PREFERRED STOCK PURCHASED
BY PURCHASER AT THE CLOSING]. The aggregate Purchase Price for the Securities
purchased at the Closing shall be           million dollars ($          ).

     1.2 Form of Payment. At the Closing, Purchaser shall pay the aggregate Purchase Price for the Preferred Stock and the Warrant being purchased by Purchaser hereunder by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed stock certificates and certificate representing the Warrant for the same, and the Company shall deliver such Preferred Stock and certificate representing the Warrant against delivery of such aggregate Purchase Price.

     1.3 Closing Date. Subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII below, the date and time of the issuance, sale and purchase of the Securities pursuant to this Agreement and the Investment Agreements (as defined herein) contemplated hereby shall be within three (3) business days of the execution of this Agreement. The Closing shall occur at 10:00 a.m. Chicago time, at the offices of Altheimer & Gray, 10 S. Wacker Drive, Chicago, IL 60606.

                                   ARTICLE II

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

     Purchaser represents and warrants to the Company as set forth in this
Article II. Purchaser does not make any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby or by any other Investment Agreements and any and all prior representations and warranties, if any, which may have been made by Purchaser to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

     2.1 Investment Purpose. Purchaser is purchasing the Preferred Stock and the Warrant for Purchaser's own account for investment only and not with a view toward or in connection with the public sale or distribution thereof, and Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. Purchaser is entering into this Agreement to purchase Securities on its own behalf and is not relying on any other investor in making its investment decision. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Purchaser will not resell the Preferred Stock, the Warrant or any securities which may be issued upon conversion thereof except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. By making the representations in this Section 2.1, Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act.

     2.2 Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

     2.3 Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

     2.4 Information. Purchaser and its counsel have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock which have been specifically requested by Purchaser which is all the information Purchaser considers necessary or appropriate for deciding to purchase the Securities. Purchaser has been afforded the opportunity to ask questions of the Company and has received what Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Article III hereof. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

     2.5 Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

     2.6 Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and will not be registered under the Securities Act or any state securities laws, and may not be transferred unless subsequently registered thereunder or an exemption from such registration is available (which exemption the Company expressly agrees may be established as contemplated in clauses (b) and (c) of Section 5.1 hereof);
(ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule) ("Rule 144") may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities without registration under the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement).

     2.7 Legends. Purchaser understands that, subject to Article V hereof, the certificates for the Preferred Stock and the Warrant, and until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144, the certificates for the Conversion Shares and Warrant Shares (respectively) will bear a restrictive legend (the "Legend") in the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Except for the legends contemplated by this Section 2.7, Section 5.1 hereof and the information required to be set forth on or stated on certificates pursuant to Section 151(f) of the Delaware General Corporation Law, the Securities shall bear no other legend.

     2.8 Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable against Purchaser in accordance with their terms.

     2.9  Residency.  Purchaser is a resident of             .

     2.10  Trading Limitations.

     (a) Purchaser represents that it has not (nor others acting on behalf of, and pursuant to instructions from, Purchaser) engaged in any trading activity involving the Company's Common Stock (through direct or indirect purchases or sales) prior to the Closing and agrees that, so long as it owns any Securities, it will conduct any sales of Common Stock in compliance with all relevant securities laws and regulations.

     (b) During the fifteen (15) consecutive trading days immediately preceding any Reset Date (as defined in the Certificate of Designation) on which a reset pursuant to the Certificate of Designation is being calculated (a "Trading Limitation Period"), Purchaser will not (i) create any daily low trading prices in the Common Stock, (ii) have a Net Short Position (as defined below) in the Common Stock or (iii) unless otherwise authorized by the Company in writing, sell a number of shares of Common Stock, Conversion Shares and/or Warrant Shares in excess of 15% of the aggregate trading volume of the Common Stock on Nasdaq (as defined herein) (or the principal trading market on which the Common Stock is then traded) as reported by Bloomberg during the applicable Trading Limitation Period; provided that on any such day, Purchaser will not sell a number of shares of Common Stock in excess of 20% of the trading volume of the Common Stock on Nasdaq (or the principal trading market on which the Common Stock is then traded) as reported by Bloomberg for such day; and provided, further, that the limitations on sales contained in this Section 2.10(b)(iii) shall not apply to sales of shares of Common Stock at or above 110% of the then applicable Conversion Price (as defined in the Certificate of Designation). "Net Short Position" means that the aggregate short position of Purchaser and its affiliates at any given time exceeds the number of shares of Common Stock owned by Purchaser and its affiliates (including any shares of Common Stock, Conversion Shares issuable upon conversion of the Preferred Stock and Warrant Shares issuable upon exercise of the Warrant, without giving effect to any limitations on the conversion or exercise thereof).

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Purchaser that as of the date hereof, as of the Closing, and except as specifically set forth in the Schedule of Exceptions attached hereto (the "Schedule of Exceptions"):

     3.1 Organization and Qualification. The Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure to so qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on either
(i) the business, operations, properties, financial condition or operating results of the Company and its subsidiaries, taken as a whole on a consolidated basis, (ii) the Securities, (iii) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iv) the authority or ability of the Company to perform its obligations under this Agreement, the Certificate of Designation, the Warrant, the Registration Rights Agreements, the Management Agreements (as hereinafter defined) or other agreements or instruments to be entered into in connection herewith and therewith (collectively, the "Investment Agreements").

     3.2 Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrant, the Certificate of Designation and the Registration Rights Agreement, and to issue and sell, perform its obligations with respect to, the Preferred Stock and the Warrant in accordance with the terms hereof and to issue the Conversion Shares in accordance with the terms and conditions of the Certificate of Designation and the Warrant Shares in accordance with the terms and conditions of the Warrant; (b) the execution, delivery and performance of this Agreement, the Certificate of Designation, the Registration Rights Agreement and the other Investment Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Preferred Stock and the Warrant and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) have been duly authorized by all necessary corporate action and, except as set forth on
Schedule 3.2 hereof, no further consent or authorization of the Company, its board of directors, or its stockholders or any other person, body or agency is required with respect to any of the transactions contemplated hereby or thereby (whether under rules of the Nasdaq SmallCap Market or the Nasdaq National Market ("Nasdaq"), the National Association of Securities Dealers or otherwise), other than the Nasdaq Authorization (as herein defined) and the declaration or ordering of effectiveness by the SEC of the Registration Statement as contemplated by the Registration Rights Agreement (collectively, the "Consents"); (c) this Agreement, the Registration Rights Agreement, the Certificate of Designation, the Preferred Stock and the Warrant have been duly executed and delivered by the Company; and (d) each

Investment Agreement constitutes legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     3.3 Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Preferred Stock and the Warrant) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be initially reserved for issuance upon conversion of the Preferred Stock and the exercise of the Warrant is set forth on Schedule 3.3. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as set forth in Schedule 3.3, no shares of capital stock of the Company (including the Preferred Stock, the Warrant, the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in Schedule 3.3, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries,
(ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to holders of such securities). The Company further specifically represents that RGC International Investors, LDC has exercised all warrants to purchase shares of Common Stock owned by it. The Company has furnished to Purchaser true and correct copies of the Company's Certificate of Incorporation as currently in effect ("Certificate of Incorporation"), and the Company's Bylaws as currently in effect (the "Bylaws"). The Company has set forth on Schedule 3.3 all instruments and agreements (other than the Certificate of Incorporation and Bylaws) governing securities convertible into or exercisable or exchangeable for Common Stock of the Company (and the Company shall provide to Purchaser copies thereof upon the request of Purchaser). Except as set forth on Schedule 3.3, the Company has no indebtedness for borrowed money and no agreement providing for indebtedness for borrowed money. Except as set forth on Schedule 3.3, the Company has no subsidiaries and has no investments, either debt or equity, in any other entity. The Company shall provide Purchaser with a written update of this representation signed by the Company's Chief Executive Officer or Chief Financial Officer on behalf of the Company as of the date of the Closing. The Company does not have any so-called stockholder rights plan or "poison pill" and there are no "shark-repellant" charter or bylaw provisions or so-called "state anti-takeover" statutes applicable, in any case, to all or any portion of the transactions contemplated hereby, including, without limitation, issuance of the Securities.

     3.4 Issuance of Shares. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Preferred Stock and the exercise of the Warrant in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company, other than (i) restrictions on transferability as may be applicable under federal and state securities laws;
(ii) restrictive stock legends contemplated by the Investment Agreements; or
(iii) those created by Purchaser. The Preferred Stock and the Warrant are duly authorized and are validly issued, fully paid and non-assessable, and free from all taxes, liens claims and encumbrances and are not and will not be subject to preemptive rights or other similar rights of stockholders of the Company, other than (i) restrictions on transferability as may be applicable under federal and state securities laws; (ii) restrictive stock legends contemplated by the Investment Agreements; or (iii) those created by Purchaser. The board of directors of the Company has unanimously approved the issuance of the Preferred Stock and the Warrant pursuant to the terms hereof and of the Conversion Shares and Warrant Shares issuable upon conversion of the Preferred

Stock and the exercise of the Warrant pursuant to the terms thereof (without giving effect to any limitations on conversion or exercise contained therein, including for purposes of Nasdaq Rule 4350 (the "Nasdaq Authorization")), has unanimously recommended to the stockholders of the Company the approval of the Nasdaq Authorization and will seek Stockholder Approval (as defined in Section 4.12) at the Company's next stockholder meeting, which is currently scheduled
for May   , 2001. No further authorization or approval (other than the
Stockholder Approval) is required under the rules of Nasdaq with respect to the transactions contemplated by this Agreement, including, without limitation, the issuance of the Conversion Shares and the Warrant Shares and the inclusion thereof on Nasdaq.

     3.5 No Conflicts. The execution, delivery and performance of each of the Investment Agreements by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares) will not (a) result in a violation of the Certificate of Incorporation or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party (except for such conflicts, defaults, terminations, amendments, accelerations, and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect), or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, Bylaws or other organizational documents, and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, the business of the Company and its subsidiaries is not being conducted, and shall not be conducted so long as Purchaser owns any of the Securities, in violation of any law, ordinance, rule, regulation, order, judgment or decree of any governmental entity, court or arbitration tribunal except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as set forth on
Schedule 3.5, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to perform its obligations in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of Nasdaq and does not reasonably anticipate that the Common Stock will be de-listed by Nasdaq for the foreseeable future. The Company is not aware of any facts or circumstances which might reasonably be expected to give rise to any of the foregoing.

     3.6  Registration and SEC Documents.  The Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has been so registered since November 14, 1996. Except as disclosed in
Schedule 3.6, since December 31, 1998, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after December 31, 1998 and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the "SEC Documents" and all the SEC documents filed prior to the date of this Agreement, the "Filed SEC Documents"). The Company has made available (which may include access to the SEC's website) to Purchaser true and complete copies of the SEC Documents, except for exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent Filed SEC Document. None of the statements made in any such SEC Documents is currently required to be updated or amended under applicable law (except for such statements as have been amended or updated by subsequent Filed SEC Documents prior to the date of this Agreement). The financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Filed SEC Documents, the Company has no liabilities, contingent or otherwise, other than
(i) liabilities incurred subsequent to the date of such financial statements in the ordinary course of business consistent with past practice and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under U.S. generally accepted accounting principles to be reflected in such financial statements, in each case of clause (i) and (ii) next above which, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company and its subsidiaries taken on a whole. The Filed SEC Documents contain or incorporate by reference a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "Contract"). None of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a breach or default by the Company or its subsidiaries under any Contract which breach or default would have a Material Adverse Effect.

     3.7 Absence of Certain Changes. Since December 31, 1999, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition or results of operations of the Company or any of its subsidiaries, except as disclosed in Schedule 3.7 or as disclosed in the SEC Documents filed after such date but prior to the date hereof.

     3.8 Absence of Litigation. Except as disclosed in Schedule 3.8, there is no action, suit, proceeding, or to the knowledge of the Company or any of its subsidiaries, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or would adversely affect the transactions contemplated by this Agreement or any of the other Investment Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other Investment Agreements. The Company and each of its subsidiaries are unaware of any facts which could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could have a Material Adverse Effect.

     3.9 Disclosure. No information relating to or concerning the Company set forth in this Agreement or provided to Purchaser in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement and the other Investment Agreements, no material fact (within the meaning of the federal securities laws of the United States) exists with respect to the Company or any of its subsidiaries which has not been publicly disclosed. The Company shall in no event be deemed to have made to Purchaser any representations or warranties with respect to any projections, estimates or budgets of future revenues, expenses or expenditures, or future results of operations, which the Company shall have supplied in good faith, except that with respect to projections contained in the Confidential Private Placement Memorandum dated January 2001, the Company represents that such projections were prepared in good faith and that the Company believes there is a reasonable basis for such projections.

     3.10 Acknowledgment Regarding Purchaser's Purchase of the Securities. The Company acknowledges and agrees that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transactions contemplated hereby, and the relationship between Purchaser and the Company, are "arms-length," and that any statement made by Purchaser, or any of its representatives or agents, in connection with this Agreement or the transactions contemplated hereby is not advice or a recommendation, is merely incidental to Purchaser's purchase of the Securities and has not been relied upon in any way by the Company, its officers, directors or other representatives. The Company further represents to Purchaser that the Company's decision to enter into this Agreement and the transactions contemplated hereby has been based solely on an independent evaluation by the Company and its representatives.

     3.11 Current Public Information. The Company is currently eligible to register the resale of the Conversion Shares and Warrant Shares on a registration statement on Form S-3 under the Securities Act.

     3.12 No General Solicitation. Neither the Company nor any person acting on behalf of the Company has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

     3.13 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation
D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of Purchaser to the extent relevant for such determination.

     3.14 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with A.G. Edwards and Sons, Inc., Stephens, Inc. and H.C. Wainwright & Co., Inc. (the fees of which shall be paid in full by the Company). The Company will indemnify Purchaser from and against any fees and expenses sought or other claims made by A. G. Edwards and Sons, Inc., Stephens, Inc. and H.C. Wainwright & Co., Inc.

     3.15 Acknowledgment of Dilution. The number of Conversion Shares issuable upon conversion of the Preferred Stock and/or Warrant Shares issuable upon exercise of the Warrant may increase substantially in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. The Company's executive officers and directors have studied and fully understand the nature of the securities being sold hereunder and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Stock and the Warrant Shares upon exercise of the Warrant is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

     3.16 Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") used or necessary for the conduct of its business as now being conducted and as previously described in the Company's Annual Report on Form 10-K for its most recently ended fiscal year. To the knowledge of the Company and its subsidiaries, neither the Company nor any subsidiary of the Company infringes on or is in conflict with any right of any other person with respect to any Intangibles nor is there any claim of infringement made by a third party against or involving the Company or any of its subsidiaries, which infringement, conflict or claim, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     3.17 Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Without limiting the generality of the foregoing, the Company and its subsidiaries have not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sales representatives with respect to such sales.

     3.18 Key Employees; Company's Knowledge. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in Schedule
3.18. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its subsidiaries, nor is any such Key Employee subject to any constraints (e.g., litigation) which would cause such employee to be unable to devote his full time and attention to such employment or services. "Key Employee" means each of Lewis Kilbourne, Robert Baker, William Creasman and Robert Noe. For purposes hereof, the term "knowledge of the Company" shall mean the knowledge of each of the Key Employees.

                                   ARTICLE IV

                                   COVENANTS

     4.1 Best Efforts. The Company shall use its best efforts timely to satisfy each of the conditions described in Articles VI and VII of this Agreement.

     4.2 Securities Laws. The Company agrees to file a Form D with respect to the Securities with the SEC as required under Regulation D. The Company shall, on or prior to the date of the Closing, take such action as is necessary to sell the Securities to Purchaser in accordance with applicable securities laws of the states of the United States, and shall provide evidence of any such action so taken to Purchaser on or prior to the date of the Closing. Without limiting any of the Company's obligations under this Agreement, the Registration Rights Agreement, the Warrant or the Certificate of Designation, from and after the date of the Closing, neither the Company nor any person acting on its behalf shall take any action which would adversely affect any exemptions from registration under the Securities Act with respect to the transactions contemplated hereby.

     4.3 Reporting Status. So long as Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     4.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for working capital only, in the ordinary course of its business, and, without limiting the generality of the foregoing, shall not use such proceeds to make a loan to any employee, officer, director or stockholder of the Company, to repay any loan or other obligation of the Company to any such person or to repurchase or pay a dividend on shares of Common Stock or other securities of the Company, other than any such payment explicitly required or permitted by the terms of this Agreement, the Certificate of Designation or the other Investment Agreements.

     4.5 Restriction on Issuance of Securities. For a period beginning on the date of the Closing and ending on the date which is one hundred and eighty (180) days following the effective date of the Registration Statement, the Company shall not issue or agree to issue, (except (i) to Purchaser pursuant to this Agreement, (ii) pursuant to a bona fide business acquisition of or by the Company, whether by merger, joint venture, consolidation, sale of assets, sale or exchange of stock or otherwise that has been approved by the Board of Directors of the Company, the primary purpose of which is not to raise equity capital, (iii) in private placements of such securities pursuant to or in connection with a strategic alliance or partnering relationship, the primary purpose of which is not to raise equity capital, (iv) in a firm commitment underwritten public offering of the Company's securities, (v) upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the Closings and disclosed in the Schedule of Exceptions, (vi) pursuant to the Company's stock option plans, employee stock purchase plan or restricted stock plans approved by the stockholders of the Company, (vii) pursuant to written agreements existing on the date hereof to independent contractors or consultants for professional services provided to the Company,
(viii) in connection with lease lines bank financings or acquisitions of intellectual property rights, the primary purpose of which is not to raise equity capital), any equity securities at a price less than the fair market value thereof or any variably priced equity securities or equity-linked or equity-like securities of the Company (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity, equity-linked or equity-like securities of the Company), (ix) to Key Employees of Preferred Stock and warrants upon receipt of Stockholder Approval (as hereinafter defined), or (x) pursuant to Securities Purchase Agreements of even date herewith contemplating the sale of Preferred Stock and warrants with an aggregate purchase price of up to three (3) million dollars ($3,000,000) (each of the foregoing being a "Restricted Security"). Without implication that the contrary would otherwise be true, the Company shall not indirectly accomplish any action which the immediately preceding sentence would have otherwise prohibited from being effected directly (e.g., by an asset drop-down to a subsidiary followed by the offering of securities of such subsidiary).

     4.6  [Intentionally Omitted].

     4.7 Information. The Company agrees to deliver the following reports to Purchaser until Purchaser transfers, assigns or sells all of its Securities: (a) within five (5) business days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, any proxy statements and any Current Reports on Form 8-K; and (b) on the same business day as released, copies of all press releases issued by the Company or any of its subsidiaries.

     4.8 Listing. For so long as Purchaser owns any of the Securities, the Company shall continue the listing and trading of its Common Stock on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, secure and maintain listing and trading of the Conversion Shares and Warrant Shares on such exchange, and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange.

     4.9 Prospectus Delivery Requirement. Purchaser understands that the Securities Act may require delivery of a prospectus relating to the Common Stock in connection with any sale thereof pursuant to a registration statement under the Securities Act covering the resale by Purchaser of the Common Stock being sold, and Purchaser shall use its reasonable efforts to comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

     4.10 Intentional Acts or Omissions. The Company shall not intentionally perform any act which if performed, or intentionally omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement or any of the other Investment Agreements or any of the transactions contemplated hereby or thereby or the benefits intended to be secured thereby by Purchaser (including, without limitation, pursuant to any agreements or documents obtained by the Company as a condition to any Closing hereunder). In addition, the Company shall not waive, and shall use its best efforts to enforce any material rights under and shall not amend, the Subscription Agreement of even date herewith among the

Company and certain of the Company's officers and the Escrow Agreement of even date herewith among the Company, The Chase Manhattan Bank and the other parties listed thereto (the "Management Agreements").

     4.11 Corporate Existence. So long as Purchaser beneficially owns any Securities, the Company shall use all commercially reasonable efforts to maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Preferred Stock and the exercise of the Warrant outstanding as of the date of such transaction (including, without limitation, without giving effect to any limitations on conversion or exercise thereof) and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange.

     4.12  Share Authorization.  The Company covenants and agrees that it shall
(i) solicit by proxy Stockholder Approval (as defined below) and (ii) use its best efforts to obtain Stockholder Approval at its next stockholder meeting which shall be held no later than May 31, 2001 (the "Stockholder Approval Date"). For purposes hereof, "Stockholder Approval" means (a) authorization by the required vote under Nasdaq Rule 4350 of the stockholders of the Company of
(i) the issuance of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to the terms of the Certificate of Designation and the exercise of the Warrant pursuant to the terms thereof in the aggregate in excess of 19.99% of the outstanding shares of Common Stock, and (ii) the issuance of Preferred Stock and warrants for an aggregate purchase price of at least $1,000,000 to one or more of the Key Employees, and (b) if necessary and to the extent effected by stockholder vote, the elimination of any prohibitions under the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company's ability to issue shares of Common Stock in excess of the Cap Amount (as defined in the Certificate of Designation) and for all other applicable purposes. In addition, the Company shall, unless otherwise consented to by Purchaser, have a definitive proxy statement mailed to each stockholder of the Company at least ten (10) days prior to the Stockholder Approval Date. The Company shall deliver any SEC comments it receives with respect to its proxy statement to Purchaser and will not file such proxy statement (or any revisions thereto), whether such proxy statement is in preliminary or definitive form, without the approval of Purchaser, which approval shall not be unreasonably withheld or delayed.

     4.13 Transactions with Affiliates. The Company and each of its subsidiaries will not enter into any agreement or arrangement, written or oral, directly or indirectly, with an affiliate, or provide services or sell goods to, or for the benefit of, or pay or otherwise distribute monies, goods or other valuable consideration to, an affiliate, except upon fair and reasonable terms under the circumstances as determined by the Company in good faith, taking into account all of the facts and circumstances of such agreement or arrangement, and except for existing intercompany debt or transactions with or between the Company and any of its wholly-owned subsidiaries and payments and benefits to officers and directors in their capacities as such in the ordinary course of business, consistent with past practices.

     4.14 Limitation of Agreements. The Company will not, and will not permit any subsidiary to, enter into any Contract, or any amendment, modification, extension or supplement to any existing Contract, which limits the Company from performing its obligations under any of the Investment Agreements or that would limit the number of shares of Common Stock issuable to Purchaser upon conversion of the Preferred Stock or exercise of the Warrant without Stockholder Approval, including, without limitation, by integration of other shares of Common Stock with the Cap Amount.

                                   ARTICLE V

                  LEGEND REMOVAL, TRANSFER, AND CERTAIN SALES

     5.1 Removal of Legend. The Legend shall be removed and the Company shall issue a certificate without any legend to the holder of any Security upon which such Legend is stamped, and a certificate for a Security shall be originally issued without any legend, if, unless otherwise required by applicable state securities laws, (a) the sale thereof is registered under the Securities Act pursuant to an effective registration statement, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company (the reasonable cost of which shall be borne by the Company), to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) Purchaser provides reasonable assurances that such Security can be sold pursuant to Rule 144. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

     5.2 Transfer Agent Instructions. The Company shall instruct its transfer agent to issue certificates, registered in the name of Purchaser or its nominee, for the Conversion Shares and/or Warrant Shares in such amounts as specified from time to time by Purchaser to the Company upon, and in accordance with, the conversion of the Preferred Stock and the exercise of the Warrant. Such certificates shall bear a legend only in the form of the Legend and only to the extent permitted by Section 5.1 above. The Company warrants that no instruction other than such instructions referred to in this Article V, and no stop transfer instructions other than stop transfer instructions to give effect to Section 2.6 hereof in the case of the Conversion Shares and/or Warrant Shares prior to registration of the Conversion Shares and/or Warrant Shares under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way Purchaser's obligations and agreement set forth in Section 5.1 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. Without limiting the foregoing, if
(a) Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company (the reasonable cost of which shall be borne by the Company), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) Purchaser transfers Securities to an affiliate or pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and/or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by Purchaser in order to effect such a transfer or sale. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article V will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article V, that Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                   ARTICLE VI

                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

     6.1 Conditions to the Company's Obligation to Sell. The obligation of the Company hereunder to issue and sell the Preferred Stock and the Warrant to Purchaser at the Closing is subject to the satisfaction, as of the date of the Closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

          (i) Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to the Company.

          (ii) Purchaser shall deliver the applicable Purchase Price for the Preferred Stock purchased at the Closing.

          (iii) The representations and warranties of Purchaser shall be true and correct as of the date when made and as of the Closing as though made at that time, and Purchaser shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing.

          (iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

                                  ARTICLE VII

                CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE

     7.1 Conditions to the Closing. The obligation of Purchaser hereunder to purchase the Preferred Stock and the Warrant to be purchased by it on the date of the Closing is subject to the satisfaction of each of the following conditions (including conditions to be performed at the Closing), provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in Purchaser's sole discretion:

          (i) The Company shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to Purchaser's counsel.

          (ii) The Company shall have delivered duly executed certificates for the Preferred Stock and duly executed the Warrant being so purchased by Purchaser at the Closing (each in such denominations as Purchaser shall request).

          (iii) The Common Stock shall be listed on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange and trading in the Common Stock shall not have been suspended by the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, the SEC or other regulatory authority and no de-listing or suspension shall be reasonably likely for the foreseeable future.

          (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing as though made at that time and the Company shall have performed, satisfied and complied with the covenants and agreements required by this Agreement to be performed or complied with by the Company at or prior to the Closing. Purchaser's counsel shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser.

          (v) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (vi) Purchaser's counsel shall have received the officer's certificate described in Section 3.3, dated as of the Closing.

          (vii) Purchaser's counsel shall have received an opinion of the Company's outside legal counsel, dated as of the Closing in the form attached hereto as Exhibit E.

          (viii) The Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto as Exhibit F.

          (ix) The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware and a copy thereof certified by the Secretary of State of Delaware shall have been delivered to Purchaser's counsel.

          (x) Simultaneously with or prior to the Closing, the Company shall have sold Preferred Stock and warrants for an aggregate purchase price of seven million dollars ($7,000,000) (including the Securities sold pursuant hereto and excluding the sale of Preferred Stock and warrants contemplated by Section 7.1(xii)).

          (xi) The Company shall have provided evidence satisfactory to Purchaser that Hewlett-Packard Company has converted a portion of the convertible notes of the Company held by it into the Company's Common Stock and agreed to a six-month lock-up period from the effective date of the Registration Statement in accordance with the terms and conditions contained in the term sheet attached hereto as Exhibit G, and consented to the payment of dividends on the Preferred Stock.

          (xii) Simultaneously with or prior to the Closing, the Company shall have entered into agreements reasonably satisfactory to the Purchaser with one or more of the Key Employees providing for the purchase and sale of Preferred Stock and warrants for an aggregate purchase price of at least $745,000 and the applicable Key Employees shall have placed at least $745,000 in escrow on terms reasonably satisfactory to the Purchaser to be released to the Company upon consummation of the sale of such Preferred Stock and warrants or to the Key Employees if such purchase and sale does not receive Stockholder Approval.

          (xiii) The Company shall have filed a Form 8-K regarding (i) the conversion by Hewlett-Packard Company of one-half of the amount of convertible notes held by it into the Company's Common Stock and (ii) its revised financial projections for calendar year 2001.

                                  ARTICLE VIII

                          GOVERNING LAW; MISCELLANEOUS

     8.1 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts located in the State of Delaware and the state courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by the first class mail shall be deemed in every respect effective service of process upon the Company in any suit or proceeding arising hereunder. Nothing herein shall affect Purchaser's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     8.2 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties via a reputable overnight courier for next business day delivery.

     8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     8.5 Scope of Agreement; Amendments. Except as specifically set forth herein, Purchaser makes no representation, warranty, covenant or undertaking with respect to the transactions contemplated hereby. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Purchaser.

     8.6 Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by facsimile-machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

        If to the Company:

        THE VIALINK COMPANY
        13155 Noel Road, Suite 800
        Dallas, Texas 75240
        Telecopy: (972) 934-5555
        Attention: Chief Financial Officer

        with a copy to:

        BROBECK, PHLEGER & HARRISON, LLP
        4801 Plaza on the Lake
        Austin, Texas 78746
        Telecopy: (512) 330-4001
        Attention: J. Matthew Lyons, P.C.

        If to Purchaser:

        --------------------------------------------------------------

        --------------------------------------------------------------

        --------------------------------------------------------------

        --------------------------------------------------------------

        Telecopy:
        ---------------------------------------------------

        Attention:
        --------------------------------------------------
        with a copy to:

        --------------------------------------------------------------

        --------------------------------------------------------------

        --------------------------------------------------------------

        --------------------------------------------------------------

        Telecopy:
        ---------------------------------------------------

        Attention:
        --------------------------------------------------

Each party shall provide notice to the other parties of any change in address.

     8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers.

     8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     8.9 Survival. The representations and warranties of Purchaser and the Company shall survive the Closing hereunder for a period of two (2) years after the date of the Closing and the covenants of the parties shall survive the Closing, in each case notwithstanding any due diligence investigation conducted by or on behalf of Purchaser. The Company agrees to indemnify (which indemnity shall include advancement of expenses as they are incurred) and hold harmless Purchaser and each of Purchaser's officers, directors, employees, partners, agents and affiliates for loss or damage or expenses (including reasonable attorneys fees) arising as a result of or related to (a) any breach or alleged breach by the Company of any of its representations or covenants set forth herein, (b) any cause of action, suit or claim brought or made against Purchaser and arising out of or resulting from the execution, delivery, performance or enforcement of the Investment Agreements or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby,
(c) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (d) the status of Purchaser or holder of the Securities as an investor in the Company or (e) any claim by i2 Technologies, Inc. that it has not waived its rights of first refusal with respect to sales by the Company of the Company's Common Stock or securities convertible into shares of the Company's Common Stock, including, without limitation, sales of the Securities contemplated hereunder. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     8.10 Public Filings; Publicity. Immediately following the Closing, the Company shall issue a press release with respect to the transactions contemplated hereby. On the date of the Closing, the Company shall file a Form 8-K regarding (i) the transaction contemplated by this Agreement and (ii) the change in the Company's relationship with i2 Technologies; such Form 8-K shall have as exhibits thereto the material documents executed in connection with this transaction contemplated hereby. Purchaser shall have the right to approve before issuance any press releases (including the foregoing press releases), SEC or other filings, or any other public statements, with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Purchaser, to make any press release or SEC, NASDAQ, NASD or exchange filings with respect to such transactions as is required by applicable law and regulations (although Purchaser shall (to the extent time permits) be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

     8.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     8.12 Remedies. No provision of this Agreement providing for any remedy to Purchaser shall limit any remedy which would otherwise be available to Purchaser at law or in equity. Nothing in this Agreement shall limit any rights Purchaser may have with any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Purchaser and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     8.13 Termination. In the event that the Closing shall not have occurred within three (3) business days of the execution of this Agreement, unless the parties agree otherwise, this Agreement shall terminate.

     8.14 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such person.

     8.15 Failure or Indulgence Not Waiver. No failure or delay on the part of a party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

                                            PURCHASER:

                                            ------------------------------------
                                            By:
                                              ----------------------------------
                                            Its:
                                              ----------------------------------

                                            COMPANY:

                                            THE VIALINK COMPANY

                                            By:
                                              ----------------------------------
                                            Its:
                                              ----------------------------------

                                                                      APPENDIX C

                      DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
               SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK
                                       OF
                              THE VIALINK COMPANY

                           I. DESIGNATION AND AMOUNT

     The designation (this "Certificate of Designation") of this series, which consists of five thousand three hundred (5,300) shares of Preferred Stock of The ViaLink Company, a Delaware corporation (the "Company"), is the Series A Convertible Participating Preferred Stock (the "Preferred Stock") and the stated value shall be Two Thousand Seven Hundred Fifty Dollars ($2,750.00) per share (the "Face Amount").

                                 II. DIVIDENDS

     The Preferred Stock will bear no dividends.

                            III. CERTAIN DEFINITIONS

     For purposes of this Certificate of Designation, the following terms shall have the following meanings:

     A. "Bankruptcy Event" shall mean any one or more of the following: (i) the commencement of any voluntary proceeding by the Company seeking entry of an order for relief under Title 11 of the United States Code or seeking any similar or equivalent relief under any other applicable federal or state law concerning bankruptcy, insolvency, creditors' rights or any similar law; (ii) the making by the Company of a general assignment for the benefit of its creditors; (iii) the commencement of any involuntary proceeding respecting the Company seeking entry of an order for relief against the Company in a case under Title 11 of the United States Code or seeking any similar or equivalent relief under any other applicable federal or state law concerning bankruptcy, insolvency, creditors' rights or any similar law; (iv) entry of a decree or order respecting the Company by a court having competent jurisdiction, which decree or order (x) results in the appointment of a receiver, liquidator, assignee, examiner, custodian, trustee, sequestrator (or other similar official) for the Company or for any substantial part of its property or (y) orders the winding up, liquidation, dissolution, reorganization, arrangement, adjustment, or composition of the Company or any of its debts; (v) the appointment, whether or not voluntarily by the Company, of a receiver, liquidator, assignee, examiner, custodian, trustee, sequestrator (or other similar official) for the Company or for any substantial part of its property; (vi) the failure by the Company to pay, or its admission in writing of its inability to pay, its debts generally as they become due; (vii) the exercise by any creditor of any right in connection with an interest of such creditor in any substantial part of the Company's property, including, without limitation, foreclosure upon all or any such part of the Company's property, replevin, or the exercise of any rights or remedies provided under the Uniform Commercial Code with regard thereto; (viii) the making of, or the sending of a notice of, a bulk transfer by the Company; (ix) the calling by the Company of a general meeting of its creditors or any portion of them; (x) the failure by the Company to file an answer or other pleading denying the material allegations of any proceeding described herein that is filed against it; and (xi) the consent by the Company to any of the actions, appointments, or proceedings described herein or the failure of the Company to contest in good faith any such actions, appointments, or proceedings. For purposes of this paragraph, the "Company" shall also refer to any material subsidiary thereof.

     B. "Closing Bid Price" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation reasonably selected by the Company if Bloomberg Financial Markets is not then reporting closing bid prices of such security

(collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an independent investment banking firm reasonably selected by the Company, with the costs of such appraisal to be borne by the Company.

     C. "Conversion Date" means, for any Optional Conversion, the date specified in the notice of conversion substantially in the form of EXHIBIT A hereto (the "Notice of Conversion"), so long as the copy of the Notice of Conversion is faxed (or delivered by other means) to the Company before 11:59 p.m., Eastern time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the business day on which the Notice of Conversion is faxed (or delivered by other means). The Conversion Date for any Optional Company Conversion (as defined herein) shall be the date of the Optional Conversion Trigger Event (as such term is defined herein). The Conversion Date for the Required Conversion at Maturity shall be the Required Maturity Date (as such terms are defined herein).

     D. "Conversion Price" shall be Two Dollars and Seventy Five Cents ($2.75) per share; provided, however, that if (i) on March 31, 2001, the Company has not received at least $3.0 million in investments from a "strategic investor" group;
(ii) on March 31, 2001, the Company has less than $6.0 million in cash available for distribution taking into account any contractual or other limitations on the use of cash under the terms and conditions of loan agreements, debt instruments, equity securities or other instruments binding the Company and exclusive of amounts received by the Company in connection with the sale of shares of Series A Convertible Participating Preferred Stock and Warrants received after the First Closing (as defined in the Securities Purchase Agreements); (iii) on June 30, 2001, the Company has less than $4.0 million in cash available for distribution taking into account any contractual or other limitations on the use of cash under the terms and conditions of loan agreements, debt instruments, equity securities or other instruments binding the Company, or (iv) on June 30, 2001, the Company has not received license fees and/or strategic investments (in addition to the investment referenced in clause (i) above) which in the aggregate total at least $8.0 million (each an "Adjustment"), then in each instance the Conversion Price then in effect shall be reduced by ten percent (10%); provided, however, that no more than three (3) such Adjustments shall be made to the Conversion Price. In addition, (x) on the earlier of the date of (i) the four-month anniversary of the First Closing and (ii) the date the Registration Statement contemplated by Section 2.1 of each of the Registration Rights Agreements is declared effective and (y) on every three-month anniversary thereafter (each a "Reset Date"), the Conversion Price then in effect shall be reset, if lower, to the greater of (x) the Market Price (as defined below) calculated on such Reset Date and (y) the Floor Price (as defined below). The Conversion Price shall also be subject to adjustment for any stock splits, combinations, stock dividends, reclassifications or other events as provided in
Article XI hereof and as otherwise provided in this Certificate of Designation. For purposes of clarification, a "month anniversary" shall mean, in cases where there is no exact anniversary date, the final day of the month in question; for example, the three-month anniversary of November 30, 2001 shall be February 28, 2002.

     E. "Floor Price" means One Dollar and Thirty Seven and One-Half Cents ($1.375); provided, however, that if an Adjustment has occurred which reduces the Conversion Price, the Floor Price shall be reduced by ten percent (10%) for each such Adjustment. The Floor Price shall be subject to equitable adjustment for any stock splits, combinations, stock dividends, reclassifications or similar events.

     F. "Liquidity Conditions" means that (A) all shares of the Company's common stock, $0.001 par value per share ("Common Stock") issuable upon conversion of all outstanding shares of Preferred Stock and upon exercise of all outstanding Warrants (as defined in the Securities Purchase Agreements) (in each case, without giving effect to any limitation on conversion or exercise) (i) are then authorized and reserved for issuance, (ii) have been registered for resale in an appropriate and effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), available for immediate use by holders of the

Preferred Stock (each, a "Holder" and collectively, the "Holders") for resale for their own account and not on behalf of the Company and qualified or exempt under applicable state securities laws so that the holder thereof may immediately thereafter resell such shares of Common Stock, and (iii) are listed for trading on any of the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange; (B) there has been no material breach by the Company of any of the terms of this Certificate of Designation, the Securities Purchase Agreements, the Warrants or the Registration Rights Agreements or any agreement related to any of the foregoing;
(C) the Company has obtained the Stockholder Approval (as defined in Section VI.A); and (D) no Bankruptcy Event has occurred and is continuing; and (E) no Redemption Event (as defined herein), or an event that with the passage of time or giving of notice, or both, would constitute a Redemption Event, has occurred and is continuing.

     G. "Market Price" means, as of any date, the average of the five (5) lowest Volume Weighted Average Prices ("VWAPs"), as reported by Bloomberg for the fifteen (15) consecutive trading days immediately preceding, but not including, such determination date.

     H. "Premium" with respect to each share of Preferred Stock means 2,750 x (N/365) x (.06), where

        N= the number of days from the most recent Premium Payment Date (as defined below) on which Premium has been paid, or if no Premium Payment Date has occurred, the day after the original issuance date of the share of Preferred Stock, to and including the date of determination.

Premium is payable semi-annually on the last business day of each June and December (each, a "Premium Payment Date") with respect to each share of Preferred Stock then outstanding and shall be paid, at the option of the Company, (i) in cash or (ii) if and so long as the Liquidity Conditions are satisfied as of the last business day of such quarter, in additional shares of Preferred Stock of Face Amount equal to the Premium.

     I. "Securities Purchase Agreements" means the Securities Purchase Agreements dated February 2, 2001 by and between the Company and the purchasers of Preferred Stock and Warrants thereunder.

                                 IV. CONVERSION

     A. Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Section IV.G, each Holder may, at any time immediately following the First Closing (as defined in the Securities Purchase Agreements) and from time to time thereafter convert (an "Optional Conversion") any or all of its shares of Preferred Stock into a number of fully paid and non-assessable shares of Common Stock determined, for each share of Preferred Stock so to be converted, in accordance with the following formula:

                     (Accrued but unpaid Premium + $2,750)
                  --------------------------------------------
                                Conversion Price

     Notwithstanding the foregoing, if on the Conversion Date, the Liquidity Conditions are not satisfied, then (x) the number of shares of Common Stock into which each share of Preferred Stock shall be converted shall instead be equal to $2,750/Conversion Price and (y) the Company shall pay the converting Holder an amount in cash equal to the accrued but unpaid Premium on each share of Preferred Stock so converted.

     B. Mechanics of Conversion. In order to effect an Optional Conversion, a Holder shall fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Company. Upon receipt by the Company of the fax copy of a Notice of Conversion from a Holder, the Company shall immediately send, via fax, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Company expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Company regarding the conversion. Promptly after receipt of such confirmation of receipt of Notice of Conversion the Holder shall surrender or cause to be surrendered personally or via a reputable overnight courier for next business day delivery to the Company the certificates representing the Preferred Stock being converted (the "Preferred Stock Certificates") accompanied by duly executed stock powers and a copy of the Notice of Conversion (or, in lieu thereof, materials contemplated by Section XIV.B., if applicable).

     C. Delivery of Common Stock Upon Conversion. Subject to Section IV. F hereof, upon the delivery of a Notice of Conversion, the Company shall as soon as practicable, but in no event later than the later of (a) the third (3rd) business day following the Conversion Date and (b) the day that is the first business day following the date of surrender of the Preferred Stock Certificates (or satisfaction of the provisions of Section XIV.B, if applicable) (the "Delivery Period"), deliver to the Holder (or at its direction) (x) that number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock being converted and (y) a certificate representing the number of shares of Preferred Stock not being converted, if any. Delivery under this Section IV. C. as to shares of Common Stock being so delivered shall be made by electronically transmitting the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system or other electronic delivery system selected by Holder, or, if the Holder so requests as to such Common Stock and as to the certificate with respect to Preferred Stock pursuant to clause (y) above, such delivery shall be made personally or by reputable overnight courier. The person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares at the beginning of business on the Conversion Date and such shares shall be issued and outstanding as of such date.

     D. Taxes. The Company shall pay any and all taxes (other than transfer taxes or income taxes, if any, payable by the Purchaser) which may be imposed with respect to the issuance and delivery of the shares of Common Stock pursuant to conversion of the Preferred Stock.

     E. No Fractional Shares. No fractional shares of Common Stock are to be issued upon the conversion of Preferred Stock, but the Company shall instead pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such conversion.

     F. Conversion Disputes. In the case of any dispute with respect to a conversion, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with Sections IV.A and IV.C hereof. If such dispute involves the calculation of the Conversion Price, the Company shall submit the disputed calculations to an independent accounting firm of national standing, acceptable to Holder, via facsimile within two (2) business days of receipt of the Notice of Conversion. The accounting firm shall audit the calculations and notify the Company and the Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm's calculation shall be deemed conclusive, absent manifest error. As soon as possible thereafter, the Company shall then issue the appropriate number of shares of Common Stock in accordance with Sections IV.A and IV.C hereof.

     G. Limitation on Conversions. The conversion of shares of Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

          (i) Cap Amount. Prior to Stockholder Approval and regardless of whether shares of the Company's Common Stock are listed for trading on the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board, in no event shall the total number of shares of Common Stock issued upon conversion of the Preferred Stock and exercise of the Warrants (if required) exceed the maximum number of shares of Common Stock that the Company can issue without stockholder approval pursuant to Nasdaq Rule 4350 (or any successor rule) (the "Cap Amount") which, as of the date of initial issuance of shares of Preferred Stock and the Warrants, shall be 19.99% of the total number of shares of Common Stock outstanding immediately prior to the First Closing (or any such higher number as the rules permit). A portion of the Cap Amount shall be applicable to a Holder as provided in
     Section XIV.C. The foregoing restriction shall not apply to the extent waived, modified or otherwise permitted by the Nasdaq National Market System or the Nasdaq SmallCap Market, as applicable to the Common Stock.

          (ii) Five Percent Holdings. Notwithstanding anything to the contrary contained herein, the Preferred Stock shall not be convertible by a Holder to the extent (but only to the extent) that, if convertible by such Holder, such Holder would beneficially own in excess of 4.9% of the shares of Common Stock. To the extent the foregoing limitation applies, the determination of whether Preferred Stock shall be convertible (vis-a-vis other convertible, exercisable or exchangeable securities owned by such Holder) and of which Preferred Stock shall be convertible (as among shares of Preferred Stock) shall, subject to such aggregate percentage limitation, be determined on the basis of first submission to the Company for conversion or exercise or exchange, as the case may be. No prior inability to convert Preferred Stock pursuant to this Section shall have any effect on the applicability of the provisions of this Section with respect to any subsequent determination of convertibility. For the purposes of this Section, beneficial ownership and all determinations and calculations, including without limitation, with respect to calculations of percentage ownership, shall be made in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and G thereunder. The provisions of this Section shall be implemented in a manner otherwise than in strict conformity with the terms of this Section: (i) to correct this subsection (or any portion thereof) which may be defective or inconsistent with the intended 4.9% beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 4.9% limitation; and (ii) with respect to any other matter, with the consent of the holders of majority of the then outstanding shares of Common Stock. The limitations contained in this Section shall apply to a successor Holder of Preferred Stock.

     H. Required Conversion at Maturity. Subject to the limitations set forth in Section IV.G. and provided the Liquidity Conditions are satisfied, each share of Preferred Stock outstanding on the third (3rd) anniversary of the First Closing (the "Maturity Date") (and any accrued and unpaid Conversion Default Payments (as defined herein)), automatically shall be converted into shares of Common Stock on such date in accordance with the conversion formula set forth in
Section IV.A (the "Required Conversion at Maturity"). If a Required Conversion at Maturity occurs, the Company and the Holders shall follow the applicable conversion procedures set forth in this Article IV; provided, however, that a Notice of Conversion shall be deemed to be delivered to the Company on the Maturity Date.

     I. Optional Company Conversion. So long as the Common Stock underlying the Preferred Stock is then registered pursuant to an effective registration statement, upon the earlier of: (i) the business day immediately following the final day of the first period of twenty (20) consecutive trading days beginning after the first anniversary of the First Closing during which the Closing Bid Price for the Company's Common Stock is greater than $5.50 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on each such trading date or (ii) the closing of an underwritten public offering of the Company's Common Stock at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding $5.50 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) resulting in gross proceeds of at least $30 million (each a "Optional Conversion Trigger Event"), the Company shall have the option upon twenty (20) business days written notice to the Holders to convert the outstanding shares of Preferred Stock into Common Stock at the then effective Conversion Price.

              V. RESERVATION OF AUTHORIZED SHARES OF COMMON STOCK

     The Company shall initially have authorized and reserved and keep available for issuance not less than 19,879,334 shares of Common Stock (such number to be subject to equitable adjustment for any stock splits, stock dividends, reclassification or similar events) (the "Reserved Amount") solely for the purpose of effecting the conversion of the Preferred Stock and the exercise of the Warrants issued pursuant to the Securities Purchase Agreements without giving effect to any limitations on the conversion thereof. Without limiting the foregoing, the Company shall increase the Reserved Amount so that at all times there are reserved and kept available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the full conversion of all outstanding Preferred Stock and exercise of the Warrants and issuance of the shares of Common Stock in connection therewith, without giving effect to any limitations on the conversion or exercise thereof. A portion of the Reserved Amount shall be allocated to a Holder as provided in Section XIV.C.

                  VI. COMPLIANCE WITH CAP AMOUNT RESTRICTIONS

     Share Authorization. The Company shall, in the Proxy Statement circulated by the Company in connection with the Company's next annual meeting of stockholders, but in no event later than May 31, 2001, solicit by proxy the authorization (the "Stockholder Approval") (a) by the required vote under Nasdaq Rule 4350 of the stockholders of the Company of (i) the issuance of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to the terms hereof and the exercise of the Warrants pursuant to the terms thereof in the aggregate in excess of 19.99% of the outstanding shares of Common Stock, and
(ii) the issuance of Preferred Stock and warrants with an aggregate purchase price of at least $745,000 to certain officers of the Company, and (b) if necessary and to the extent effected by stockholder vote, to eliminate any prohibitions (including pursuant to Nasdaq Rule 4350) under the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company's ability to issue shares of Common Stock in excess of the Cap Amount. The Company shall use its best efforts to obtain the Stockholder Approval no later than May 31, 2000.

                      VII. FAILURE TO SATISFY CONVERSIONS

     A. Conversion Default Payments. If, at any time, (x) a Holder submits a Notice of Conversion (or is deemed to submit such notice pursuant to Section IV.H) and the Company fails for any reason (other than because such issuance would exceed such Holder's allocated portion of the Cap Amount, for which failure the Holders shall have the remedies set forth elsewhere herein) to deliver, on or prior to the expiration of the Delivery Period for such conversion, such number of shares of Common Stock to which such Holder is entitled upon such conversion, or (y) the Company provides notice (including by way of public announcement) to any Holder at any time of its intention not to issue shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such Holder's allocated portion of the Cap Amount) (each of (x) and (y) being a "Conversion Default"), then the Company shall pay to the affected Holder, in the case of a Conversion Default described in clause (x) above, and to all Holders, in the case of a Conversion Default described in clause (y) above, an amount in cash equal to (i) one percent (1%) of the Face Amount of the Preferred Stock with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Face Amount of all outstanding Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day such Conversion Default exists, not to exceed fifteen percent (15%) of the Face Amount of the affected Preferred Stock in the aggregate, (ii) plus any accrued but unpaid Premium with respect thereto. The payments to which a Holder shall be entitled pursuant to this Article VII. are referred to herein as "Conversion Default Payments." Conversion Default Payments shall be made no later than the fifth (5th) business day following written demand by a Holder for payment therefor and otherwise in accordance with and subject to the provisions of Section XIV.E. Notwithstanding the foregoing, the Company shall not be obligated to make Conversion Default Payments if the applicable Conversion Default results solely from the Company's failure to obtain Stockholder Approval or failure to have authorized under its Certificate of Incorporation and available for issuance a sufficient number of shares of Common Stock to permit the conversion of Preferred Stock subject to a Notice of Conversion.

     B. Adjustment to Conversion Price. If a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) day after the expiration of the Delivery Period with respect to a conversion of Preferred Stock for any reason (other than because such issuance would exceed such Holder's allocated portion of the Cap Amount, for which failure the Holders shall have the remedies set forth elsewhere herein), then the Conversion Price in respect of any shares of Preferred Stock held by the affected Holder, in the case of a Conversion Default of the type described in clause (x) of Section VII.A, or by all Holders, in the case of a Conversion Default of the type described in clause (y) of Section VII.A, shall thereafter be reduced by five percent (5%) per month (prorated for days less than a month) during the period beginning on, and including, such date of Conversion Default through and including the day on which such Conversion Default is cured; provided that (i) such Conversion Price shall not be adjusted to less than $1.00 per share pursuant to this Section VII.B unless the fifteen percent limitation in Section VII.A above is applicable to Conversion Default Payments and the Closing Bid Price is less than $1.00 for any day on which a Conversion Default exists, in which case there shall be no such limitation on such Conversion Price. Notwithstanding the foregoing, the Conversion Price shall not be adjusted pursuant to this Section VII.B if the applicable Conversion Default results solely from the Company's failure to obtain Stockholder Approval or failure to have authorized under its Certificate of Incorporation and available for issuance a sufficient number of shares of Common Stock to permit the conversion of Preferred Stock subject to a Notice of Conversion.

                     VIII. REDEMPTION DUE TO CERTAIN EVENTS

     A. Redemption Events.  A "Redemption Event" means any one of the following:

          (i) the Company fails, and any such failure continues uncured for ten
     (10) days after the Company has been notified thereof in writing by the Holder, to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holders of Preferred Stock or Warrants upon conversion of the Preferred Stock or Warrants (as the case may be) as and when required by this Certificate of Designation, the Securities Purchase Agreements, or the Registration Rights Agreements, dated as of February 2, 2001, by and between the Company and each purchaser of Preferred Stock (the "Registration Rights Agreements");

          (ii) the Company's failure to deliver shares of Common Stock upon the expiration of the Delivery Period for any reason; or

          (iii) the Company fails to obtain the Stockholder Approval on or before May 31, 2001.

     B. Redemption By Holder. Upon the occurrence of a Redemption Event, each Holder shall have the right to elect at any time and from time to time by delivery of a Redemption Notice (as defined herein) to the Company to require the Company to purchase for cash for an amount per share equal to the Redemption Amount (as defined herein) any or all of the then outstanding shares of Preferred Stock held by such Holder.

     C. Definition of Redemption Amount. The "Redemption Amount" with respect to a share of Preferred Stock for which a demand is being made means (x) in the case of a Redemption Event pursuant to either of clauses (i) or (ii) of Section VIII.A above, an amount equal to the greater of (i) the Face Amount of such Preferred Stock and (ii) an amount determined by the following formula:

                     ((Face Amount + Premium)/CP) X Price;

     and (y) in the case of a Redemption Event pursuant to clause (iii) of
Section VIII.A above, an amount equal to the following formula:

                             Face Amount + Premium;

     where;

     "CP" means the Conversion Price in effect on the date of the Redemption Notice; and

     "Price" means the Closing Bid Price of the Company's Common Stock on the date of the Redemption Notice.

     D. Redemption Defaults. The Company shall pay a Holder the Redemption Amount, in cash, with respect to each share of Preferred Stock which is subject to a written notice electing such redemption (a "Redemption Notice") within five
(5) business days of the Company's receipt of such Redemption Notice. In the event the Company is not able to purchase all of the shares of Preferred Stock subject to Redemption Notices, the Company shall redeem shares of Preferred Stock from a Holder pro rata, based on the total number of shares of Preferred Stock included by such Holder in its Redemption Notice relative to the total number of shares of Preferred Stock in all Redemption Notices; provided the foregoing shall not be deemed to limit the Company's obligation to purchase shares of Preferred Stock hereunder.

     E. [Intentionally Omitted.]

     F. Capital Impairment. In the event that Section 160 of the Delaware General Corporation Law ("GCL"), would be violated by the redemption of any shares of Preferred Stock that are otherwise subject to redemption pursuant to this Article VIII, the Company: (i) will redeem the greatest number of shares of Preferred Stock possible without violation of said Section; (ii) the Company thereafter shall use its best efforts to take all necessary steps permitted pursuant to this Certificate of Designation and the agreements entered into in connection with the issuance of Preferred Stock pursuant thereto in order to remedy its capital structure in order to allow further redemptions without violation of said remaining Section (and not take any action inconsistent with so remedying such capital structure); and (iii) from time to time thereafter as promptly as possible the Company shall redeem remaining shares of Preferred Stock at the request of the Holders to the greatest extent possible without causing a violation of Section 160 of the GCL (such redemption to be at the greater of the Redemption Price in effect at the time of the original Redemption Event giving rise to such violation and the redemption price which would be applicable for a Redemption Event at the time of such later election under this clause (iii)). In the event the Company is not able to redeem all the shares of the stock subject to Redemption Notices, the Company shall redeem shares of Preferred Stock from a Holder pro rata, based on the total number of shares of Preferred Stock included by such Holder in the Redemption Notice relative to the total number of Preferred Stock in all Redemption Notices. In addition, and notwithstanding anything to the contrary contained in this Section VIII.F, so long as the Company is prevented from redeeming shares of Preferred Stock pursuant to this Section VIII.F, the Company shall be (and shall be deemed to be) in breach of the redemption obligations set forth in this Article VIII and a Holder shall have all rights and remedies under this Certificate of Designations or otherwise at law for damages, with respect to such breach.

                            IX. RANK; PARTICIPATION

     A. Rank. All shares of the Preferred Stock shall rank (i) prior to the Common Stock; (ii) prior to any other class of capital stock of the Company now outstanding and prior to any class or series of capital stock of the Company hereafter created (unless, with the consent of the Holders obtained in accordance with Article XIII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with any class or series of capital stock of the Company hereafter created (with the consent of the Holders obtained in accordance with Article XIII hereof) specifically ranking, by its terms, on parity with the Preferred Stock (the "Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Company hereafter created (with the consent of the Holders obtained in accordance with Article XIII hereof) specifically ranking, by its terms, senior to the Preferred Stock (the "Senior Securities"), in each case as to dividends or distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

     B. Participation. Subject to the rights of the holders (if any) of Pari Passu Securities and Senior Securities, the Holders shall, as Holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted such Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere contained) and had such Common Stock been issued and outstanding on the record date for said dividend or distribution. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

                           X. LIQUIDATION PREFERENCE

     A. Liquidation of the Company. If a Bankruptcy Event shall occur and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up (a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Company (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto each holder shall have received the Liquidation Preference (as herein defined) with respect to each share of Preferred Stock. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of Pari Passu Securities shall be insufficient to permit the payment to such Holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

     B. Certain Acts Not a Liquidation. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

     C. Definition of Liquidation Preference. The "Liquidation Preference" with respect to a share of Preferred Stock means an amount equal to the Face Amount thereof plus the Premium with respect thereto plus any other amounts that may be due from the Company with respect thereto through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the charter of the Company.

          XI. ADJUSTMENTS TO THE CONVERSION PRICE; CERTAIN PROTECTIONS

     The Conversion Price shall be subject to adjustment from time to time as follows:

     A. Stock Splits, Stock Dividends, Etc. If at any time on or after the First Closing, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.

     B. Major Transactions.

          (i) If the Company shall consolidate with or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) or if there shall occur any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then each Holder shall thereafter be entitled to receive consideration, in exchange for each share of Preferred Stock held by it, equal to the greater of, as determined in the sole discretion of such Holder: (x) the number of shares of stock or securities or property of the Company, or of the entity resulting from such transaction, to which a Holder of the number of shares of Common Stock delivered upon conversion of such shares of Preferred Stock would have been entitled upon such transaction had the Holder exercised its right of conversion (without regard to any limitations on conversion herein or elsewhere contained) on the trading date immediately preceding the public announcement of such transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of the consummation of such transaction, and
     (y) 125% of the Face Amount of such shares of Preferred Stock in cash; and the Company shall make lawful provision therefor as a part of such transaction.

          (ii) If, in connection with a business acquisition or a series of business acquisitions occurring within any six (6) month period the Company shall issue capital stock representing in excess of twenty percent (20%) of its Common Stock outstanding immediately prior to such issuance (determined on a fully-diluted basis), or if the Company shall sell all or substantially all of its assets, then each Holder shall, at the option of each such Holder, be entitled to receive consideration, in exchange for each share of Preferred Stock held by it, in an amount equal to 125% of the Face Amount of such shares of Preferred Stock in cash, and the Company shall make lawful provision therefor as a part of such transaction.

          (iii) No sooner than ten (10) business days nor later than five (5) business days prior to the consummation of any transaction of a sort described in paragraphs (i) or (ii) above, but not prior to the public announcement of any such transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each Holder, which Notice of Major Transaction shall be deemed to have been delivered one (1) business day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the consideration which such Holder would receive under clause (i) of this Section XI.B.

          (iv) Notwithstanding anything in this Section XI.B which may be to the contrary, if following a transaction which triggers the applicability of paragraphs (i) or (ii), the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, each Holder may, at its option in lieu of receiving the consideration set forth in paragraphs (i) or (ii) above, as applicable, retain its Preferred Stock and such Preferred Stock shall continue to apply to such Common Stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be.

     C. Adjustment of Conversion Price upon Dilutive Issuance.

          (i) Issuance of Common Stock at a Price below the Conversion
     Price. Except as otherwise provided in Section A or B of this Article or in this Section C, if, at any time after the First Closing, the Company issues or sells, or in accordance with Section C(ii) hereof is deemed to have issued or sold (except (a) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Preferred Stock; (b) upon the grant, purchase or exercise of any stock or options which may hereafter be granted, purchased or exercised under any stock option or employee stock purchase plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the board of directors of the Company or a majority of the members of a committee of independent directors established for such purpose; (c) upon the exercise of the Warrants pursuant to their terms and the conversion of the Preferred Stock pursuant to this Certificate of Designation; (d) upon the issuance of Common Stock pursuant to a bona fide, firm commitment underwritten public offering registered under the Securities Act pursuant to an effective registration statement; (e) upon the issuance of Common Stock to independent contractors or consultants pursuant to written agreements existing on the date of the First Closing and disclosed in the Schedule of Exceptions to the Securities Purchase Agreements; (f) upon the issuance of equity securities in connection with bank credit agreements and equipment lease lines, the primary purpose of which is not to raise equity capital; (g) upon the issuance of Common Stock pursuant to or in connection with a strategic alliance, partnering relationship, or a bona fide business acquisition of or by the Company, whether by merger, joint venture, consolidation, sale of assets, sale or exchange of stock or otherwise, regarding which the Company has obtained a fairness opinion from a nationally recognized investment banking firm or regarding which an appropriate officer of the Company has certified to the Holders that the board of directors of the Company has determined in its reasonable business judgment that the Company has received in such transaction the fair value for the shares issued therefor, or (h) upon the issuance of securities otherwise to the Holders pursuant to the Securities Purchase Agreements), any shares of Common Stock for no consideration or for a consideration per share less than the then current Conversion Price (a "Dilutive Issuance"), then effective immediately upon the Dilutive Issuance, the Conversion Price will be adjusted in accordance with the following formula:

        CFEET = (C) (O + P/C)
                ---------------------------
                 [(CSDO)]

        where:

            CFEET  =  the adjusted Conversion Price
               C  =   the Conversion Price in effect prior to the Dilutive
                      Issuance;
               O  =   the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance;
               P  =   the aggregate consideration, calculated as set forth in
                      Section C(ii) hereof, received by the Company upon such
                      Dilutive Issuance; and
            CSDO  =   the total number of shares of Common Stock Deemed
                      Outstanding (as herein defined) immediately after the
                      Dilutive Issuance.

     "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) in case of any adjustment required by Section XI.C resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (y) in the case of any adjustment required by Section XI.C resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

     (ii) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section C(i) hereof, the following will be applicable:

          (a) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities"), but not to include the grant or exercise of any stock or options which may hereafter be granted or exercised under any of the Company's stock option plan or employee stock purchase plan now existing or to be implemented in the future (so long as the issuance of such stock or options is approved by a committee of independent directors of the Company established for this purpose) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price on the date of issuance ("Below Market Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). Except as contemplated hereinbelow, no further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

          (b) Issuance of Convertible Securities.

             (1) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section C(ii)(b)(2) if applicable) is less than the Conversion Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. Except as contemplated hereinbelow, no further adjustment to the Conversion Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

             (2) If the Company in any manner issues or sells any Convertible Securities with a conversion or exercise price or exchange ratio which fluctuates on a daily basis (a "Floating Rate Convertible Security"), then the price per share for which Common Stock is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by Section C(ii)(b)(1) shall be deemed to be the greater of
        (A) the lowest of (x) fifty percent (50%) of the Closing Bid Price on the date of the such issuance; (y) the initial conversion or exercise price of such Floating Rate Convertible Security on the date of such issuance, assuming it is convertible or exercisable on the date of such issuance; and (z) eighty five percent (85%) of the Conversion Price on the date of such issuance, and (B) any minimum conversion or exercise price which is applicable to such Floating Rate Convertible Security in all events (i.e., a Floor).

             (c) Change in Option Price or Conversion Rate. Subject to subsection (ii)(b)(2) above and except for the grant or exercise of any stock or options which may hereafter be granted or exercised under any of the Company's stock option plans or employee stock purchase plan now existing or to be implemented in the future provided the issuance of such stock or options is approved by a committee of independent directors of the Company, if there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange or any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

             (d) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect will be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

             (e) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Certificate of Designation will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration except where such consideration consists of freely-tradable securities, in which case the amount of consideration received by the Company will be the fair market price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation (or the parent thereof), the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in the good faith reasonable business judgment of the Board of Directors.

     D. Purchase Rights. If at any time after the First Closing, the Company issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Stock (without regard to any limitations on conversion or exercise herein or elsewhere contained) immediately before and on the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     E. Special Adjustment. If the Company takes any actions (including under or by virtue of this Article XI) which would have a dilutive effect on the Holder or which would materially and adversely affect the Holder with respect to its investment in the Preferred Stock, and if the provisions of this Article XI are not strictly applicable to such actions or, if applicable to such actions, would not operate to equitably protect the Holder against such actions, then the Company shall promptly upon notice from a Holder appoint its independent certified public accountants to determine as promptly as practicable an appropriate adjustment to the terms hereof or another appropriate action to so equitably protect such Holder and prevent any such dilution and any such material adverse effect, as the case may be. Following such determination, the Company shall forthwith make the adjustments or take the other actions described therein.

     F. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Article XI, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Preferred Stock.

     G. Key Officer and Director Transfers. If any Key Officer (as defined below) or director of the Company, during the period beginning on the Closing and ending on the date that is six (6) months after the Registration Statement required pursuant to Section 2.1 of the Registration Rights Agreements is declared effective (provided that such period shall be extended to the extent of any Registration Suspension and Listing

Suspension (each as defined in the Registration Rights Agreements)) (the "Transfer Period"), and while such person is a Key Officer or director, directly or indirectly, offers, sells, transfers, assigns, pledges, hedges or otherwise disposes of any shares of Common Stock, or any Options to purchase or acquire shares of Common Stock or enters into any agreement, contract, arrangement or understanding with respect to any such offer, sale, transfer, assignment, pledge, hedge or other disposition of any Common Stock or Options or provides or files any public notice, including pursuant to Rule 144 of the Securities Act, of a bona fide intent to dispose of a specified amount of Common Stock or Options (an "Executive Transfer"), then the Conversion Price for Holders other than Key Officers in effect at the time of each such Executive Transfer shall be reduced by ten percent (10%) of that amount otherwise calculated pursuant hereto provided, however that a Key Officer or director may sell in the aggregate during the portion of the Transfer Period which portion commences on the date which is three (3) months following the effectiveness of such Registration Statement up to 10 percent (10%) of his or her total holdings of Common Stock on a fully diluted basis as of the First Closing at prices not less than the initial Conversion Price (subject to equitable adjustments for any stock split, combinations, stock dividends, reclassifications or similar events) without triggering the adjustments of this Section. Any of the foregoing transactions entered into by any member of a director's or Key Officer's family or by any trust or other entity for the benefit of any such director or Key Officer or any member of his or her family or by any affiliate of such director or Key Officer or any of the other foregoing persons, trusts or entities, shall be treated for purposes of this section as a transaction by such director or Key Officer. For purposes of this Section, Key Officers shall mean the individuals listed on
Schedule 3.18 of the Securities Purchase Agreements and any person who assumes or performs the duties of any Key Officer. For purposes of clarification, and without implication that the contrary would otherwise be true, each such Executive Transfer during the Transfer Period shall result in a reduction of the Conversion Price by 10% and such reductions, in addition to any other adjustments to the Conversion Price pursuant to this Certificate of Designation, shall be cumulative. For example, if a Key Officer makes an Executive Transfer when the Conversion Price is $10.00, the Conversion Price for Holders other than Key Officers would be reduced to $9.00. If the Common Stock subsequently undergoes a two-for-one split, the Conversion Price would be reduced to $4.50. If, subsequent to the split, the same or another Key Officer makes an Executive Transfer, the Conversion Price for Holders other than Key Officers would be further reduced to $4.05. Notwithstanding the foregoing, any Key Officer or director shall be entitled to make Permitted Transfers (as defined below) without limitation and any Permitted Transfer shall not be included in any computation of the 10% limitation set forth in this paragraph. The term "Permitted Transfer" shall mean any assignment, gift or other transfer to any child, spouse or other family member or trust for the benefit of any family member, provided that further transfers by any such transferees shall continue to be subject to this Section XI.G; or (ii) any bona fide gift to any charitable organization.

                               XII. VOTING RIGHTS

     The holders of Preferred Stock shall have no voting power whatsoever, except as otherwise provided by applicable law.

     Notwithstanding the above, the Company shall provide each Holder with prior notification of any meeting of the stockholders (and copies of proxy materials and all other information sent to stockholders). If the Company takes a record of its stockholders for the purpose of determining stockholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Company, the Company shall mail a notice to each Holder, at least twenty
(20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

     To the extent that under applicable law the vote of the holders of the Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority in interest of the Preferred Stock then outstanding (except as otherwise may be required by applicable law) shall constitute the approval of such action by the class. To the extent that under applicable law Holders are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (without giving effect to any limitation on conversion with respect thereto) using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated.

                          XIII. PROTECTION PROVISIONS

     The Company shall not, without first obtaining the approval of Holders of two-thirds of the outstanding Preferred Stock: (a) alter or change the rights, preferences or privileges of the Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Preferred Stock; (c) create any Senior Securities; (d) create any Pari Passu Securities; (e) increase the authorized number of shares of Preferred Stock; (f) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities; or (g) do any act or thing not authorized or contemplated by this Certificate of Designations which would result in any taxation with respect to the Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended (or otherwise suffer to exist any such taxation as a result of said Section or comparable provisions). The Company shall not issue additional shares of Preferred Stock except to effect the purchase and sale to the Holders in accordance with the Securities Purchase Agreements and as contemplated by this Certificate of Designation.

                               XIV. MISCELLANEOUS

     A. Cancellation of Preferred Stock. If any shares of Preferred Stock are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be issuable by the Company as Preferred Stock.

     B. Lost or Stolen Certificates. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (x) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (y) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the Holder contemporaneously requests the Company to convert such Preferred Stock.

     C. Allocation of Cap Amount and Reserved Amount. A portion of the initial Reserved Amount and the initial Cap Amount shall be allocated to a Holder in the same proportion as the number of shares of Preferred Stock issued to such Holder bears to the aggregate number of outstanding shares of Preferred Stock. A portion of each increase to the Reserved Amount or the Cap Amount and a portion of the Reserved Amount or the Cap Amount which remains allocated to any person or entity which does not hold any Preferred Stock shall be allocated pro rata to each Holder based on the number of shares of Preferred Stock held by such Holder in relation to all outstanding shares of Preferred Stock at the time of the increase in or reallocation of the Reserved Amount or the Cap Amount. In the event a Holder shall sell or otherwise transfer any of such Holder's shares of Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount and Cap Amount.

     D. Statements of Available Shares. Upon request of a Holder, the Company shall deliver to such Holder a written report notifying the Holder (i) of any occurrence which prohibits the Company from issuing Common Stock upon any such conversion, (ii) the total number of shares of Preferred Stock outstanding as of the date of the request, (iii) the total number of shares of Common Stock issued upon all conversions of Preferred Stock through the date of the request, (iv) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Preferred Stock as of the date of the request, and (v) the total number of shares of Common Stock which may thereafter be issued by the Company upon conversion of the Preferred Stock before the Company would exceed the Reserved Amount and the Cap Amount. The Company shall, within ten (10) days after delivery to the Company of a written request by any Holder, provide all of the information and make simultaneous public disclosure thereof.

     E. Payment of Cash; Defaults. Whenever the Company is required to make any cash payment to a Holder under this Certificate of Designation, such cash payment shall be made to the Holder by the method (by certified or cashier's check or wire transfer of immediately available funds) elected by such Holder. If such payment is not delivered when due such Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) or the highest interest rate permitted by applicable law until such amount is paid in full to the Holder.

     F. Status as Stockholder. Upon submission of a Notice of Conversion by a Holder of Preferred Stock, the shares covered thereby shall be deemed converted into shares of Common Stock in accordance with the terms hereof and the Holder's rights as a Holder of such converted shares of Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any rights and remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Certificate of Designation, whether prior to or in connection with such conversion.

     G. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to actual damages for any failure by the Company to comply with the terms of this Certificate of Designation (including, without limitation, damages incurred to effect "cover" of shares of Common Stock anticipated to be received upon a conversion hereunder but not received in accordance with the terms hereof). The Company covenants to Holder that there shall be no characterization concerning this instrument other than as consistent with the express terms provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Preferred Stock and that the remedy at law for any such breach may he inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     H. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any person as the drafter hereof.

     I. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, not shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     IN WITNESS WHEREOF, the undersigned authorized officer has executed this Certificate of Designations, Preferences and Rights of Series A Convertible Participating Preferred Stock the 7th day of February, 2001.

                                            THE VIALINK COMPANY

                                            By:   /s/ WILLIAM P. CREASMAN
                                              ----------------------------------
                                            Name:  William P. Creasman
                                            Title:    Vice President, Chief
                                                      Financial
                                                Officer & General Counsel

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

Attn: Chief Executive Officer
     Chief Financial Officer

     The undersigned hereby irrevocably elects to convert (the "Conversion") the Face Amount of the Series A Convertible Participating Preferred Stock (the "Preferred Stock") set forth below, plus all accrued and unpaid Premium relating thereto (each defined term used but not defined in this notice shall have the meaning assigned to it in the Designation, Preferences and Rights of Series A Convertible Participating Preferred Stock of The viaLink Company (the "Certificate of Designation")), into shares of common stock ("Common Stock") of The viaLink Company (the "Company") according to the conditions of the Certificate of Designation, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion except as provided herein.

     The undersigned covenants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of this Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

     In the event of partial exercise, please reissue an appropriate certificate for the principal balance which shall not have been converted.

                                            Date of Conversion:

                                            ------------------------------------

                                            Applicable Conversion Price:

                                            ------------------------------------

                                            Face Amount of Preferred stock:

                                            ------------------------------------

                                            Number of Shares of Common Stock
                                            to be Issued upon conversion:

                                            ------------------------------------

                                            Signature:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Address:
                                            ------------------------------------

                                            Fax Number
                                            (for confirmation):

                                            ------------------------------------

cc:
--------------------------------------
           [Transfer Agent]

ACKNOWLEDGED AND AGREED:

THE VIALINK COMPANY

By:
    ----------------------------------------------------

Name:
--------------------------------------------

Title:
----------------------------------------------

Date:
----------------------------------------------

                                                                      APPENDIX D

                            FORM OF SERIES A WARRANT

VOID AFTER 5:00 P.M. CENTRAL STANDARD TIME ON FEBRUARY   , 2006

                                                                  No.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                           Right to Purchase           shares of
                                         Common Stock, par value $.001 per share

Date: February   , 2001

                              THE VIALINK COMPANY

                                SERIES A WARRANT

     THIS CERTIFIES THAT, for value received,             (the "Initial Holder,"
and together with any transferees as permitted under this Series A Warrant (this "Warrant"), the "Holder"), or its registered assigns, is entitled to purchase from THE VIALINK COMPANY, a Delaware corporation (the "Company"), at any time or from time to time during the period specified in Section 2 hereof, fully paid and nonassessable shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at an initial exercise price of $3.75 per share (the "Exercise Price"). This Warrant is being issued pursuant to that certain Securities Purchase Agreement dated February 2, 2001 between the Company and the Initial Holder (the "Securities Purchase Agreement"). The number of shares of Common Stock issuable upon the exercise of the Warrants hereunder (the "Warrant Shares") and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "Warrants" means this Warrant and the other warrants of the Company issued pursuant to the terms of the Securities Purchase Agreement.

     The term "Closing Bid Price" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation reasonably selected by the Company if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an independent investment banking firm reasonably selected by the Company with the costs of such appraisal to be borne by the Company.

     This Warrant is subject to the following terms, provisions, and conditions:

     1. Mechanics of Exercise. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 8(f) hereof, this Warrant may be exercised as follows:

          (a) Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (or evidence of loss, theft, destruction or mutilation thereof in accordance with Section 8(c) hereof), together with a completed exercise agreement in the Form of Exercise Agreement attached hereto as Exhibit 1 (the "Exercise Agreement"), to the Company at the Company's principal executive offices (or such other office or agency of the Company as it may reasonably designate by notice to the Holder), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the Holder elects to effect a Cashless Exercise (as defined in Section 12(c) below), delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement. Notwithstanding anything in the foregoing which may be to the contrary, the exercise shall become effective and the Warrant Shares so purchased shall be deemed to be issued to the Holder or Holder's designees, as the record owner of such shares, as of the date on which the completed Exercise Agreement is delivered to the Company, so long as this Warrant and payment of Exercise Price or notice of Cashless Exercise is delivered to the Company within three (3) business days after such date.

          (b) Issuance of Certificates. Subject to Section 1(c), certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised (the "Delivery Period"). The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of Holder or such other name as shall be designated by such Holder; provided, however, if any certificate for Warrant Shares is to be issued in a name other than that in which the Warrant surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Warrant so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will pay to the Company any transfer or other taxes required by reason of the issuance of a certificate for shares of the Company's Common Stock in any name other than that of the registered Holder of the Warrant surrendered, or establish to the satisfaction of the Company that such tax has been paid or is not payable. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. In lieu of delivering physical certificates representing the Common Stock issuable upon the exercise of this Warrant, upon request of the Holder, the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon exercise to the Holder by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system or other electronic delivery system selected by the Holder.

          (c) Exercise Disputes. In the case of any dispute with respect to an exercise, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with Section 1(b) hereof. If such dispute involves the calculation of the Exercise Price, the Company shall submit the disputed calculations to a nationally recognized independent accounting firm (selected by the Company and reasonably acceptable to Holder) via facsimile within two (2) business days of receipt of the Exercise Agreement. The accounting firm shall audit the calculations and notify the Company and the converting Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm's calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of Common Stock in accordance with Section 1(b) hereof.

          (d) Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock (as determined for exercise of this Warrant into whole shares of Common Stock); provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment, any fractional shares of Common Stock issuable shall be rounded up to the next whole number.

     2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after the date hereof (as defined in the Securities Purchase Agreement) and before 5:00 P.M., Central Standard Time on the fifth (5th) anniversary of the date hereof (the "Exercise Period").

     3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

          (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

          (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant, without limitation of the Company's obligation to have authorized and reserved shares of Common Stock to provide for conversion of shares of Series A Preferred Stock of the Company.

          (c) Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange as required by Section 4.8 of the Securities Purchase Agreement and upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed and shall maintain, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant.

          (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such actions as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

     4. Antidilution Provisions. During the Exercise Period, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

          (a) Adjustment of Exercise Price.

             (i) Except as otherwise provided in this Section 4(a), Section 4(c) and 4(e) hereof, if and whenever after the initial issuance of this Warrant, the Company issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the then current Exercise Price on the date of issuance (each, a "Dilutive Issuance"), then effective immediately upon such Dilutive Issuance, the Exercise Price will be adjusted (lower only) in accordance with the following formula:

           Efeet = (E)[(O + P/E)
                   --------------------------------
                    (CSDO)],

           where:

            Efeet  =  the adjusted Exercise Price
               E  =   the Exercise Price in effect immediately prior to the
                      Dilutive Issuance;
               O  =   the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance;
               P  =   the aggregate consideration, calculated as set forth in
                      Section 4(b) hereof, received by the Company upon such
                      Dilutive Issuance; and
            CSDO  =   the total number of shares of Common Stock Deemed
                      Outstanding (as herein defined) immediately after the
                      Dilutive Issuance.

          (b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following will be applicable:

             (i) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities"), but not to include the grant or exercise of any stock or options which may hereafter be granted or exercised under any of the Company's stock option plans or employee stock purchase plan Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price on the date of issuance ("Below Market Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). Except as contemplated hereinbelow, no further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

             (ii) Issuance of Convertible Securities.

                (A) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 4(b)(ii)(B) if applicable) is less than the Exercise Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence (but subject to Section 4(b)(ii)(B) below), the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by
           (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. Except as contemplated hereinbelow, no further adjustment to the Exercise Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                (B) If the Company in any manner issues or sells any Convertible Securities with a conversion or exercise price or exchange ratio which fluctuates on a daily basis (a "Floating Rate Convertible Security"), then the price per share for which Common Stock is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by Section 4(b)(ii)(A) shall be deemed to be the greater of (A) the lowest of (x) fifty percent (50%) of the Closing Bid Price on the date of the such issuance; (y) the initial conversion or exercise price of such Floating Rate Convertible Security on the date of such issuance, assuming it is convertible or exercisable on the date of such issuance; and (z) eighty five percent (85%) of the Exercise Price on the date of such issuance, and (B) any minimum conversion or exercise price which is applicable to such Floating Rate Convertible Security in all events (i.e., a Floor).

             (iii) Change in Option Price or Conversion Rate.  Subject to
        Section 4(b)(ii)(B) and except for the grant or exercise of any stock or options which may hereafter be granted or exercised under any of the Company's stock option plans or employee stock purchase plan now existing or to be implemented in the future provided the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose, if there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange or any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

             (iv) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

             (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration except where such consideration consists of freely-tradable securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation (or parent thereof), the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in the good faith reasonable business judgment of the Board of Directors.

             (vi) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made (a) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Warrant and disclosed in the Schedule of Exceptions to the Securities Purchase Agreement; (b) upon the grant, purchase or exercise of any stock or options which may hereafter be granted, purchased or exercised under any of the Company's stock option plans or employee stock purchase plan now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; (c) upon the exercise of the Warrants pursuant to their terms and upon the conversion of the Preferred Stock pursuant to the Certificate of Designation; (d) upon the issuance of Common Stock pursuant to a bona fide, firm commitment underwritten public offering registered under the Securities Act pursuant to an effective registration statement; (e) upon the issuance of Common Stock to independent contractors or consultants pursuant to written agreements existing on the date of the First Closing (as defined in the Securities Purchase Agreement) and disclosed in the Schedule of Exceptions to the Securities Purchase Agreement; (f) upon the issuance of equity securities in connection with bank credit agreements and equipment lease lines, the primary purpose of which is not to raise equity capital; (g) upon the issuance of Common Stock pursuant to or in connection with a strategic alliance, partnering relationship, or a bona fide business acquisition of or by the Company, whether by merger, joint venture, consolidation, sale of assets, sale or exchange of stock or otherwise, regarding which the Company has obtained a fairness opinion from a nationally recognized investment banking firm or regarding which an appropriate officer of the Company has certified to the Holders that the Board of Directors of the Company has determined in its reasonable business judgment that the Company has received in such transaction the fair value for the shares issued therefor, or (h) upon the issuance of securities otherwise to the Holders pursuant to the Securities Purchase Agreement.

          (c) Subdivision or Combination of Common Stock. If the Company, at any time after the initial issuance of this Warrant, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

          (d) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          (e) Major Transactions.

             (i) If the Company shall consolidate with or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares), or if there shall occur any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then each holder of a Warrant shall thereafter be entitled to receive consideration, in exchange for such Warrant, equal to the greater of, as determined in the sole discretion of such holder: (x) a warrant to purchase (at the same aggregate exercise price and on the same terms and conditions as the Warrant surrendered) the number of shares of stock or securities or property of the Company, or of the entity resulting from such transaction, to which a holder of the number of shares of Common Stock delivered upon exercise of such Warrant would have been entitled upon such transaction had the holder of such Warrant exercised (without regard to any limitations on exercise herein contained) the Warrant on the trading date immediately preceding the public announcement of such transaction and had such Common Stock been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of such transaction, and the Company shall make lawful provision therefor as a part of such consolidation, merger or reclassification; and (y) cash paid by the Company in immediately available funds, in an amount equal to the Black-Scholes Amount (as defined herein) times the number of shares of Common Stock for which this Warrant was exercisable (without regard to any limitations on exercise herein contained) on the date immediately preceding the date of such transaction.

             (ii) If, in connection with a business acquisition or a series of business acquisitions occurring within any six (6) month period, the Company shall issue capital stock representing in excess of twenty percent (20%) of its Common Stock outstanding immediately prior to such issuance (determined on a fully-diluted basis), or if the Company shall sell all or substantially all of its assets, then each Holder of a Warrant shall, at the option of each such Holder, be entitled to receive consideration, in exchange for such Warrant held by it, in cash paid by the Company from immediately available funds, in an amount equal to the Black-Scholes Amount times the number of shares of Common Stock for which this Warrant was exercisable (without regard to any limitations on exercise herein contained) on the date immediately preceding the date of such transaction.

             (iii) No sooner than ten (10) days nor later than five (5) days prior to the consummation of any transaction of a sort described in paragraphs (i) or (ii) above, but not prior to the public announcement of any such transaction, the Company shall deliver written notice ("Notice of Major Transaction") to the Holder of this Warrant, which Notice of Major Transaction shall be deemed to have been delivered one
        (1) business day following the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the consideration which the Holder would receive under clause (i) of this
        Section 4(e).

           For purposes of this Section 4(e), the "Black-Scholes Amount" shall be an amount determined by calculating the "Black-Scholes" value of an option to purchase one share of Common Stock on the applicable page on the Bloomberg online page, using the following variable values:

           (i) the current market price of the Common Stock equal to the closing trade price on the last trading day before the date of the Notice of the Major Transaction (provided such market price for purposes of this definition shall be capped at a maximum of two times the then current Exercise Price in effect); (ii) volatility of the Common Stock equal to the volatility of the common Stock during the 100 trading day period preceding the date of the Notice of the Major Transaction; (iii) a risk free rate equal to the interest rate on the United States treasury bill or treasury note with a maturity corresponding to the remaining term of this Warrant on the date of the Notice of the Major Transaction; and (iv) an exercise price equal to the Exercise Price on the date of the Notice of the Major Transaction. In the event such calculation function is no longer available utilizing the Bloomberg online page, the Holder shall calculate such amount in its sole discretion using the closest available alternative mechanism and variable values to those available utilizing the Bloomberg online page for such calculation function.

             (iv) Notwithstanding anything in this Section 4(e) which may be to the contrary, if following a transaction which triggers the applicability of paragraphs (i) or (ii), the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, each Holder may, at its option in lieu of receiving the consideration set forth in paragraphs (i) or (ii) above, as applicable, retain its Warrants and such Warrants shall continue to apply to such common stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be.

          (f) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time after the initial issuance of this Warrant, then the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

          (g) Notices of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price pursuant to this Section 4, then, and in each such case, the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Company.

          (h) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

          (i) Other Notices.  In case at any time:

             (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution to the holders of the Common Stock;

             (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

             (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

             (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

           then, in each such case, the Company shall give to the Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least ten (10) days prior to the record date or the date on which the Company's books are closed in respect thereto, but in no event earlier than public announcement of such proposed transaction or event. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses
           (i), (ii), (iii) and (iv) above.

          (j) Certain Definitions.

             (i) "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) in case of any adjustment required by Section 4(a) resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (y) in the case of any adjustment required by Section 4(a) resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

             (ii) "Market Price" means, as of any date, the average of the five
        (5) lowest Volume Weighted Average Prices ("VWAPs"), as reported by Bloomberg for the fifteen (15) consecutive trading dates immediately preceding, but not including, the determination.

             (iii) "Common Stock," for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

          (k) Key Officer or Director Transfers. If any Key Officer (as defined below) or director of the Company, during the period beginning on the date of the First Closing and ending on the date that is six (6) months after the Registration Statement (as defined in the Registration Rights Agreement) required pursuant to Section 2.1 of the Registration Rights Agreement is declared effective (provided that such period shall be extended to the extent of any Registration Suspension and Listing Suspension (each as defined in the Registration Rights Agreement)) (the "Transfer Period"), and while such person is a Key Officer or director, directly or indirectly, offers, sells, transfers, assigns, pledges, hedges or otherwise disposes of any shares of Common Stock, or any Options to purchase or acquire shares of Common Stock or enters into any agreement, contract, arrangement or understanding with respect to any such offer, sale, transfer, assignment, hedge or other disposition of any Common Stock or Options or provides or files any public notice, including pursuant to Rule 144 of the Securities Act, of a bona fide intent to dispose of a specified amount of Common Stock or Options (an "Executive Transfer"), then the Exercise Price upon each such Executive Transfer shall be reduced by ten (10%) percent of that Exercise Price calculated pursuant to this Warrant provided, however that a Key Officer or director may sell in the aggregate during the portion of the Transfer Period which portion commences on the date which is three (3) months following the effectiveness of such Registration Statement up to 10 percent (10%) of his or her total holdings of Common Stock on a fully diluted basis as of the First Closing at prices not less than $2.75 per share (subject to equitable adjustments for any stock split, combinations, stock dividends, reclassifications or similar events) without triggering the adjustments of this Section 4(k). Any of the foregoing transactions entered into by any member of a director's or Key Officer's family or by any trust or other entity for the benefit of any such director or Key Officer or any member of his or her family or by any affiliate of such director or Key Officer or any of the other foregoing persons, trusts or entities, shall be treated for purposes of this section as a transaction by such director or Key Officer. For purposes of this Section, a Key Officer shall mean individuals listed on Schedule 3.18 of the Securities Purchase Agreement and any individual who assumes or performs any of the duties of any Key Officer. For purposes of clarification, and without implication that the contrary would otherwise be true, each such Executive Transfer during the Transfer Period shall result in a reduction of the Exercise Price by ten percent (10%) and such reductions, in addition to any other adjustments to the Exercise Price pursuant to this Warrant, shall be cumulative. For example, if a Key Officer makes an Executive Transfer when the Exercise Price is $10.00, the Exercise Price would be reduced to $9.00. If the Common Stock subsequently undergoes a two-for-one split, the Exercise Price would be further reduced to $4.50. If, subsequent to the split, the same or another Key Officer makes an Executive Transfer, the Exercise Price would be further reduced to $4.05. Notwithstanding the foregoing, any Key Officer or director shall be entitled to make Permitted Transfers (as defined below) without limitation and any Permitted Transfer shall not be included in any computation of the 10% limitation set forth this paragraph. The term "Permitted Transfer" shall mean (i) any assignment, gift or other transfer to any child, spouse, or other family member or trust for the benefit of any family member, provided that further transfers by any such transferees shall continue to be subject to this Section 4(k) or (ii) any bona fide gift to any charitable organization.

     5. Cap Amount. Prior to Stockholder Approval (as defined in the Securities Purchase Agreement) and regardless of whether shares of the Company's Common Stock are listed for trading on the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board unless otherwise permitted by the rules of Nasdaq (as defined in the Securities Purchase Agreement) or unless the rules thereof no longer are applicable to the Company, in no event shall the total number of shares of Common Stock issued upon conversion of the Preferred Stock and exercise of the Warrants (if required) exceed the maximum number of shares of Common Stock that the Company can issue without stockholder approval pursuant to Nasdaq Rule 4350 (or any successor rule) (the "Cap Amount") which, as of the date of initial issuance of shares of Preferred Stock and Warrants, shall be 19.99% of the total number of shares of Common Stock outstanding immediately prior to the date of the First Closing (or any such higher number as the rules permit). A Holder's allocable portion of the Cap Amount shall be applicable to both shares of Preferred Stock and Warrants held by it and shall be applied to such Preferred Stock and Warrants on the basis of the time of conversion or exercise, as the case may be, thereof. The foregoing restriction shall not apply to the extent waived, modified or otherwise permitted by the Nasdaq National Market System or the Nasdaq SmallCap Market, as applicable to the Common Stock.

     6. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

     7. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     8. Transfer, Exchange, Redemption and Replacement of Warrant.

     (a) Transfer. This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the Form of Assignment attached hereto as
Exhibit 2, at the office or agency of the Company referred to in Section 8(e) below, provided, however, that any transfer or assignment shall be subject to the provisions of Section 5.1 and 5.2 of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 9 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement. In addition, this Warrant may be pledged, and all rights of the Holder under this Warrant may be assigned, without further consent of the Company, to a bona fide pledgee, subject to the provisions of this Warrant and the Securities Purchase Agreement, including, without limitation, this Section 8(a).

     (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 8(e) below, for new Warrants, in the form hereof, of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder at the time of such surrender.

     (c) Redemption of Warrant. On or after the first anniversary of the date hereof, provided (a) the Company has timely honored all previous exercises of Warrants, (b) resale of all of the Common Stock issuable upon the exercise of this Warrant is covered by an effective Registration Statement, (c) all such Common Stock can be sold pursuant thereto at all times during the period from the date which is twenty (20) trading days prior to the delivery of the Warrant Redemption Notice until the date which is ten (10) trading days following the delivery of the Warrant Redemption Notice (the "Redemption Effective Time"), (d) all other Liquidity Conditions (as defined in Article III of the Certificate of Designation) are then satisfied and have been satisfied for the twenty (20) immediately preceding business days, (e) the Company has not failed to remove a legend at the request of Purchaser if the Company is required to do so under
Section 5.1 of the Securities Purchase Agreement, (f) the Company is not then in violation of any of its material obligations under the Securities Purchase Agreement, the Registration Rights Agreements, or the terms of the Preferred Stock (which violations remain uncured), and (g) the Closing Bid Price of the Common Stock for the twenty (20) consecutive trading days preceding the delivery of the Warrant Redemption Notice is at least two hundred percent (200%) of the then-effective Exercise Price, the Company may, by notice delivered to the Holders (the "Warrant Redemption Notice"), cause, effective as of the Redemption Effective Time, (x) if the Redemption Effective Time is prior to the second anniversary of the date hereof, the number of shares of Common Stock into which this Warrant is then exercisable to be reduced by an amount (the "Reduction Amount") which is no greater than fifty percent (50%) of such number, by payment of cash equal to the product of $.01 times the Reduction Amount (provided, however that to the extent the Holder effects any exercise of this Warrant between the date of delivery of the Warrant Redemption Notice and the Redemption Effective Time, the Reduction Amount shall be reduced share for share by the number of the shares of Common Stock into which this Warrant is so exercised during such period); and (y) if the Redemption Effective Time is on or after the second anniversary of the date hereof, the number of shares of Common Stock into which this Warrant is then exercisable to be reduced by an amount which is no greater than one hundred percent (100%) of such number, by payment of cash equal to the product of $.01 times the number of shares of Common Stock by which the number of shares of Common Stock into which this Warrant is then exercisable is reduced.

     (d) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or, in the case of any such loss, theft, or destruction, upon delivery, of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant or Warrants, in the form hereof, in such denominations as Holder may request representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder.

     (e) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this
Section 8, this Warrant shall be promptly canceled by the Company. The Company shall pay all issuance taxes (other than securities transfer taxes) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 8.

     (f) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may reasonably designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

     (g) Additional Restriction on Exercise. Notwithstanding anything to the contrary contained herein, this Warrant shall not be exercisable by the Holder to the extent (but only to the extent) that, if exercisable by Holder, Holder or any of its affiliates would beneficially own in excess of 4.9% (the "Applicable Percentage") of the shares of Common Stock. To the extent the above limitation applies, the determination of whether the Warrants shall be exercisable (vis-a-vis other convertible, exercisable or exchangeable securities owned by Holder) and of which Warrants shall be exercisable (as among Warrants) shall, subject to such aggregate percentage limitation, be determined on the basis of first submission to the Company for conversion or exercise or exchange, as the case may be. No prior inability to exercise Warrants pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations, including without limitation, with respect to calculations of percentage ownership, shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and G thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms this Section 8(g): (i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Applicable Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Applicable Percentage limitation; and
(ii) with respect to any other matter, with the consent of the holders of a majority of the then outstanding shares of Common Stock. The limitations contained in this paragraph shall apply to a successor holder of Warrants. The holders of Common Stock of the Company shall be third-party beneficiaries of this Section 8(g) and the Company may not waive this Section 8(g) without the consent of holders of a majority of its Common Stock.

     9. Registration Rights. The Initial Holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement.

     10. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

        If to the Company:

        The viaLink Company
        13155 Noel Road, Suite 800
        Dallas, TX 75240
        Telecopy: (927) 934-5555
        Attention: Chief Financial Officer
        with a copy to:

        Brobeck, Phleger & Harrison, LLP
        4801 Plaza on the Lake
        Austin, TX 78746
        Telecopy: (512) 330-4001
        Attention: J. Matthew Lyons, P.C.

and if to the Holder, at such address as Holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 10.

     11. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company agrees that a final nonappealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     12. Miscellaneous.

     (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

     (b) Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.
     (c) Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant for the number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current fair value per share of the Common Stock and the then effective Exercise Price, and the denominator of which shall be such then current fair value per share of the Common Stock. For purposes of this
Section 12(c), the "fair value" per share of Common Stock shall be the average of the closing prices, as reported by Bloomberg, for the five (5) consecutive trading days immediately preceding, but not including, the date of determination.

     (d) Assignability. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. The Holder shall notify the Company upon the assignment of this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Series A Warrant to be signed by its duly authorized officer.

                                            THE VIALINK COMPANY

                                            By:
                                              ----------------------------------
                                            Name: William P. Creasman
                                            Title:  Vice President, Chief
                                                    Financial Officer and
                                                    General Counsel

                                                                       EXHIBIT 1

                           FORM OF EXERCISE AGREEMENT

        (TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)

     The undersigned hereby irrevocably exercises the right to purchase of the shares of common stock of THE VIALINK COMPANY, a Delaware corporation (the "Company"), evidenced by the attached Warrant, and [HEREWITH MAKES PAYMENT OF THE EXERCISE PRICE WITH RESPECT TO SUCH SHARES IN FULL/ELECTS TO EFFECT A CASHLESS EXERCISE PURSUANT TO THE TERMS OF THE WARRANT], all in accordance with the conditions and provisions of said Warrant.

     (i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (ii) The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder (or such other person or persons indicated below) and delivered to the undersigned (or designee(s) at the address (or addresses) set forth below:

                                            ------------------------------------
                                            Signature of Holder

                                            ------------------------------------
                                            Name of Holder (Print)

                                            Address:

                                            ------------------------------------

                                            ------------------------------------

Date:

                                                                       EXHIBIT 2

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

NAME OF ASSIGNEE                                      ADDRESS                              NO. OF SHARES
----------------                                      -------                              -------------
------------------------------------    ------------------------------------    ------------------------------------

and hereby irrevocably constitutes and appoints           as agent and
attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

                                          Name:
                                          --------------------------------------

                                          Signature:
                                          --------------------------------------

                                                Title of Signing Officer or
                                                     Agent (if any):

                                                --------------------------------

                                          Address:
                                          --------------------------------------

                                               ---------------------------------

                                          Note:  The above signature should
                                                 correspond exactly with the
                                                 name on the face of the within
                                                 Warrant.

Date:            ,

In the presence of

------------------------------------------------------

                                                                      APPENDIX E

VOID AFTER 5:00 P.M. CENTRAL STANDARD TIME ON FEBRUARY 7, 2006

                                                                        No. B-01

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                             Right to Purchase 666,667 Shares of
                                         Common Stock, par value $.001 per share

Date: February 7, 2001

                              THE VIALINK COMPANY

                                SERIES B WARRANT

     THIS CERTIFIES THAT, for value received, VELOCITY INVESTMENT PARTNERS LTD. (the "Initial Holder," and together with any transferees as permitted under this Series B Warrant (this "Warrant"), the "Holder"), or its registered assigns, is entitled to purchase from THE VIALINK COMPANY, a Delaware corporation (the "Company"), at any time or from time to time during the period specified in
Section 2 hereof, Six Hundred Sixty Six Thousand Six Hundred Sixty Seven (666,667) fully paid and nonassessable shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at an initial exercise price of $3.00 per share (the "Exercise Price"). This Warrant is being issued pursuant to that certain Securities Purchase Agreement dated February 2, 2001 between the Company and the Initial Holder (the "Securities Purchase Agreement"). The number of shares of Common Stock issuable upon the exercise of the Warrants hereunder (the "Warrant Shares") and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "Warrants" means this Warrant and the other warrants of the Company issued pursuant to the terms of the Securities Purchase Agreement.

     The term "Closing Bid Price" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation reasonably selected by the Company if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an independent investment banking firm reasonably selected by the Company with the costs of such appraisal to be borne by the Company.

     This Warrant is subject to the following terms, provisions, and conditions:

     1. Mechanics of Exercise. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 8(f) hereof, this Warrant may be exercised as follows:

          (a) Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (or evidence of loss, theft, destruction or mutilation thereof in accordance with

     Section 8(c) hereof), together with a completed exercise agreement in the Form of Exercise Agreement attached hereto as Exhibit 1 (the "Exercise Agreement"), to the Company at the Company's principal executive offices (or such other office or agency of the Company as it may reasonably designate by notice to the Holder), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the Holder is permitted and elects to effect a Cashless Exercise (as defined in Section 12(c) below), delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement. Notwithstanding anything in the foregoing which may be to the contrary, the exercise shall become effective and the Warrant Shares so purchased shall be deemed to be issued to the Holder or Holder's designees, as the record owner of such shares, as of the date on which the completed Exercise Agreement is delivered to the Company, so long as this Warrant and payment of Exercise Price or notice of Cashless Exercise is delivered to the Company within three (3) business days after such date.

          (b) Issuance of Certificates. Subject to Section 1(c), certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised (the "Delivery Period"). The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of Holder or such other name as shall be designated by such Holder; provided, however, if any certificate for Warrant Shares is to be issued in a name other than that in which the Warrant surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Warrant so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will pay to the Company any transfer or other taxes required by reason of the issuance of a certificate for shares of the Company's Common Stock in any name other than that of the registered Holder of the Warrant surrendered, or establish to the satisfaction of the Company that such tax has been paid or is not payable. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. In lieu of delivering physical certificates representing the Common Stock issuable upon the exercise of this Warrant, upon request of the Holder, the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon exercise to the Holder by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system or other electronic delivery system selected by the Holder.

          (c) Exercise Disputes. In the case of any dispute with respect to an exercise, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with Section 1(b) hereof. If such dispute involves the calculation of the Exercise Price, the Company shall submit the disputed calculations to a nationally recognized independent accounting firm (selected by the Company and reasonably acceptable to Holder) via facsimile within two (2) business days of receipt of the Exercise Agreement. The accounting firm shall audit the calculations and notify the Company and the converting Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm's calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of Common Stock in accordance with Section 1(b) hereof.

          (d) Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock (as determined for exercise of this Warrant into whole shares of Common Stock); provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment, any fractional shares of Common Stock issuable shall be rounded up to the next whole number.

     2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after the date which is the earlier of (x) the Second Closing (as defined in the Securities Purchase Agreement) and (y) the date which is 120 days after the date hereof (the "Exercisability Date") and before 5:00 P.M., Central Standard Time on the first (1st) anniversary of the Exercisability Date (the "Exercise Period"); provided, however, that this Warrant may not be exercised if the Holder is in breach of its obligation under the Securities Purchase Agreement to consummate the Second Closing.

     3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

          (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

          (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant, without limitation of the Company's obligation to have authorized and reserved shares of Common Stock to provide for conversion of shares of Series A Preferred Stock of the Company.

          (c) Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange as required by Section 4.8 of the Securities Purchase Agreement and upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed and shall maintain, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant.

          (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such actions as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

     4. Antidilution Provisions. During the Exercise Period, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

          (a) Adjustment of Exercise Price.

             (i) Except as otherwise provided in this Section 4(a), Section 4(c) and 4(e) hereof, if and whenever after the initial issuance of this Warrant, the Company issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the then current Exercise Price on the date of issuance (each, a "Dilutive Issuance"), then effective immediately upon such Dilutive Issuance, the Exercise Price will be adjusted (lower only) in accordance with the following formula:

           Efeet = (E)[(O + P/E)
                   --------------------------------
                    (CSDO)],

           where:

            Efeet  =  the adjusted Exercise Price
               E  =   the Exercise Price in effect immediately prior to the
                      Dilutive Issuance;
               O  =   the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance;
               P  =   the aggregate consideration, calculated as set forth in
                      Section 4(b) hereof, received by the Company upon such
                      Dilutive Issuance; and
            CSDO  =   the total number of shares of Common Stock Deemed
                      Outstanding (as herein defined) immediately after the
                      Dilutive Issuance.

          (b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following will be applicable:

             (i) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities"), but not to include the grant or exercise of any stock or options which may hereafter be granted or exercised under any of the Company's stock option plans or employee stock purchase plan Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price on the date of issuance ("Below Market Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). Except as contemplated hereinbelow, no further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

             (ii) Issuance of Convertible Securities.

                (A) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of

           Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 4(b)(ii)(B) if applicable) is less than the Exercise Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence (but subject to Section 4(b)(ii)(B) below), the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by
           (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. Except as contemplated hereinbelow, no further adjustment to the Exercise Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                (B) If the Company in any manner issues or sells any Convertible Securities with a conversion or exercise price or exchange ratio which fluctuates on a daily basis (a "Floating Rate Convertible Security"), then the price per share for which Common Stock is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by Section 4(b)(ii)(A) shall be deemed to be the greater of (A) the lowest of (x) fifty percent (50%) of the Closing Bid Price on the date of the such issuance; (y) the initial conversion or exercise price of such Floating Rate Convertible Security on the date of such issuance, assuming it is convertible or exercisable on the date of such issuance; and (z) eighty five percent (85%) of the Exercise Price on the date of such issuance, and (B) any minimum conversion or exercise price which is applicable to such Floating Rate Convertible Security in all events (i.e., a Floor).

             (iii) Change in Option Price or Conversion Rate.  Subject to
        Section 4(b)(ii)(B) and except for the grant or exercise of any stock or options which may hereafter be granted or exercised under any of the Company's stock option plans or employee stock purchase plan now existing or to be implemented in the future provided the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose, if there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange or any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

             (iv) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

             (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration except where such consideration consists of freely-tradable securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation (or parent thereof), the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in the good faith reasonable business judgment of the Board of Directors.

             (vi) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made (a) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Warrant and disclosed in the Schedule of Exceptions to the Securities Purchase Agreement; (b) upon the grant, purchase or exercise of any stock or options which may hereafter be granted, purchased or exercised under any of the Company's stock option plans or employee stock purchase plan now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; (c) upon the exercise of the Warrants pursuant to their terms and upon the conversion of the Preferred Stock pursuant to the Certificate of Designation; (d) upon the issuance of Common Stock pursuant to a bona fide, firm commitment underwritten public offering registered under the Securities Act pursuant to an effective registration statement; (e) upon the issuance of Common Stock to independent contractors or consultants pursuant to written agreements existing on the date of the First Closing (as defined in the Securities Purchase Agreement) and disclosed in the Schedule of Exceptions to the Securities Purchase Agreement; (f) upon the issuance of equity securities in connection with bank credit agreements and equipment lease lines, the primary purpose of which is not to raise equity capital; (g) upon the issuance of Common Stock pursuant to or in connection with a strategic alliance, partnering relationship, or a bona fide business acquisition of or by the Company, whether by merger, joint venture, consolidation, sale of assets, sale or exchange of stock or otherwise, regarding which the Company has obtained a fairness opinion from a nationally recognized investment banking firm or regarding which an appropriate officer of the Company has certified to the Holders that the Board of Directors of the Company has determined in its reasonable business judgment that the Company has received in such transaction the fair value for the shares issued therefor, or (h) upon the issuance of securities otherwise to the Holders pursuant to the Securities Purchase Agreement.

          (c) Subdivision or Combination of Common Stock. If the Company, at any time after the initial issuance of this Warrant, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

          (d) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          (e) Major Transactions.

             (i) If the Company shall consolidate with or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares), or if there shall occur any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then each holder of a Warrant shall thereafter be entitled to receive consideration, in exchange for such Warrant, equal to the greater of, as determined in the sole discretion of such holder: (x) a warrant to purchase (at the same aggregate exercise price and on the same terms and conditions as the Warrant surrendered) the number of shares of stock or securities or property of the Company, or of the entity resulting from such transaction, to which a holder of the number of shares of Common Stock delivered upon exercise of such Warrant would have been entitled upon such transaction had the holder of such Warrant exercised (without regard to any limitations on exercise herein contained) the Warrant on the trading date immediately preceding the public announcement of such transaction and had such Common Stock been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of such transaction, and the Company shall make lawful provision therefor as a part of such consolidation, merger or reclassification; and (y) cash paid by the Company in immediately available funds, in an amount equal to the Black-Scholes Amount (as defined herein) times the number of shares of Common Stock for which this Warrant was exercisable (without regard to any limitations on exercise herein contained) on the date immediately preceding the date of such transaction.

             (ii) If, in connection with a business acquisition or a series of business acquisitions occurring within any six (6) month period, the Company shall issue capital stock representing in excess of twenty percent (20%) of its Common Stock outstanding immediately prior to such issuance (determined on a fully-diluted basis), or if the Company shall sell all or substantially all of its assets, then each Holder of a Warrant shall, at the option of each such Holder, be entitled to receive consideration, in exchange for such Warrant held by it, in cash paid by the Company from immediately available funds, in an amount equal to the Black-Scholes Amount times the number of shares of Common Stock for which this Warrant was exercisable (without regard to any limitations on exercise herein contained) on the date immediately preceding the date of such transaction.

             (iii) No sooner than ten (10) days nor later than five (5) days prior to the consummation of any transaction of a sort described in paragraphs (i) or (ii) above, but not prior to the public announcement of any such transaction, the Company shall deliver written notice ("Notice of Major Transaction") to the Holder of this Warrant, which Notice of Major Transaction shall be deemed to have been delivered one
        (1) business day following the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the consideration which the Holder would receive under clause (i) of this
        Section 4(e).

           For purposes of this Section 4(e), the "Black-Scholes Amount" shall be an amount determined by calculating the "Black-Scholes" value of an option to purchase one share of Common Stock on the applicable page on the Bloomberg online page, using the following variable values:

           (i) the current market price of the Common Stock equal to the closing trade price on the last trading day before the date of the Notice of the Major Transaction (provided such market price for purposes of this definition shall be capped at a maximum of two times the then current Exercise Price in effect); (ii) volatility of the Common Stock equal to the volatility of the common Stock during the 100 trading day period preceding the date of the Notice of the Major Transaction; (iii) a risk free rate equal to the interest rate on the United States treasury bill or treasury note with a maturity corresponding to the remaining term of this Warrant on the date of the Notice of the Major Transaction; and (iv) an exercise price equal to the Exercise Price on the date of the Notice of the Major Transaction. In the event such calculation function is no longer available utilizing the Bloomberg online page, the Holder shall calculate such amount in its sole discretion using the closest available alternative mechanism and variable values to those available utilizing the Bloomberg online page for such calculation function.

             (iv) Notwithstanding anything in this Section 4(e) which may be to the contrary, if following a transaction which triggers the applicability of paragraphs (i) or (ii), the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, each Holder may, at its option in lieu of receiving the consideration set forth in paragraphs (i) or (ii) above, as applicable, retain its Warrants and such Warrants shall continue to apply to such common stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be.

          (f) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time after the initial issuance of this Warrant, then the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

          (g) Notices of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price pursuant to this Section 4, then, and in each such case, the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Company.

          (h) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

          (i) Other Notices.  In case at any time:

             (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution to the holders of the Common Stock;

             (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

             (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

             (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

           then, in each such case, the Company shall give to the Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least ten (10) days prior to the record date or the date on which the Company's books are closed in respect thereto, but in no event earlier than public announcement of such proposed transaction or event. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses
           (i), (ii), (iii) and (iv) above.

          (j) Certain Definitions.

             (i) "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) in case of any adjustment required by Section 4(a) resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (y) in the case of any adjustment required by Section 4(a) resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

             (ii) "Market Price" means, as of any date, the average of the five
        (5) lowest Volume Weighted Average Prices ("VWAPs"), as reported by Bloomberg for the fifteen (15) consecutive trading dates immediately preceding, but not including, the determination.

             (iii) "Common Stock," for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

          (k) Key Officer or Director Transfers. If any Key Officer (as defined below) or director of the Company, during the period beginning on the date of the First Closing and ending on the date that is six (6) months after the Registration Statement (as defined in the Registration Rights Agreement) required pursuant to Section 2.1 of the Registration Rights Agreement is declared effective (provided that such period shall be extended to the extent of any Registration Suspension and Listing Suspension (each as defined in the Registration Rights Agreement)) (the "Transfer Period"), and while such person is a Key Officer or director, directly or indirectly, offers, sells, transfers, assigns, pledges, hedges or otherwise disposes of any shares of Common Stock, or any Options to purchase or acquire shares of Common Stock or enters into any agreement, contract, arrangement or understanding with respect to any such offer, sale, transfer, assignment, hedge or other disposition of any Common Stock or Options or provides or files any public notice, including pursuant to Rule 144 of the Securities Act, of a bona fide intent to dispose of a specified amount of Common Stock or Options (an "Executive Transfer"), then the Exercise Price upon each such Executive Transfer shall be reduced by ten (10%) percent of that Exercise Price calculated pursuant to this Warrant provided, however that a Key Officer or director may sell in the aggregate during the portion of the Transfer Period which portion commences on the date which is three (3) months following the effectiveness of such Registration Statement up to 10 percent (10%) of his or her total holdings of Common Stock on a fully diluted basis as of the First Closing at prices not less than $2.75 per share (subject to equitable adjustments for any stock split, combinations, stock dividends, reclassifications or similar events) without triggering the adjustments of this Section 4(k). Any of the foregoing transactions entered into by any member of a director's or Key Officer's family or by any trust or other entity for the benefit of any such director or Key Officer or any member of his or her family or by any affiliate of such director or Key Officer or any of the other foregoing persons, trusts or entities, shall be treated for purposes of this section as a transaction by such director or Key Officer. For purposes of this Section, a Key Officer shall mean individuals listed on Schedule 3.18 of the Securities Purchase Agreement and any individual who assumes or performs any of the duties of any Key Officer. For purposes of clarification, and without implication that the contrary would otherwise be true, each such Executive Transfer during the Transfer Period shall result in a reduction of the Exercise Price by ten percent (10%) and such reductions, in addition to any other adjustments to the Exercise Price pursuant to this Warrant, shall be cumulative. For example, if a Key Officer makes an Executive Transfer when the Exercise Price is $10.00, the Exercise Price would be reduced to $9.00. If the Common Stock subsequently undergoes a two-for-one split, the Exercise Price would be further reduced to $4.50. If, subsequent to the split, the same or another Key Officer makes an Executive Transfer, the Exercise Price would be further reduced to $4.05. Notwithstanding the foregoing, any Key Officer or director shall be entitled to make Permitted Transfers (as defined below) without limitation and any Permitted Transfer shall not be included in any computation of the 10% limitation set forth in this paragraph. The term "Permitted Transfer" shall mean (i) any assignment, gift or other transfer to any child, spouse, or other family member or trust for the benefit of any family member, provided that further transfers by any such transferees shall continue to be subject to this
     Section 4(k) or (ii) any bona fide gift to any charitable organization.

     5. Cap Amount. Prior to Stockholder Approval (as defined in the Securities Purchase Agreement) and regardless of whether shares of the Company's Common Stock are listed for trading on the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board unless otherwise permitted by the rules of Nasdaq (as defined in the Securities Purchase Agreement) or unless the rules thereof no longer are applicable to the Company, in no event shall the total number of shares of Common Stock issued upon conversion of the Preferred Stock and exercise of the Warrants (if required) exceed the maximum number of shares of Common Stock that the Company can issue without stockholder approval pursuant to Nasdaq Rule 4350 (or any successor rule) (the "Cap Amount") which, as of the date of initial issuance of shares of Preferred Stock and Warrants, shall be 19.99% of the total number of shares of Common Stock outstanding immediately prior to the First Closing (or any such higher number as the rules permit). A Holder's allocable portion of the Cap Amount shall be applicable to both shares of Preferred Stock and Warrants held by it and shall be applied to such Preferred Stock and Warrants on the basis of the time of conversion or exercise, as the case may be, thereof. The foregoing restriction shall not apply to the extent waived, modified or otherwise permitted by the Nasdaq National Market System or the Nasdaq SmallCap Market, as applicable to the Common Stock.

     6. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

     7. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     8. Transfer, Exchange, Redemption and Replacement of Warrant.

     (a) Transfer. This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the Form of Assignment attached hereto as
Exhibit 2, at the office or agency of the Company referred to in Section 8(e) below, provided, however, that any transfer or assignment shall be subject to the provisions of Section 5.1 and 5.2 of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 9 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement. In addition, this Warrant may be pledged, and all rights of the Holder under this Warrant may be assigned, without further consent of the Company, to a bona fide pledgee, subject to the provisions of this Warrant and the Securities Purchase Agreement, including, without limitation, this Section 8(a).

     (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 8(e) below, for new Warrants, in the form hereof, of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder at the time of such surrender.

     (c) [Intentionally Omitted.]

     (d) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or, in the case of any such loss, theft, or destruction, upon delivery, of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant or Warrants, in the form hereof, in such denominations as Holder may request representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder.

     (e) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this
Section 8, this Warrant shall be promptly canceled by the Company. The Company shall pay all issuance taxes (other than securities transfer taxes) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 8.

     (f) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may reasonably designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

     (g) Additional Restriction on Exercise. Notwithstanding anything to the contrary contained herein, this Warrant shall not be exercisable by the Holder to the extent (but only to the extent) that, if exercisable by Holder, Holder or any of its affiliates would beneficially own in excess of 4.9% (the "Applicable Percentage") of the shares of Common Stock. To the extent the above limitation applies, the determination of whether the Warrants shall be exercisable (vis-a-vis other convertible, exercisable or exchangeable securities owned by Holder) and of which Warrants shall be exercisable (as among Warrants) shall, subject to such aggregate percentage limitation, be determined on the basis of first submission to the Company for conversion or exercise or exchange, as the case may be. No prior inability to exercise Warrants pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations, including without limitation, with respect to calculations of percentage ownership, shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and

Regulation 13D and G thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms this
Section 8(g): (i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Applicable Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Applicable Percentage limitation; and (ii) with respect to any other matter, with the consent of the holders of a majority of the then outstanding shares of Common Stock. The limitations contained in this paragraph shall apply to a successor holder of Warrants. The holders of Common Stock of the Company shall be third-party beneficiaries of this Section 8(g) and the Company may not waive this Section 8(g) without the consent of holders of a majority of its Common Stock.

     9. Registration Rights. The Initial Holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement.

     10. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

        If to the Company:

        The ViaLink Company
        13155 Noel Road, Suite 800
        Dallas, TX 75240
        Telecopy: (927) 934-5555
        Attention: Chief Financial Officer

        with a copy to:

        Brobeck, Phleger & Harrison, LLP
        4801 Plaza on the Lake
        Austin, TX 78746
        Telecopy: (512) 330-4001
        Attention: J. Matthew Lyons, P.C.

and if to the Holder, at such address as Holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 10.

     11. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company agrees that a final nonappealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     12. Miscellaneous.

     (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

     (b) Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

     (c) Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, in the event that on the date of delivery of the notice described in this paragraph the Registration Statement is not then effective and available for use by such Holder for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) of such Holder, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant for the number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current fair value per share of the Common Stock and the then effective Exercise Price, and the denominator of which shall be such then current fair value per share of the Common Stock. For purposes of this Section 12(c), the "fair value" per share of Common Stock shall be the average of the closing prices, as reported by Bloomberg, for the five (5) consecutive trading days immediately preceding, but not including, the date of determination.

     (d) Assignability. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. The Holder shall notify the Company upon the assignment of this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Series B Warrant to be signed by its duly authorized officer.

                                            THE VIALINK COMPANY

                                            By:   /s/ WILLIAM P. CREASMAN
                                              ----------------------------------
                                            Name: William P. Creasman
                                            Title:  Vice President, Chief
                                                    Financial
                                               Officer and General Counsel

                                                                       EXHIBIT 1

                           FORM OF EXERCISE AGREEMENT

        (TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)

     The undersigned hereby irrevocably exercises the right to purchase of the shares of common stock of THE VIALINK COMPANY, a Delaware corporation (the "Company"), evidenced by the attached Warrant, and [herewith makes payment of the Exercise Price with respect to such shares in full/ elects to effect a Cashless Exercise pursuant to the terms of the Warrant], all in accordance with the conditions and provisions of said Warrant.

     (i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (ii) The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder (or such other person or persons indicated below) and delivered to the undersigned (or designee(s) at the address (or addresses) set forth below:

                                            ------------------------------------
                                            Signature of Holder

                                            ------------------------------------
                                            Name of Holder (Print)

                                            Address:

                                            ------------------------------------

                                            ------------------------------------

Date:

                                                                       EXHIBIT 2

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

NAME OF ASSIGNEE                                      ADDRESS                             NO. OF SHARES
----------------                                      -------                             -------------

------------------------------------    ------------------------------------   ------------------------------------

and hereby irrevocably constitutes and appoints           as agent and
attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Name:
     ---------------------------------------------------------------------------

                                          Signature:
                                          --------------------------------------

                                                Title of Signing Officer or
                                                     Agent (if any):

                                                --------------------------------

                                          Address:
                                          --------------------------------------

                                          --------------------------------------

                                          Note: The above signature should
                                                correspond exactly with the name
                                                on the face of the within
                                                Warrant.

Date:            ,

In the presence of

------------------------------------------------------

                                                                      APPENDIX F

                             SUBSCRIPTION AGREEMENT

     SUBSCRIPTION AGREEMENT, dated as of February 7, 2001 (this "SUBSCRIPTION AGREEMENT"), by and between THE VIALINK COMPANY, a Delaware corporation (the "COMPANY"), and each of the investors listed on Schedule A hereto (each an "INVESTOR" and collectively, the "INVESTORS").

     WHEREAS, each of the Investors is an executive officer and/or director of the Company;

     WHEREAS, the Company is a party to a series of Securities Purchase Agreements, dated as of February 2, 2001 (the "PURCHASE AGREEMENTS"), by and between the Company and the purchasers listed on the signature pages thereto (the "PURCHASERS");

     WHEREAS, each Investor desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to such Investor, (i) that number of shares of its Series A Convertible Participating Preferred Stock, par value $0.001 per share (the "PREFERRED STOCK"), and (ii) a Series A Warrant (the "WARRANT") to purchase that number of shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK") set forth opposite such Investor's name on Schedule A for a purchase price of $2,750 per share of Preferred Stock, on the terms and conditions set forth in this Subscription Agreement and the Purchase Agreements. The Preferred Stock and the Warrants shall be collectively referred to as the "SECURITIES;"

     WHEREAS, the Company must obtain stockholder approval pursuant to Nasdaq Rule 4350(i)(1)(A) (the "STOCKHOLDER APPROVAL") before the Investors can complete the purchase the Securities;

     WHEREAS, the Company will seek the Stockholder Approval either at the Company's next annual meeting, which shall be held no later than May 31, 2001, or at a special meeting of the stockholders prior to such annual meeting; and

     WHEREAS, the Investors have agreed to fund into escrow pending receipt by the Company of the Stockholder Approval.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES

     SECTION 1.1. Sale of Shares. Upon the terms and subject to the conditions of this Subscription Agreement and the Purchase Agreements, at the Closing (as hereinafter defined), the Company hereby agrees to issue and sell to each Investor the Securities set forth opposite such Investor's name on Schedule A.

     SECTION 1.2. Consideration. Upon the terms and subject to the conditions of this Subscription Agreement and the Purchase Agreements, each Investor hereby unconditionally agrees to accept and purchase the Securities set forth opposite such Investor's name on Schedule A for the purchase price set forth thereon at the Closing. Concurrently with the execution hereof, each Investor has deposited the purchase price payable by him with the Escrow Agent (as defined in the Escrow Agreement (as hereinafter defined)).

     SECTION 1.3. Closing. The closing of the separate purchases and sales of the Securities shall take place at the offices of the Company within three (3) business days after all of the conditions to the closing set forth in Article III have been satisfied or waived (such date and time referred to herein as the "CLOSING"). At the Closing, the Company shall deliver to each Investor (i) a certificate representing the Preferred Stock and (ii) a Warrant evidencing the Securities purchased hereunder by such Investor.

     SECTION 1.4. Escrow Agreement. Concurrently herewith, the Investors and the Company have executed an Escrow Agreement substantially in the form of Exhibit A attached hereto (the "ESCROW AGREEMENT").

     SECTION 1.5. Registration Rights Agreement. At the Closing, the Company and the Investors shall enter into a Registration Rights Agreement, substantially in the form of Exhibit B attached hereto (the "REGISTRATION RIGHTS AGREEMENT," and together with the Escrow Agreement, the "RELATED AGREEMENTS") providing for the registration of the Common Stock underlying the Preferred Stock and Warrants purchased by the Investors pursuant hereto within 180 days following the Closing.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Each Investor, severally but not jointly, hereby represents, warrants and covenants to the Company that:

          (1) Authorization. Such Investor has full power and authority to enter into this Agreement and each Related Agreement, and such Agreement and each Related Agreement constitutes, or when executed will constitute, such Investor's valid and legally binding obligation, enforceable in accordance with its terms.

          (2) Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Securities will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          (3) Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Investor further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties and financial condition of the Company.

          (4) Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

          (5) Accredited Investor. As an officer and/or director of the Company, such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

          (6) Restricted Securities. Such Investor understands that the Securities such Investor is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act of 1933, as amended (the "Securities Act").

          (7) Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

             (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

             (ii) (A) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

             (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor to the estate of any such Investor or the transfer by gift, will or intestate succession of any Investor to his spouse or to the siblings, lineal descendants or ancestors of such Investor or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder.

          (8) Legends. It is understood that the certificates evidencing the Shares may bear the following legends in addition to any other legends called for by Delaware law, this Agreement or any Related Agreement:

        "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered or sold or otherwise transferred in the absence of an effective registration statement for the securities under applicable securities laws or unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws."

                                  ARTICLE III

                             CONDITIONS TO CLOSING

     The obligations of each party to this Subscription Agreement to consummate the transactions contemplated hereby shall be subject to the following conditions:

     SECTION 3.1. Stockholder Approval. The Company shall have obtained the Stockholder Approval.

     SECTION 3.2. Release of Escrow. The purchase price for the Securities held in escrow shall have been released to the Company in accordance with the Escrow Agreement.

                                   ARTICLE IV

                                 MISCELLANEOUS

     SECTION 4.1. Successors and Assigns; Governing Law. The undersigned understands that this Agreement, if, and only if, accepted by the Company, shall be binding upon the executors, administrators, heirs, legal representatives, legatees, successors and assigns of the undersigned and shall inure to the benefit of the Company, its successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     SECTION 4.2. Entire Agreement. This Subscription Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto with respect to such subject matter.

     SECTION 4.3. Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice under this paragraph to all other parties to this Agreement.

     SECTION 4.4. Amendments. The terms and provisions of this Subscription Agreement may be modified or amended only pursuant to a written instrument executed by the Company and Investor.

     SECTION 4.5. Counterparts. This Subscription Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 4.6. Headings. The section and paragraph headings contained in this Subscription Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Subscription Agreement.

     The undersigned, by executing this Agreement, (a) agrees, upon acceptance hereof by the Company, to purchase the Shares set forth below for payment of the total purchase price set forth below, (b) makes the representations, warranties and covenants set forth in this Agreement and (c) states that the statements and matters set forth in this Agreement are true and correct. YOUR PURCHASE PRICE WILL BE HELD IN ESCROW BY THE COMPANY UNTIL THE COMPANY OBTAINS THE STOCKHOLDER APPROVAL. IF THE COMPANY DOES NOT OBTAIN THE STOCKHOLDER APPROVAL ON OR PRIOR TO MAY 31, 2001, YOUR PURCHASE PRICE WILL BE RETURNED TO YOU IN ACCORDANCE WITH THE TERMS OF THE ESCROW AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Subscription Agreement as of the date first above written.

                                            THE COMPANY:

                                            THE VIALINK COMPANY

                                            By: /s/ BRIAN CARTER
                                              ----------------------------------
                                              Name: Brian Carter
                                              Title:  Controller

                                              Address: 13155 Noel Road, Suite
                                                       800
                                                   Dallas, TX 75240
                                                   Facsimile: (972) 934-5583

                                            INVESTORS:

                                            /s/ ROBERT N. BAKER
                                            ------------------------------------
                                            Robert N. Baker

                                            Address:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                Facsimile:
                                                      --------------------------

                                            /s/ MARK BROMBERG
                                            ------------------------------------
                                            Mark Bromberg

                                            Address:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                Facsimile:
                                                      --------------------------

                                            /s/ WILLIAM P. CREASMAN
                                            ------------------------------------
                                            William P. Creasman

                                            Address:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                Facsimile:
                                                      --------------------------

                                            /s/ LEWIS B. KILBOURNE
                                            ------------------------------------
                                            Lewis B. Kilbourne

                                            Address:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                Facsimile:
                                                      --------------------------

                                            /s/ DAVID M. LLOYD
                                            ------------------------------------
                                            David M. Lloyd

                                            Address:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                Facsimile:
                                                      --------------------------

                                            /s/ ROBERT I. NOE
                                            ------------------------------------
                                            Robert I. Noe

                                            Address:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                Facsimile:
                                                      --------------------------

                                            /s/ CHRIS RILEY
                                            ------------------------------------
                                            Chris Riley

                                            Address:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                Facsimile:
                                                      --------------------------

                                            /s/ JACK SCOTT
                                            ------------------------------------
                                            Jack Scott

                                            Address:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                Facsimile:
                                                      --------------------------

                                                                      SCHEDULE A

                             SCHEDULE OF INVESTORS

                                                             SHARES OF
NAME OF INVESTOR                                          PREFERRED STOCK   WARRANTS   PURCHASE PRICE
----------------                                          ---------------   --------   --------------
Robert N. Baker.........................................        163         163,000       $448,250
Mark Bromberg...........................................         18          18,000         49,500
William P. Creasman.....................................         21          21,000         57,750
Lewis B. Kilbourne......................................         27          27,000         74,250
David M. Lloyd..........................................         18          18,000         49,500
Robert I. Noe...........................................          7           7,000         19,250
Chris Riley.............................................         18          18,000         49,500
Jack Scott..............................................          5           5,000         13,750
                                                                ---         -------       --------
          Total.........................................        277         277,000       $761,750
                                                                ===         =======       ========

                                                                      APPENDIX G

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS OF THE VIALINK COMPANY
  Independent Auditors' Reports.............................   G-2
  The viaLink Company Consolidated Balance Sheets as of
     December 31, 1999 and 2000.............................   G-4
  The viaLink Company Consolidated Statements of Operations
     and Comprehensive Income (Loss) for the Years Ended
     December 31, 1998, 1999 and 2000.......................   G-5
  The viaLink Company Consolidated Statements of
     Stockholders' Equity (Deficit) for the Years Ended
     December 31, 1998, 1999 and 2000.......................   G-6
  The viaLink Company Consolidated Statements of Cash Flows
     for the Years Ended December 31, 1998, 1999 and 2000...   G-7
  The viaLink Company Notes to Consolidated Financial
     Statements.............................................   G-8

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
The viaLink Company:

     We have audited the accompanying consolidated balance sheets of The viaLink Company and its subsidiary as of December 31, 1999 and 2000, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The viaLink Company and its subsidiary as of December 31, 1999 and 2000, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

                                            KPMG LLP

Dallas, Texas
February 8, 2001

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors
The viaLink Company

     In our opinion, the accompanying consolidated statements of operations and comprehensive income (loss), of stockholders' equity and of cash flows present fairly, in all material respects, the results of operations and cash flows of The viaLink Company for the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                            PRICEWATERHOUSECOOPERS LLP

Oklahoma City, Oklahoma
February 22, 1999, except as to the
stock splits described in Note 8 and
Note 13 relating to the 1998 share and
per share data, which is as of March 14, 2000.

                              THE VIALINK COMPANY

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 2000

                                     ASSETS

                                                                  1999           2000
                                                              ------------   ------------
Current assets:
  Cash and cash equivalents.................................  $  8,616,305   $  2,980,600
  Short-term investments, held to maturity..................     6,479,443             --
  Accounts receivable -- trade, net of allowance for
     doubtful accounts of $41,000 in 1999 and $158,000 in
     2000...................................................       122,796        514,663
  Other receivables.........................................       472,599         60,113
  Prepaid expenses..........................................       395,513        651,727
                                                              ------------   ------------
          Total current assets..............................    16,086,656      4,207,103
Furniture, equipment and leasehold improvements, net........     2,473,281      2,568,909
Software development costs, net.............................     1,523,588      1,615,191
Deferred service fees.......................................     3,046,302      1,042,866
Other assets................................................       108,762         98,352
                                                              ------------   ------------
          Total assets......................................  $ 23,238,589   $  9,532,421
                                                              ============   ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable and accrued liabilities..................  $  2,236,521   $  3,253,708
  Deferred revenues.........................................            --        122,640
  Current portion of capital lease obligations..............            --         63,603
                                                              ------------   ------------
          Total current liabilities.........................     2,236,521      3,439,951
Long-term liabilities:
  Long-term debt............................................     4,230,720      7,313,836
  Capital lease obligations, less current portion...........            --         70,560
                                                              ------------   ------------
          Total long-term liabilities.......................     4,230,720      7,384,396
          Total liabilities.................................     6,467,241     10,824,347
Commitments and contingencies(Notes 7 and 11)
Stockholders' equity (deficit):
  Common stock, $.001 par value; 150,000,000 shares
     authorized; 9,784,822 and 22,779,566 shares issued and
     outstanding at December 31, 1999 and 2000,
     respectively...........................................         9,785         22,780
  Additional paid-in capital................................    31,750,749     51,902,400
  Unearned stock compensation...............................    (1,389,079)      (487,895)
  Accumulated deficit.......................................   (13,600,107)   (52,729,211)
                                                              ------------   ------------
          Total stockholders' equity (deficit)..............    16,771,348     (1,291,926)
                                                              ------------   ------------
          Total liabilities and stockholders' equity
            (deficit).......................................  $ 23,238,589   $  9,532,421
                                                              ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                              THE VIALINK COMPANY

     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

                                                         1998           1999           2000
                                                      -----------   ------------   ------------
Revenues............................................  $ 8,230,628   $    615,519   $  1,621,437
Operating expenses:
  Direct cost of sales..............................    1,563,757             --             --
  Customer operations...............................    3,759,626      2,655,113      7,308,645
  Development.......................................    1,205,743      2,803,247      6,281,645
  Selling and marketing.............................      435,978      2,919,857      9,729,799
  General and administrative........................    2,285,955      5,430,466     13,604,905
  Depreciation and amortization.....................      458,259        594,373      1,570,057
                                                      -----------   ------------   ------------
          Total operating expenses..................    9,709,318     14,403,056     38,495,051
                                                      -----------   ------------   ------------
Loss from operations................................   (1,478,690)   (13,787,537)   (36,873,614)
Interest expense, net...............................     (161,355)    (3,983,785)    (2,379,909)
Gain on sale of assets..............................    3,339,123      1,262,921        124,419
Realized gain on sale of marketable securities......           --      3,872,438             --
                                                      -----------   ------------   ------------
Income (loss) before income taxes...................    1,699,078    (12,635,963)   (39,129,104)
Provision for income taxes..........................    1,049,440             --             --
                                                      -----------   ------------   ------------
Net income (loss)...................................      649,638    (12,635,963)   (39,129,104)
Other comprehensive income (loss):
  Unrealized income (loss) on marketable securities,
     net of tax.....................................     (315,673)       315,673             --
                                                      -----------   ------------   ------------
Comprehensive income (loss).........................  $   333,965   $(12,320,290)  $(39,129,104)
                                                      ===========   ============   ============
Net income (loss) per common share --
  -- Basic..........................................  $      0.06   $      (0.96)  $      (1.89)
                                                      ===========   ============   ============
  -- Diluted........................................  $      0.05   $      (0.96)  $      (1.89)
                                                      ===========   ============   ============
Weighted average common shares outstanding --
  -- Basic..........................................   10,964,164     13,114,028     20,732,411
                                                      ===========   ============   ============
  -- Diluted........................................   12,409,772     13,114,028     20,732,411
                                                      ===========   ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                              THE VIALINK COMPANY

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

                                                                                       ACCUMULATED
                                      COMMON STOCK       ADDITIONAL      UNEARNED         OTHER       ACCUMULATED
                                  --------------------     PAID-IN        STOCK       COMPREHENSIVE     EARNINGS
                                    SHARES     AMOUNTS     CAPITAL     COMPENSATION   INCOME (LOSS)    (DEFICIT)        TOTAL
                                  ----------   -------   -----------   ------------   -------------   ------------   ------------
Balance, December 31, 1997......   2,729,509   $2,730    $ 4,498,988   $        --      $      --     $ (1,613,782)  $  2,887,936
  Exercise of stock options.....      88,610       89        240,303                                                      240,392
  Stock issued under employee
    stock purchase plan.........       3,461        3          8,555                                                        8,558
  Stock issued under employee
    bonus plan..................       5,033        5         15,723                                                       15,728
  Net income....................                                                                           649,638        649,638
  Unrealized loss on securities
    available for sale..........                                                         (315,673)                       (315,673)
                                  ----------   -------   -----------   -----------      ---------     ------------   ------------
Balance, December 31, 1998......   2,826,613    2,827      4,763,569            --       (315,673)        (964,144)     3,486,579
  Exercise of stock options.....     575,435      575      1,993,311                                                    1,993,886
  Stock issued under employee
    stock purchase plan.........         172       --          1,891                                                        1,891
  Proceeds from Hewlett-Packard
    note........................                           6,000,000                                                    6,000,000
  Issuance of stock options to
    employees...................                           2,185,736    (2,185,736)                                            --
  Issuance of stock purchase
    warrants....................                           4,006,468                                                    4,006,468
  Amortization of unearned stock
    compensation................                                           796,657                                        796,657
  Proceeds from exercise of
    common stock warrants.......   1,068,042    1,068      5,621,192                                                    5,622,260
  Proceeds from exercise of
    common stock warrants, Cap
    Gemini Ernst & Young........     250,000      250      1,999,750                                                    2,000,000
  Issuance of common stock for
    services....................      20,480       21        549,639                                                      549,660
  Proceeds from issuance of
    common stock to i2
    Technologies, Inc. .........     223,884      224      4,999,776                                                    5,000,000
  Registration costs............                            (365,763)                                                    (365,763)
  Two-for-one stock split on
    November 29, 1999...........   4,820,196    4,820         (4,820)                                                          --
  Unrealized gain on securities,
    net of reclassification
    adjustment..................                                                          315,673                         315,673
  Net loss......................                                                                       (12,635,963)   (12,635,963)
                                  ----------   -------   -----------   -----------      ---------     ------------   ------------
Balance, December 31, 1999......   9,784,822    9,785     31,750,749    (1,389,079)            --      (13,600,107)    16,771,348
  Exercise of stock options and
    warrants....................   1,471,737    1,472        812,646                                                      814,118
  Stock issued under employee
    stock purchase plan.........      42,561       43        196,609                                                      196,652
  Issuance of stock options to
    service providers...........                             424,541                                                      424,541
  Issuance of stock options to
    employees...................                             997,500      (997,500)                                            --
  Amortization of unearned stock
    compensation................                                         1,898,684                                      1,898,684
  Proceeds from issuance of
    common stock, net...........   1,494,351    1,494     16,066,306                                                   16,067,800
  Issuance of common stock for
    services....................      80,817       81      1,663,954                                                    1,664,035
  Two-for-one stock split, March
    2000 (Note 8)...............   9,905,278    9,905         (9,905)                                                          --
  Net loss......................                                                                       (39,129,104)   (39,129,104)
                                  ----------   -------   -----------   -----------      ---------     ------------   ------------
Balance, December 31, 2000......  22,779,566   $22,780   $51,902,400   $  (487,895)     $      --     $(52,729,211)  $ (1,291,926)
                                  ==========   =======   ===========   ===========      =========     ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                              THE VIALINK COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

                                                                 1998           1999           2000
                                                              -----------   ------------   ------------
Cash flows from operating activities:
  Net income (loss).........................................  $   649,638   $(12,635,963)  $(39,129,104)
  Adjustments to reconcile net income (loss) to net cash
    used in operating activities:
    Depreciation and amortization...........................      925,134      1,015,609      2,068,341
    Deferred income tax provision...........................    1,049,440             --             --
    Gain on sale of assets..................................   (2,998,453)      (462,042)            --
    Gain on sale of marketable securities...................           --     (3,872,438)            --
    Amortization of unearned stock compensation.............           --        796,657      1,898,684
    Non-cash service costs for warrant and options issued to
      service providers.....................................           --        960,166      2,243,602
    Loss on disposal of fixed assets........................       12,694             --             --
    Non-cash interest expense on convertible debt...........           --      4,230,720      3,083,116
    Professional fees paid with common shares...............           --        549,660      1,185,883
    Write-off of deferred offering costs and notes
      receivable............................................           --             --        671,248
    Increase (decrease) in cash for changes in:
      Accounts receivable, net..............................    1,054,162         35,321       (391,867)
      Other receivables.....................................     (540,885)       113,179        412,486
      Prepaid expenses and other assets.....................       32,407       (448,995)      (195,804)
      Accounts payable and accrued liabilities..............     (397,899)     1,170,248      1,201,562
      Deferred revenue......................................     (236,134)            --        122,640
                                                              -----------   ------------   ------------
        Net cash used in operating activities...............     (449,896)    (8,547,878)   (26,829,213)
                                                              -----------   ------------   ------------
Cash flows from investing activities:
  Proceeds from sale of assets, net of costs................    2,607,731             --             --
  Proceeds from sale of marketable securities...............           --      4,872,438             --
  Capital expenditures......................................      (41,785)    (2,345,157)    (1,053,369)
  Collection on note receivable from sale of ijob...........           --        800,000             --
  Purchase of short-term investments........................           --     (9,099,443)    (1,524,698)
  Investment in note receivable.............................           --             --       (265,000)
  Proceeds upon maturity of short-term investments..........           --      2,620,000      8,004,141
  Capitalized expenditures for software development.........     (617,180)      (607,181)      (589,888)
                                                              -----------   ------------   ------------
        Net cash provided by (used in) investing
          activities........................................    1,948,766     (3,759,343)     4,571,186
                                                              -----------   ------------   ------------
Cash flows from financing activities:
  Decrease in bank overdraft................................      (23,619)            --             --
  Proceeds from convertible debt............................           --      6,000,000             --
  Proceeds from exercise of stock option and purchase
    plans...................................................      264,678      1,995,777      1,010,770
  Proceeds from exercise of common stock purchase warrants,
    net of registration costs...............................           --      7,256,497     16,067,800
  Proceeds from issuance of common stock to i2 Technologies,
    Inc. ...................................................           --      5,000,000             --
  Payments of deferred offering costs.......................           --             --       (456,248)
  Payments of capital lease obligations.....................     (132,422)       (44,194)            --
  Proceeds from long-term debt..............................    3,522,639             --             --
  Payment of stockholder notes..............................     (482,830)            --             --
  Payments of long-term debt................................   (4,012,639)            --             --
                                                              -----------   ------------   ------------
        Net cash provided by (used in) financing
          activities........................................     (864,193)    20,208,080     16,622,322
                                                              -----------   ------------   ------------
Net increase (decrease) in cash and cash equivalents........      634,677      7,900,859     (5,635,705)
Cash and cash equivalents, beginning of year................       80,769        715,446      8,616,305
                                                              -----------   ------------   ------------
Cash and cash equivalents, end of year......................  $   715,446   $  8,616,305   $  2,980,600
                                                              ===========   ============   ============
Supplemental disclosures of cash flow information:
  Cash paid for interest....................................  $   220,553   $         --   $         --
                                                              ===========   ============   ============
  Cash paid for income taxes, net of refunds................  $    26,454   $         --   $         --
                                                              ===========   ============   ============
Supplemental schedule of non-cash investing and financing
  activities:
  Issuance of stock purchase warrants for future services...  $        --   $  4,006,468   $         --
                                                              ===========   ============   ============
  Issuance of common stock for software development
    services................................................  $        --   $         --   $    478,152
                                                              ===========   ============   ============
  Assets acquired under capital leases......................  $        --   $         --   $    134,163
                                                              ===========   ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                              THE VIALINK COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     General Description of Business and Liquidity -- We provide subscription-based, business-to-business electronic commerce services that enable food industry participants to more efficiently manage their highly complex supply chain information. Our services allow manufacturers, wholesalers, distributors, sales agencies (such as food brokers), retailers and foodservice operators to communicate and synchronize item, pricing and promotion information in a more cost-effective and accessible way than has been possible using traditional electronic and paper-based methods.

     Our strategy is to continue our investment in marketing and sales activities, development of our viaLink services and customer support services to facilitate our plan to penetrate the market and build recurring revenues generated from subscriptions to our viaLink services. Consequently, we resemble a development stage company and will face many of the inherent risks and uncertainties that development stage companies face. There can be no assurance, however, that these efforts will be successful. Our failure to successfully execute our strategy would have a material adverse effect on our business, financial condition and results of operations, including our viability as an enterprise. As a result of the high level of expenditures for investment in technology development, implementation, customer support services, and selling and marketing expenses, we expect to incur losses in the foreseeable future periods until such time, if ever, as the recurring revenues from our viaLink services are sufficient to cover the expenses.

     Our clients and customers range from small, rapidly growing companies to large corporations in the consumer packaged goods and grocery industries and are geographically dispersed throughout the United States.

     We reported a substantial loss from operations for the fiscal years ended December 31, 1999 and 2000, and we expect to incur losses for the fiscal year ending December 31, 2001. The extent of these losses will depend primarily on the amount of revenues generated from implementations of and subscriptions to our viaLink services, which have not yet achieved market acceptance or significant market penetration and the amount of expenses incurred in generating these revenues. In order to achieve market penetration and acceptance we expect to continue our high level of expenditures for development of our viaLink services. These expenses have substantially exceeded our revenues, which to date have been minimal.

     We believe that our cash, cash equivalents and the additional equity financing discussed in Note 13 will be sufficient to meet our cash flow needs. However, we may need to raise additional capital if (a) we are unable to maintain or decrease our projected level of spending, (b) we are unable to manage our working capital requirements or (c) we experience a lack of revenue growth due to delayed or less than expected market acceptance of our viaLink services. If we are required to raise additional capital there can be no assurance as to whether, when or the terms upon which any such capital may be obtained. Any failure to obtain an adequate and timely amount of capital on commercially reasonable terms could have a material adverse effect on our business, financial condition and results of operations, including our viability as an enterprise.

     Basis of Presentation -- The financial statements include the accounts of the Company and its wholly owned subsidiaries. Prior to its sale on December 31, 1998, the financial statements include, ijob, Inc., a wholly-owned subsidiary which was formed June 30, 1997. In April 2000, we formed viaLink International, Inc., a wholly-owned subsidiary. viaLink International is a Delaware corporation formed to include our international operations. Our consolidated financial statements include the accounts of viaLink International. All intercompany transactions and balances have been eliminated in consolidation.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management's estimates and assumptions in determining the carrying values of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the

                              THE VIALINK COMPANY
financial statements and the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents and Short-term Investments -- For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. Similar investments with a maturity, at purchase, of more than three months are classified as short-term investments held to maturity and are carried at amortized cost.

     Marketable Securities -- The Company classifies its investment in marketable equity securities as available-for-sale in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company's securities are carried at fair market value, with the unrealized gains and losses reported as other comprehensive income or loss until realized.

     Risks from Concentrations -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments, notes receivable and accounts receivable. The Company places its temporary cash investments with high credit quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of individual accounts and their dispersion across different regions. The Company does not believe a material risk of loss exists with respect to its financial position due to concentrations of credit risk.

     The Company received, as consideration for the sale of its management consulting and systems integration assets, 643,770 shares of preferred stock which were converted into common shares of the NetPlex Group, Inc. Such shares were classified as available-for-sale marketable securities and were subject to fluctuations in value due to market conditions until the sale of such securities in December 1999.

     Prior to 1999, the Company's revenues were in part dependent on large license fees and systems integration contracts from a limited number of customers. In 1998, three customers individually accounted for 13, 11 and 11 percent of revenues. In 1999, three customers individually accounted for 27, 14 and 12 percent of revenues. In 2000, three customers individually accounted for 18, 13 and 11 percent of revenues. In 1998, 1999 and 2000, approximately 49, 70 and 60 percent, respectively, of the Company's total revenues were attributable to five clients. During 1998, the Company sold its wholly-owned subsidiary, ijob, Inc., and the assets underlying its management consulting and systems integration services (see Note 2). Prior to 1999, over 90% of the Company's revenues were generated from assets sold pursuant to these sales. As a result of the sales, the Company resembles a development stage company since its planned principal operations has just begun to generate significant revenues. We will continue to be dependent upon revenues from a limited number of customers until we achieve market penetration.

     Furniture, equipment and leasehold improvements -- Furniture, equipment and leasehold improvements are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations for the period. The Company depreciates furniture and equipment using the straight-line method over their estimated useful lives ranging from 3 to 10 years. Leasehold improvements are amortized over the lease term using the straight-line method.

     Revenue Recognition -- The Company's revenues beginning in 1999 consist of recurring monthly subscription fees for customer use of the viaLink services, implementation fees, and recurring monthly fees for hosting customer websites. Contracts for customer use of the viaLink services are generally for periods ranging from one to three years, but are generally cancelable with 30 days notice. Implementation fees for the viaLink services are due up front, are nonrefundable and are separately priced from the use of the viaLink services based on time and materials. Implementation costs consist primarily of labor by technical support personnel to configure customer data and establish a connection to the viaLink database. Implementation activities can range from a "basic" implementation that simply establishes a web browser interface to more involved activities where the Company assists a customer to modify the customer's systems and automate the

                              THE VIALINK COMPANY
connection. The Company has no obligation to perform any future implementation services and no additional implementation services are necessary upon renewal of the service by the customer. The Company recognizes implementation fees and associated costs for the more involved implementation activities as the services are provided. Implementation fees and associated direct costs to provide basic implementations are deferred and recognized over the period the subscription-based viaLink services are provided. Implementation fees and associated direct costs for basic implementations are deferred because the Company does not have an objective basis to determine the fair value of the basic implementation services and they are essential to the viaLink services. The fair value of more involved implementation activities is established using a residual method and generally equals the amount charged by viaLink based on time and materials. The Company recognizes revenue for hosting customer websites and subscription fees for customer use of the viaLink services as these services are provided. Revenues collected in advance are deferred and recognized as earned.

     In December 1999, the Securities and Exchange Commission staff (the "Staff") issued Staff Accounting Bulletin No. 101 ("SAB 101"), Revenue Recognition in Financial Statements. As subsequently interpreted by the Staff through issuance of a document summarizing frequently asked questions and answers, the Staff has provided guidance on accounting for revenue from multiple-element arrangements that are not currently addressed by existing accounting pronouncements. In particular, the Staff has provided guidance that revenue should not be allocated among the elements unless the allocation is based on reliable, verifiable and objectively determinable fair values of the elements. The Staff's guidance also provides that if an undelivered element is essential to the functionality of a delivered element, no revenue allocated to the delivered element should be recognized until that undelivered element is delivered. The Company adopted SAB 101 in the fourth quarter of 2000, with retroactive effect to January 1, 2000. Prior to adoption of SAB 101, the Company recognized all implementation fees and associated costs as the services were provided. The cumulative effect of adopting SAB 101 was to increase both deferred revenues and deferred customer operations expense by approximately $107,000 as of January 1, 2000 with no impact on stockholders' equity.

     The Company's revenues prior to 1999 were primarily realized from providing management consulting services, systems integration services and reselling hardware and software products. The Company recognized revenue as the services were provided and products were delivered. Revenues from fixed-price contracts were recognized using the percentage of completion method.

     Direct Cost of Sales -- Direct cost of sales represents the cost of hardware and certain point-of-sale software acquired for resale, including royalty payments required for sale of the Company's proprietary software products.

     Development -- The Company incurred costs and expenses of approximately $1.8 million, $3.4 million and $6.9 million for product development in 1998, 1999 and 2000, respectively. The Company capitalizes certain of these costs, including interest, that are directly related to the development of software to be sold and software developed for internal use. Capitalization of costs for internal use software begins after the preliminary project stage and ends when the software is substantially complete and ready for its intended use. The Company also capitalizes certain of these costs, including interest, for software to be sold beginning when technological feasibility has been established and ending when the product is available for customers. Capitalized software development costs are amortized using the straight-line method over the estimated useful life of three to five years and are subject to impairment evaluation in accordance with the provisions of SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

     Earnings Per Share -- Basic earnings per share is calculated by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing net income (loss) by the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Diluted earnings per share also includes the impact of convertible debt, if dilutive, using the if-converted method.

                              THE VIALINK COMPANY

     Income Taxes -- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires deferred tax liabilities or assets to be recognized for the anticipated future tax effects of temporary differences that arise as a result of the differences in the carrying amounts and tax bases of assets and liabilities, and for loss carryforwards and tax credit carryforwards. SFAS 109 requires that the Company record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     Reclassifications -- Certain prior year amounts have been reclassified to conform to the 2000 financial statement presentation.

2. DIVESTITURES

     On December 31, 1998, the Company sold its wholly-owned subsidiary, ijob, Inc. to DCM Company ("DCM"), a corporation wholly-owned by David C. Mitchell, the President and a member of the board of directors of ijob at the time of the sale. DCM purchased all of the outstanding stock of ijob for a collateralized, ten-year $800,000 promissory note that accrued interest at 8% per annum. The promissory note was collateralized by substantially all of ijob's fixed assets, contract rights, accounts receivable and general intangibles. The net gain of $462,042 on the sale was deferred and netted against the $800,000 promissory note at December 31, 1998, as DCM was considered to be a highly leveraged entity. On March 11, 1999, the promissory note and accrued interest were paid in full. Accordingly, the deferred gain on the sale of $462,042 was recognized in the 1999 statement of operations.

     Effective September 1, 1998, the Company sold the assets related to its management consulting and systems integration services (including the Company's proprietary Retail Services Application ("RSA") software) to NetPlex Group, Inc. ("Consulting Assets Sale"). The Company received $3.0 million in cash and 643,770 shares of NetPlex preferred stock, with a market value of approximately $1.0 million at the date of the sale. The Company used the cash proceeds from the sale to repay (i) $551,062 of long-term debt, (ii) $565,094 of stockholder loans including interest and (iii) expenses attributable to the Consulting Assets Sale. The net gain from the Consulting Assets Sale was $2,998,453. At December 31, 1998, the market value of the 643,770 shares of NetPlex preferred stock was $684,327, yielding an unrealized loss of $315,673, which was included in other comprehensive loss in 1998. In December 1999, the Company sold the 643,770 shares for $4.87 million resulting in a realized gain of $3.87 million included in the 1999 statement of operations. The following represents condensed unaudited results of operations related to the management consulting and systems integration services:

                                                          EIGHT MONTHS
                                                             ENDED
                                                           AUGUST 31,
                                                              1998
                                                          ------------
Revenues................................................   $6,831,916
Expenses................................................    5,045,104
                                                           ----------
Income before income taxes..............................   $1,786,812
                                                           ==========

     In conjunction with the Consulting Assets Sale, the Company entered into an earn-out agreement that provided for quarterly cash payments aggregating up to $1.5 million based on revenues generated from the assets sold to NetPlex through March 31, 2000. During 1998, 1999 and 2000, the Company recognized a gain on sale for payments received in accordance with the Consulting Assets Sale earn-out agreement in the amount of $341,000, $801,000, and $124,000 respectively. The Company does not expect to receive additional payments under the earn-out agreement.

     The Company's balance sheets and statements of operations as of and for the years ended December 31, 1999 and 2000, do not include the assets and operations of the consulting and systems integration assets, nor

                              THE VIALINK COMPANY
do they include the assets and operations of ijob, which are included in the comparable period of 1998. Therefore, the years presented are not comparable.

3. SHORT-TERM INVESTMENTS

     At December 31, 2000, the Company did not have any investments in marketable debt securities. At December 31, 1999, all marketable debt securities were classified as held-to-maturity and carried at amortized cost. Short-term investments at December 31, 1999 consisted of the following:

Certificates of deposit..................................  $  100,000
Commercial paper.........................................   5,038,141
Bankers acceptances......................................     744,480
U.S. government securities...............................     596,822
                                                           ----------
          Total short-term investments...................  $6,479,443
                                                           ==========

     At December 31, 1999, the estimated fair value of each investment approximated its amortized cost, and therefore, there were no significant unrealized gains or losses.

4. FURNITURE, EQUIPMENT, LEASEHOLD IMPROVEMENTS AND SOFTWARE DEVELOPMENT COSTS

     Furniture, equipment and leasehold improvements at December 31, 1999 and 2000 consisted of the following:

                                                                1999          2000
                                                             -----------   -----------
Furniture and fixtures.....................................  $   388,918   $   403,212
Computer equipment.........................................    2,734,831     3,274,864
Computer software..........................................    1,260,472     2,291,496
Leasehold improvements.....................................      222,755       303,088
                                                             -----------   -----------
                                                               4,606,976     6,272,660
Less: accumulated depreciation and amortization............   (2,133,695)   (3,703,751)
                                                             -----------   -----------
Furniture, equipment and leasehold improvements, net.......  $ 2,473,281   $ 2,568,909
                                                             ===========   ===========

     Computer equipment in 1999 and 2000 included $322,000 and $134,000 of assets under capital leases. Furniture and fixtures in 1999 included $89,000 of assets under capital leases. Accumulated depreciation for all assets under capital leases at December 31, 1999 and 2000 was $345,000 and $28,000, respectively.

     The Company incurred total costs of approximately $1.8 million, $3.4 million and $6.9 million for development of software in 1998, 1999 and 2000, respectively. We capitalized $0.6 million of these costs for development of software in 1998, 1999 and 2000. Interest capitalized during 1998, 1999 and 2000 was not material. Amortization of developed software during 1998, 1999 and 2000 was $0.5 million, $0.4 million and $0.5 million, respectively. Accumulated amortization at December 31, 1999 and 2000 was $1.2 million and $1.7 million, respectively.

                              THE VIALINK COMPANY

5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses at December 31, 1999 and 2000 consisted of the following:

                                                                 1999         2000
                                                              ----------   ----------
Accounts payable............................................  $  503,124   $1,005,674
Accrued employee compensation...............................     874,080    1,340,320
Accrued professional fees and contract labor................     597,257      514,371
Other accrued expenses......................................     262,060      393,343
                                                              ----------   ----------
          Total accounts payable and accrued liabilities....  $2,236,521   $3,253,708
                                                              ==========   ==========

6. LONG-TERM DEBT

     On February 4, 1999, the Company entered into a financing agreement and note purchase agreement with Hewlett-Packard pursuant to which Hewlett-Packard purchased a $6.0 million subordinated secured convertible promissory note, convertible into common stock at the option of Hewlett-Packard beginning August 2000 at a conversion price of $1.75 per share. The note bears interest at 11.5% per annum, with interest payments deferrable to maturity in February 2004. The note contained a beneficial conversion feature valued at approximately $20.0 million at the commitment date. Accordingly, we allocated the full amount of proceeds to the beneficial conversion feature and recorded $6.0 million as additional paid-in capital at the time of closing. The amount was accreted by charges to interest expense and corresponding increases in long-term debt during the period from issuance of the note to August 2000 when the note became convertible. Non-cash interest charges of $3.6 million and $2.4 million were recognized in 1999 and 2000, respectively, as accreted charges to interest expense. We will continue to recognize interest expense at 11.5% per annum until the note is converted to common stock. At December 31, 1999 and 2000, contractual interest of $0.6 million and $1.3 million, respectively, is included in the note payable balance as the amounts are convertible with the note balance.

     The financial instruments included in long-term debt at December 31, 2000 are convertible into common shares at $1.75 per share. The estimated market value of the shares of common stock which would be issued upon conversion of the outstanding debt and accrued interest using the last reported sales price on December 29, 2000 of $2.81 per share is approximately $11.7 million.

7. ALLIANCE AGREEMENTS

     On May 3, 1999, the Company entered into an agreement with Cap Gemini Ernst & Young LLP (CGEY), pursuant to which CGEY will provide us with consulting and integration services and sales and marketing support, to assist in the development and market penetration of our viaLink services. In connection with this agreement, we issued CGEY a warrant to purchase up to 1,000,000 shares of our common stock at a price of $2.00 per share contingent upon our ability to register the common stock underlying the warrant agreement. Additionally, we have agreed to pay a royalty of 7.0% of our service revenues to CGEY for a period of two years and, in the event that at least ten "significant clients" of CGEY become subscribers to our services during this two year period, we will be obligated to continue this royalty payment in perpetuity. CGEY will not receive any royalties for services we provide to clients subject to the reporting requirements of the federal securities laws for which it serves as the principal independent auditor. As of the date of the issuance of the warrant, the warrant conversion price was below the fair value of our stock. The fair value of this warrant was recorded as an asset and an increase in additional paid in capital of $1.9 million. The fair value of the warrant at the measurement date was determined using a Black-Scholes option pricing model with the following assumptions: interest rate (zero-coupon U.S. government issued with a remaining life equal to the expected term of the warrant) of 6.0%; a dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 100.4%; and weighted-average expected life of the warrant of

                              THE VIALINK COMPANY

1.5 years. The asset is being amortized over the service period as non-cash charges to our statement of operations. On August 9, 1999, CGEY exercised warrants to purchase 250,000 shares of common stock resulting in gross proceeds received by us of $500,000. On November 10, 1999, CGEY exercised warrants to purchase the remaining 750,000 shares of common stock resulting in gross proceeds received by us of $1.5 million. During 1999 and 2000, royalties under this agreement totaled $20,000 and $96,000, respectively, and are included in selling and marketing expense.

     On October 12, 1999, the Company entered into a strategic relationship with i2 Technologies, Inc. ("i2"), the primary focus of which was to integrate the products and services of our two companies and to extend the solutions across multiple industries. i2 agreed to use our syncLink services to provide product, price and promotion information to facilitate business processes between trading partners using an Internet-accessible shared database. Our two companies agreed to develop joint sales and marketing programs, and develop enhancements to the viaLink services. Additionally, i2 invested $5.0 million in the Company in exchange for 895,536 shares of viaLink common stock and a warrant to purchase up to an additional 746,268 shares of common stock at $6.70 per share, representing a twenty percent (20%) premium over the market price of the stock at the time of the agreement. The initial term of the agreement was to expire on December 31, 2003. The fair value of this warrant has been recorded as an asset and an increase in additional paid-in capital and results in non-cash charges to our statement of operations during the term of the agreement. The fair value of the warrant at the measurement date was determined using a Black-Scholes option pricing model with the following assumptions: interest rate (zero-coupon U.S. government issued with a remaining life equal to the expected term of the warrant) of 5.91%; a dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 101.6%; and weighted-average expected life of the warrant of 2.0 years. Additionally we agreed to pay i2 a royalty of five percent (5%) of the syncLink and Chain Pricing subscription revenues during the period the agreement is in place. We also agreed to pay a royalty, in addition to the five percent, based upon subscription revenues received from new customers with whom i2 had "significant involvement" in the sales process. i2 agreed to pay us a royalty based upon revenues i2 received from providing syncLink and Chain Pricing services outside of the consumer packaged goods industry. During 1999 and 2000, royalties under this agreement totaled $22,000 and $26,000, respectively, and are included in selling and marketing expense. Effective January 29, 2001, we terminated our agreements with i2.

8. COMMON STOCK

     On November 29, 1999, the Company's board of directors approved a two-for-one stock split in the form of a dividend. The par value remained $0.001 per share. The stock split was effective December 21, 1999 and is reflected in the per share data in the accompanying financial statements and notes to the financial statements.

     On March 1, 2000, the Company's board of directors approved a two-for-one stock split in the form of a dividend. The par value of the common stock remained $.001 per share. The stock split was effective March 28, 2000 and is reflected in the per share data in the accompanying financial statements and notes to the financial statements.

     On March 22, 2000, the Company entered into a Securities Purchase Agreement pursuant to which i2 Technologies, Inc., Hewlett-Packard Company and Millennium Partners, L.P. paid us an aggregate of $6.0 million as consideration for (1) 200,403 shares of our common stock and (2) warrants to purchase 31,866 shares of our common stock at an exercise price of $39.39 per share. The warrants can be exercised at any time on or before March 24, 2003. Additionally, we issued warrants to purchase 2,844 shares of our common stock at an exercise price of $42.20 to an investment bank as partial compensation for services rendered to us as our financial advisor in connection with that transaction. All of these warrants contain anti-dilution protection provisions.

                              THE VIALINK COMPANY

     On May 31, 2000, we entered into a Securities Purchase Agreement pursuant to which RGC International Investors, LDC ("RGC") paid us an aggregate of $10.0 million as consideration for (1) 960,615 shares of our common stock and (2) a warrant to purchase 768,492 shares of our common stock at initial exercise price of $12.06 per share. The exercise price was subject to certain adjustments based on the market price of our common stock. The warrants were exercised on December 29, 2000, utilizing non-cash exercise provisions outlined in the warrant agreement, and an acceleration of the market price adjustment, resulting in the issuance of 984,945 shares to RGC. Upon closing of the transaction with RGC, we issued a warrant to purchase 45,608 shares of our common stock at an exercise price of $13.15 to an investment bank as partial compensation for services rendered to us as our financial advisor in connection with that transaction.

     On December 29, 2000, we entered into a Securities Purchase Agreement pursuant to which RGC paid us an aggregate of $1.0 million as consideration for 333,333 shares of our common stock at a price of $3.00 per share.

     In December 1997, we entered into an agreement with Investor Awareness to provide investor relations services. Subject to certain criteria in the agreement, Investor Awareness would be granted an option to purchase 40,000 shares of our common stock at $1.5625 per share. On June 15, 2000, we entered into a Settlement Agreement with Investor Awareness pursuant to which we issued options to purchase 20,000 shares of our common stock to two principals of Investor Awareness with an exercise price of $0.78125 and sold an aggregate of 20,000 additional shares of our common stock to these individuals as settlement of a lawsuit alleging that we failed to issue the option under the terms of the agreement. We have recorded an expense of $185,000 included in general and administrative expense for the year ended December 31, 2000, representing the fair value the options issued.

     A reconciliation of the numerator and the denominator used in the calculation of earnings (loss) per share is as follows:

                                                   FOR THE YEAR ENDED DECEMBER 31,
                                              -----------------------------------------
                                                 1998           1999           2000
                                              -----------   ------------   ------------
Basic:
  Net income (loss).........................  $   649,638   $(12,635,963)  $(39,129,104)
  Weighted average common shares
     outstanding............................   10,964,164     13,114,028     20,732,411
                                              -----------   ------------   ------------
     Net income (loss) per share............  $      0.06   $      (0.96)  $      (1.89)
                                              ===========   ============   ============
Diluted:
  Net income (loss).........................  $   649,638   $(12,635,963)  $(39,129,104)
  Weighted average common shares
     outstanding............................   10,964,164     13,114,028     20,732,411
  Add: Net effect of dilutive potential
     shares.................................    1,445,608             --             --
                                              -----------   ------------   ------------
                                               12,409,772     13,114,028     20,732,411
     Net income (loss) per share............  $      0.05   $      (0.96)  $      (1.89)
                                              ===========   ============   ============

     For the year ended December 31, 2000, options to purchase 11,189,720 shares at a weighted average exercise price of $6.90 and warrants to purchase 40,000, 746,268, 45,608 and 34,538 shares of common stock at $1.50, $6.70, $13.15 and
$39.39, respectively, and 4,180,000 shares of common stock to be issued upon the conversion of the note issued to Hewlett-Packard were outstanding, but were not included in the computation of diluted earnings per share because the effect of these outstanding options, warrants and stock issuable upon conversion of debt would be antidilutive.

                              THE VIALINK COMPANY

     For the year ended December 31, 1999, options to purchase 10,439,692 shares at a weighted average exercise price of $4.35 and warrants to purchase 47,000 and 746,268 shares of common stock at $1.50 and $6.70, respectively, and 3,688,000 shares of common stock to be issued upon the conversion of the note issued to Hewlett-Packard, were outstanding, but were not included in the computation of diluted earnings per share because the effect of these outstanding options, warrants and stock issuable upon conversion of debt would be antidilutive.

     During 1998, options to purchase 1,440,000 and 120,000 shares of common stock at $1.25 and $2.25 per share, respectively, and warrants to purchase 3,680,000 and 720,000 shares of common stock at $1.25 and $1.50, respectively, were outstanding, but were not included in the computation of diluted EPS because the exercise price of the options and warrants was greater than the average market price of the common shares.

     On October 4, 1999, we issued a Notice of Redemption to holders of our redeemable common stock purchase warrants. All 3,680,000 redeemable stock purchase warrants were exercised in 1999 and resulted in gross proceeds of $4.6 million to the Company during 1999.

9. STOCK OPTION AND STOCK PURCHASE PLANS

     Stock Purchase Plan -- The Company established The viaLink Company Employee Stock Purchase Plan on April 1, 1997. At the Company's 1999 annual meeting our stockholders approved the adoption of the 1999 Employee Stock Purchase Plan which replaced the predecessor Employee Stock Purchase Plan as of July 1, 1999. The 1999 Stock Purchase Plan provides eligible employees of viaLink with the opportunity to acquire a proprietary interest in viaLink through participation in a payroll deduction based employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code. The price will be 85 percent of the per share fair market value on either the granting date or the exercise date, whichever market value is lower. The number of shares of common stock authorized and reserved for issuance under the Plan is 800,000 shares. For the years ended December 31, 1998, 1999 and 2000: 13,844, 12,244 and 42,561
shares, respectively, of common stock have been purchased under the stock purchase plan.

     Stock Option and Grant Plans -- The Company adopted The viaLink Company 1995 Stock Option Plan in March 1995 and amended the 1995 Plan on April 30, 1996 and September 1, 1998. The 1995 Plan was replaced by The viaLink Company 1999 Stock Option/Stock Issuance Plan in May 1999. While the Company may no longer grant options pursuant to the 1995 Plan, options granted under the 1995 Plan remain outstanding. The 1995 Plan provided for the issuance of incentive stock options and non-incentive stock options to attract, retain and motivate management, directors, professional employees, professional non-employee service providers and other individuals who have benefited or could benefit the Company.

     The viaLink Company 1998 Non-Qualified Stock Option Plan was adopted on February 9, 1998, and amended effective September 1, 1998. The Non-Qualified Plan was replaced by the 1999 Stock Option/ Stock Issuance Plan in May 1999. Although the Company may no longer grant options pursuant to the Non-Qualified Plan, options granted under the Non-Qualified Plan remain outstanding.

     On February 10, 1998, the board of directors of the Company adopted the 1998 Stock Grant Plan (the "Stock Grant Plan" or "Plan") to attract, retain and motivate consultants, independent contractors and key employees of the Company and its subsidiaries by way of granting shares of stock in the Company. The sale, transfer or other disposal of shares of common stock received pursuant to the Stock Grant Plan is restricted for a period of one year. During 1998, 20,132 shares of common stock were issued pursuant to the Plan at an average price of $0.78. No shares were granted under this plan in 1999 and 2000. We may no longer grant shares pursuant to the Stock Grant Plan.

     At the Company's 1999 annual meeting, the Company's stockholders approved the adoption of The viaLink Company 1999 Stock Option/Stock Issuance Plan to attract and retain the services of individuals essential to the Company's long-term growth and financial success. The Company's officers and other key

                              THE VIALINK COMPANY
employees, non-employee board members and consultants and other advisors are eligible to receive option grants under the 1999 Plan.

     The Company has reserved 25,500,000 shares of its common stock for issuance over the ten year term of the 1999 Plan, including shares initially reserved under the predecessor plans. This share reserve will automatically be increased on the first trading day of each calendar year, beginning with the 2000 calendar year, by an amount equal to 5% of the shares of common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will such annual increase exceed 500,000 shares. Options may be granted under the 1999 Plan at an exercise price per share not less than the fair market value per share of common stock on the option grant date.

     The Company applies SFAS No. 123 and related interpretations in accounting for its stock options granted to non-employee consultants and service providers. The fair value of the options granted are recorded as an operating expense and an increase in additional paid in capital over the term of the service agreement. The fair value of each option grant was determined using Black-Scholes option pricing model with the following assumptions used during 2000: interest rate (zero-coupon U.S. government issued with a remaining life equal to the expected term of each option) of 6.34%; a dividend yield of 0%; volatility factors of the expected market price of the Company's common stock ranging from 101% to 156%; and weighted-average expected life ranging from 1.5 to 2.5 years. During 2000, the Company granted options to purchase 30,000, 16,000, 10,000, 50,000 and 74,000 shares at exercise prices per share of $8.31, $8.91, $9.06, $17.50 and $40.25, respectively. At December 31, 2000, the Company has options outstanding to purchase 50,000 and 74,000 shares at exercise prices of $17.50 and $40.25, respectively, for which the measurement date has not occurred. The expense recorded for these options is based upon the fair value for each grant at each financial statement date until the measurement date occurs. Stock compensation expense of $425,000 is included in the 2000 statement of operations for all grants to non-employee consultants and service providers.

     The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock options. APB No. 25 requires compensation expense be recorded for any excess of the market value of the underlying stock over the option price on the measurement date. During May 1999, the Company granted options for 2,540,000 and 360,000 shares at exercise prices per share of $3.61 and $3.13, respectively, compared to the market price of $4.25 on the date of grant. The excess of the market value over the exercise price is being amortized over the vesting period. Stock compensation expense of $0.8 million and $1.9 million, respectively, is included in the 1999 and 2000 statement of operations for these grants representing the portion of the service period in 1999 and 2000. The exercise price equaled the market price at the date of grant for all other option grants during 1998, 1999 and 2000 and no compensation expense has been recognized for all other grants to employees and directors in 1998, 1999 and 2000.

     Pro forma information regarding net income and earnings per share is required by and has been determined as if the Company had accounted for its employee stock options under the fair value method defined by SFAS No. 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal year 1998, 1999 and 2000, respectively: interest rates (zero-coupon U.S. government issued with a remaining life equal to the expected term of the options) of 4.52%, 5.56% and 5.6% to 6.3%; dividend yields of 0.0%; volatility factors of expected market price of the Company's common stock of 65% for 1998, 101% for 1999 and 112% to 157% in 2000; and weighted-average expected life of the options of 6.7 years in 1998 and 2.5 years in 1999 and 2000. The weighted average grant date fair value per share for options granted to employees during 1998, 1999 and 2000 was $1.04, $9.28 and $12.45, respectively.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because

                              THE VIALINK COMPANY
changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

     The Company's historical and pro forma information is as follows for the years ended December 31:

                                                 1998          1999           2000
                                               ---------   ------------   ------------
Net income (loss), as reported..............   $ 649,638   $(12,635,963)  $(39,129,104)
Pro forma-diluted...........................   $(176,182)  $(16,563,728)  $(65,941,540)
Net income (loss) per share-diluted, as
  reported..................................   $    0.05   $      (0.96)  $      (1.89)
Pro forma-diluted...........................   $   (0.01)  $      (1.26)  $      (3.18)

     A summary of the Company's stock option activity and related information follows for the years ended December 31, 1998, 1999 and 2000:

                                                                              WEIGHTED
                                                              NUMBER OF       AVERAGE
                                                                SHARES     EXERCISE PRICE
                                                              ----------   --------------
Outstanding at December 31, 1997............................   2,330,832       $ 1.05
  Granted...................................................   4,838,972         0.80
  Exercised.................................................    (354,440)        0.68
  Canceled..................................................    (177,812)        0.86
                                                              ----------
Outstanding at December 31, 1998............................   6,637,552         0.89
  Granted...................................................   6,120,000         6.88
  Exercised.................................................  (1,956,440)        0.92
  Canceled..................................................    (361,420)        2.21
                                                              ----------
Outstanding at December 31, 1999............................  10,439,692         4.35
  Granted...................................................   2,494,000        17.44
  Exercised.................................................    (582,804)        1.36
  Canceled..................................................  (1,161,168)        9.37
                                                              ----------
Outstanding at December 31, 2000............................  11,189,720       $ 6.90
                                                              ==========

                              THE VIALINK COMPANY

     The following table summarizes information about stock options outstanding at December 31, 2000:

                                                 OPTIONS OUTSTANDING            OPTIONS EXERCISABLE
                                          ----------------------------------   ----------------------
                                                        WEIGHTED   WEIGHTED                  WEIGHTED
                                                        AVERAGE     AVERAGE                  AVERAGE
RANGE OF                                                EXERCISE   REMAINING                 EXERCISE
EXERCISE PRICE                            OUTSTANDING    PRICE       LIFE      EXERCISABLE    PRICE
--------------                            -----------   --------   ---------   -----------   --------
$0.45...................................       3,936     $ 0.45    5.2 years        3,936     $ 0.45
$0.75 to $0.83..........................   3,393,902     $ 0.79    7.6 years    2,205,462     $ 0.79
$0.97...................................     100,800     $ 0.97    4.6 years      100,800     $ 0.97
$1.25...................................     240,000     $ 1.25    0.9 years      240,000     $ 1.25
$2.25...................................      60,000     $ 2.25    8.0 years       40,000     $ 2.25
$3.13...................................     324,500     $ 3.13    8.4 years       84,500     $ 3.13
$3.60 to $3.82..........................   3,015,916     $ 3.64    8.0 years    1,082,572     $ 3.64
$5.56 to $6.00..........................     886,666     $ 5.85    9.0 years      199,994     $ 6.00
$8.31 to $9.06..........................     565,500     $ 8.88    9.7 years           --         --
$10.06..................................     341,500     $10.06    9.4 years           --         --
$14.13 to $15.22........................   1,587,000     $15.13    9.0 years      641,315     $15.22
$17.50..................................     110,000     $17.50    9.0 years           --         --
$40.25..................................     560,000     $40.25    9.2 years           --         --
                                          ----------                            ---------     ------
At December 31, 2000....................  11,189,720                            4,598,579     $ 3.77
                                          ==========                            =========     ======
At December 31, 1999....................  10,439,692                            1,697,688     $ 0.91
                                          ==========                            =========     ======
At December 31, 1998....................  11,189,720                            2,180,000     $ 1.08
                                          ==========                            =========     ======

10. INCOME TAXES

     The components of the provision for income taxes for the years ended December 31, 1998, 1999 and 2000 are as follows:

                                                                 1998      1999   2000
                                                              ----------   ----   ----
Current.....................................................  $       --   $--    $--
Deferred....................................................   1,049,440    --     --
                                                              ----------   ---    ---
Provision for income taxes..................................  $1,049,440   $--    $--
                                                              ==========   ===    ===

     The differences in federal income taxes at the statutory rate and the provision for income taxes for the years ended December 31, 1998, 1999, and 2000 are as follows:

                                                   1998         1999           2000
                                                ----------   -----------   ------------
Income tax expense (benefit) at federal
  statutory rate..............................  $  577,687   $(4,296,227)  $(13,303,895)
State income taxes............................      67,963      (505,439)    (1,565,164)
Reduction of valuation allowance credited to
  additional paid-in capital..................          --     3,802,458             --
Benefit of net operating loss carryforwards
  not recognized..............................     401,302     1,012,326     14,766,373
Other.........................................       2,488       (13,118)       102,686
                                                ----------   -----------   ------------
Provision for income taxes....................  $1,049,440   $        --   $         --
                                                ==========   ===========   ============

                              THE VIALINK COMPANY

     Deferred tax assets (liabilities) are comprised of the following:

                                                                   DECEMBER 31,
                                                            --------------------------
                                                               1999           2000
                                                            -----------   ------------
Deferred tax assets:
  Allowance for doubtful accounts.........................  $    15,738   $     60,196
  Compensated absences....................................       31,277         76,877
  Tax credit carryforwards................................       26,990         30,178
  Depreciation and amortization...........................           --        207,348
  Net operating loss carryforwards........................    6,878,587     19,549,389
                                                            -----------   ------------
                                                              6,952,592     19,923,988
Deferred tax liabilities:
  Deferred service fees...................................   (1,157,595)      (396,289)
  Discount on long-term debt..............................     (908,666)            --
  Software development costs..............................     (578,963)      (613,773)
  Depreciation and amortization...........................     (159,815)            --
                                                            -----------   ------------
Net deferred tax asset, before valuation allowance........    4,147,553     18,913,926
Valuation allowance.......................................   (4,147,553)   (18,913,926)
                                                            -----------   ------------
Net deferred tax asset....................................  $        --   $         --
                                                            ===========   ============

     The discount recognized in 1999 for the value of the beneficial conversion feature in the note payable to Hewlett-Packard, and the assets recognized in 1999 for the value of the warrants issued to Cap Gemini Ernst & Young LLP and i2 Technologies, Inc. were not recognized for income tax purposes. Accordingly, the Company established deferred tax liabilities totaling approximately $3.8 million for these temporary differences by reducing the amount recorded as additional paid in capital for the value of the beneficial conversion feature and the warrants. These deferred tax liabilities were used to support the recoverability of an equivalent amount of deferred tax assets, thereby reducing the amount of valuation allowance. The benefit of this reduction in the valuation allowances was recognized as additional paid-in capital.

     The Company's tax deduction for stock-based compensation in 1999 and 2000 exceeds the cumulative expense for those options and warrants recognized for financial reporting purposes by approximately $7.4 million. This excess deduction is a component of the net operating loss carryforwards for which a deferred tax asset and corresponding valuation allowance of approximately $2.8 million have been recognized at December 31, 2000. When the net operating loss carryforwards are utilized for financial reporting purposes, this portion of the benefit will be credited directly to additional paid in capital.

     At December 31, 2000, the Company had net operating loss ("NOL") carryforwards for federal and state purposes of approximately $51,400,000 and $51,800,000, respectively, and other carryforwards of approximately $79,000. The Federal and State NOL carryforwards begin to expire in 2011.

     SFAS 109 requires that the Company record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax asset depends on the Company's ability to generate sufficient taxable income in the future. The Company has recognized a full valuation allowance for the amount of net deferred tax asset at December 31, 1999 and 2000 since the Company resembles a development stage company and has no history of profitability without the consulting assets that were sold in 1998.

     The ability of the Company to utilize the NOL carryforward to reduce future taxable income taxes may be limited upon occurrence of certain capital stock transactions during any three-year period resulting in an aggregate ownership change of more than 50%.

                              THE VIALINK COMPANY

11. COMMITMENTS AND CONTINGENCIES

     The Company leases its office and storage space under operating leases. The terms range from month-to-month up to ten years and include options to renew. The Company also leases office equipment under various noncancelable lease agreements. Total rental expense in 1998, 1999 and 2000 for all leases was $410,669, $460,279 and $1,039,437, respectively.

     Future minimum lease payments under non-cancelable operating leases at December 31, 2000 follows:

                                                           OPERATING
                                                             LEASES
                                                           ----------
2001....................................................   $1,040,000
2002....................................................      371,000
2003....................................................      353,000
2004....................................................      348,000
2005....................................................      345,000
Thereafter..............................................           --
                                                           ----------
Future minimum lease payments...........................   $2,457,000
                                                           ==========

     Future minimum lease payments have not been reduced by future minimum sub-lease rentals of approximately $1.0 million under operating leases, with terms through 2005.

     Additionally, we have entered into an operating lease agreement to lease certain data processing equipment and software from Hewlett-Packard for our new technology platform. The lease includes certain cancellation provisions which expire on March 29, 2001 at which point the lease becomes noncancelable and provides for 36 monthly installments of $153,000 beginning in April of 2001.

12. RETIREMENT PLAN

     The Company has a profit sharing plan (the "Plan") for certain eligible employees who have attained the age of 18 and completed one year of service. Under the Plan, employer contributions are made at management's discretion. Participants may contribute up to 6% of earnings as eligible contributions and up to 15% of earnings in total for any Plan year. The Company's discretionary matching percentage is up to 100% of each participant's total eligible contributions for a year. The Company made no contributions in 1998, 1999, or 2000.

13. SUBSEQUENT EVENT

     On February 7, 2001 we entered into a series of agreements pursuant to which investors paid us an aggregate of $10,018,250 in consideration for (1) 3,643 shares of our Series A Convertible Participating Preferred Stock convertible into shares of our common stock at an initial conversion price of $2.75 per share and (2) Series A Warrants to purchase up to 3,643,000 shares of our common stock at initial exercise price of $3.75 per share. The conversion price of the preferred stock may be subject to certain adjustments. The investors may not convert their shares of preferred stock or exercise their Series A Warrants to the extent the number of shares of our common stock issued upon such conversion or exercise would exceed 19.99% of the total number of shares of our common stock outstanding on February 7, 2001, unless and until we receive approval of our stockholders with respect to the issuance as required by NASD Rule 4350.

     One of the investors (1) will also receive a Series B Warrant to purchase up to 666,667 shares of our common stock at an initial exercise price of $3.00 per share and (2) will, promptly after the effectiveness of the registration statement covering the resale of the underlying common stock, invest an additional $1,999,250

                              THE VIALINK COMPANY
in consideration for 727 shares of preferred stock and a Series A Warrant to purchase up to 727,000 shares of our common stock.

     Certain of our executive officers also agreed to pay us an aggregate of $761,750 in consideration for 277 shares of preferred stock and Series A Warrants to purchase 277,000 shares of our common stock. The investment by these officers is contingent upon approval by our stockholders of the issuance as required by NASD Rule 4350. The officers have deposited the $761,750 into an escrow account pending our receipt of this approval.

     As compensation for services rendered to us by our financial advisor in connection with the transaction, we agreed to issue (1) Placement Agent Warrants to purchase 464,700 shares of our common stock at an exercise price of $3.75 per share, (2) Placement Agent Warrants to purchase 66,667 shares of our common stock at an exercise price of $3.00 per share and (3) Placement Agent Warrants to purchase 464,700 shares of our common stock at an exercise price of $2.75 per share.

                                                                      APPENDIX H

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements and related notes. The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those discussed below and elsewhere in this Form 10-KSB, particularly under the heading "Additional Factors That May Affect Future Results."

     Statements of our management's intentions, beliefs, anticipations, expectations and similar expressions concerning future events or outcomes contained in this Report constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Any forward-looking statements are made by us in good faith, pursuant to the safe-harbor provisions of the Reform Act. As with any future event or outcome, we cannot assure you that the events or outcomes described in forward-looking statements made in this Report will occur or that the results of future events or outcomes will not vary materially from those described in the forward-looking statements. These forward-looking statements reflect our management's current views and projections regarding economic conditions, industry environments and our performance. Important factors that could cause our actual performance and operating results to differ materially from the forward-looking statements include, but are not limited to, changes in the general level of economic activity in the markets served by us, introduction of new products or services by competitors, sales performance, expense levels, interest rates, changes in our financial condition, availability and terms of capital sufficient to support our current and anticipated level of activity, delays in implementing further enhancements to our services and our ability to implement our business strategies.

     Our expectations with respect to future results of operations that may be embodied in oral and written forward-looking statements, including any forward-looking statements that may be included in this Report, are subject to risks and uncertainties that must be considered when evaluating the likelihood of our realization of such expectations. Our actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Additional Factors That May Affect Future Results."

OVERVIEW

     We provide subscription-based, business-to-business electronic commerce services that enable food industry participants to efficiently manage their highly complex supply chain information. Our core service, syncLink(SM), allows manufacturers, wholesalers, distributors, sales agencies (such as food brokers), retailers and foodservice operators to communicate and synchronize item, price and promotion information in a more cost-effective and accessible way than has been possible using traditional electronic and paper-based methods. Our additional services, which are all built on the syncLink foundation, include distribuLink(SM) for chain pricing data and the viaLink Partner Package, our advanced e-business practices product suite.

     We were originally formed in 1985 as Applied Intelligence Group, Inc. From inception, our operations consisted primarily of consulting services related to the planning, designing, building and installation of computerized information management systems and computerized checkout or point-of-sale systems in the retail and distribution industry. We also provided a Web-based human resource recruiting application.

     In 1993, we began the design and development of viaLink, an Internet-based subscription service to complement our existing consulting business. We introduced our syncLink service, formerly marketed and sold as Item Catalog, in January 1997. In 1998, we made the strategic decision to focus primarily on our viaLink services. As a result, we sold our management consulting and systems integration assets to The NetPlex Group, Inc. in September 1998 and changed our name to The viaLink Company in October 1998. In December 1998, we sold ijob, our wholly-owned subsidiary which operated our Web-based human resources recruiting application, to DCM Company.

     Prior to 1999, we derived substantially all of our revenues from our consulting and systems integration assets. As a result of the sales of our management consulting and systems integration assets and ijob, we resemble a development stage company because our planned principal operations have just begun to generate significant revenues. This fundamental change in our business is extremely risky, and we cannot be certain that our strategic decision to shift our focus from our historical businesses to our viaLink services ultimately will be successful.

     We expect to generate our future revenues primarily from monthly subscriptions to our services. For use of our syncLink service, our customers pay us either a flat monthly subscription rate or a rate based on the number trading partners and the size and complexity of the trading relationships. Our other services are available for additional monthly subscription fees.

     We also charge an implementation fee ranging from $1,200 for an on-line implementation to over $100,000 for more complex supplier and retailer installations. Our implementation fees are separately priced based on time and materials. Implementation costs consist primarily of labor by technical support personnel to configure customer data and establish a connection to our services. Additionally, we receive revenues from the performance of certain Web-hosting services, but we expect to reduce our focus and reliance on providing these services in the future.

     We recognize revenues for our subscription, basic implementation and Web-hosting services over the terms of the subscription and Web-Hosting arrangements. Revenues collected in advance are deferred and recognized as earned. Revenues for consulting services related to complex supplier and retailer installations are recognized as the stages of the implementations are completed.

     We reported a substantial loss from operations for the fiscal years ended December 31, 1999 and 2000, and we expect to report losses for the fiscal year ended December 31, 2001. The extent of these losses will depend primarily on the amount of revenues generated from implementations of and subscriptions to our viaLink services, which have not yet achieved market acceptance or significant market penetration and the amount of expenses incurred in generating these revenues. In order to achieve market penetration, we expect to continue our high level of expenditures for technology and product development and other technology and database costs. These expenses substantially exceed our revenues, which to date have been minimal. As a result, we expect to incur losses in future periods until such time as the recurring revenues from these services are sufficient to cover expenses.

     During 2000, we began the extension of our solution to the food service industry, including hiring two key executives. Additionally, we initiated our expansion into international markets by opening an office in Australia as part of a joint venture with Cap Gemini Ernst & Young Australia Pty, Ltd. We expect this expansion into the foodservice industry and internationally will continue to be facilitated by leveraging our strategic relationships and alliances.

RESULTS OF OPERATIONS

  Comparison of 2000 to 1999

     Revenues. Our revenues are comprised of revenues for subscriptions to our services, implementation revenues and certain revenues for Web-hosting services. We expect Web-Hosting revenues to continue to decrease in the future. The following table sets forth for the periods indicated the components of revenue included in our consolidated statements of operations:

                                                                1999        2000
                                                              --------   ----------
Revenues:
  Subscription..............................................  $ 74,930   $  483,205
  Implementation............................................   247,914      936,032
  Hosting...................................................   292,675      202,200
                                                              --------   ----------
          Total revenues....................................  $615,519   $1,621,437
                                                              ========   ==========

     Customer Operations. Customer operations expense consists of personnel costs associated with implementation, consulting and other services and costs of operating, maintaining and accessing our technical operations and hosting facilities. Customer operations expense also includes the cost of providing support and maintenance to customers. Our customer operations expense increased from $2.7 million in 1999 to $7.3 million in 2000. This increase is due primarily to increased personnel costs for our implementation and customer service teams and our expanded operations platform, including the hosting of our technical operations by Hewlett-Packard. In October 2000 we entered into a lease agreement with Hewlett-Packard to expand our operations platform. We believe this expanded platform will significantly increase the capacity and scalability of our operations. We expect that the expanded platform will be complete during the first quarter of 2001 and will result in increased operating lease and hosting expenses when complete.


     Development. Development expense includes personnel and contract labor costs and professional fees incurred for product development, enhancements, upgrades, quality assurance and testing. Our development expenses increased from $2.8 million in 1999 to $6.3 million in 2000. This increase was due primarily to an increase in personnel costs and professional fees for product development. Additionally, $0.5 million and $1.1 million of non-cash service costs is included in development expense for 1999 and 2000, respectively, for the amortization of a portion of the fair value of the warrants and options issued to Cap Gemini Ernst & Young, i2 Technologies and other service providers, reflecting the development efforts provided. Additionally, during 2000, we incurred professional fees of $1.2 million which were paid with common stock in-lieu of cash. We are utilizing and expect to increase our reliance on certain alliance partners and other vendors to advance our development efforts. We are currently undertaking various projects to expand the functionality of our services, including internationalization, that we expect will result in continued increases in these expenses for the foreseeable future.

     Selling and Marketing. Selling and marketing expense consists primarily of personnel costs, travel, promotional events, including trade shows, seminars and technical conferences, advertising and public relations programs. Selling and marketing expense increased from $2.9 million in 1999 to $9.7 million in 2000. This increase was primarily due to the expansion of our sales, business development and marketing team from four persons at January 1, 1999 to 18 persons at December 31, 2000 and our new marketing and advertising program to promote our viaLink services. Compensation expense increased $1.8 million from 1999 to 2000 for the increases in selling and marketing staff. The new marketing and advertising program, along with the increased headcount resulted in an increase in advertising, travel and other professional fees of approximately $4.3 million in 2000. Additionally, selling and marketing expense includes $0.5 million and $1.1 million of non-cash service costs for the amortization of a portion of the fair value of the warrants and options issued to Cap Gemini Ernst & Young, i2 Technologies and other service providers reflecting the selling and marketing efforts provided during 1999 and 2000, respectively. We expect selling and marketing costs to decrease in 2001 in absolute dollars as compared to 2000 reflecting decreased media costs offset in part by increases in trade show and direct marketing efforts as we focus on customer acquisition and increases in international and foodservice marketing activities to build awareness.

     General and Administrative (G&A). G&A expense consists primarily of the personnel and other costs of the finance, human resources, administrative and executive departments and the fees and expenses associated with legal, accounting and other services. G&A expense increased from $5.4 million in 1999 to $13.6 million in 2000. This increase in G&A expense is attributable to several factors in 2000: a) increase of $3.1 million, including $1.4 million in non-cash stock compensation, in personnel costs for key executive and management staff and personnel expenses for the administrative infrastructure built to support future operations; b) $2.6 million related to recruiting and the relocation of the executive offices from Edmond, Oklahoma to Dallas, Texas; c) $0.4 million in deferred offering costs written-off upon withdrawal of a registration statement relating to a previously proposed offering of our common stock; d) $1.1 million to write-off a purchase deposit and an investment in a note receivable and e) increases in professional fees of $0.9 million for increased business activities. We anticipate that our other G&A expenses will decrease in absolute dollars in 2001 reflecting the completion of our move from Edmond to Dallas and non-recurrence of the significant items above, offset in part by increases in efforts to develop and expand our international operations.

     Depreciation and Amortization. Depreciation and amortization expense increased from $0.6 million in 1999 to $1.6 million in 2000. This increase reflects the effect of capital expenditures in 1999 and 2000 for new computer hardware and software to support the viaLink services.

     Interest Expense, Net. Interest expense, net, decreased from $4.0 million in 1999 to $2.4 million in 2000. This decrease reflects the completion of the amortization of the beneficial conversion feature of the convertible note as more fully discussed in Note 6 to the financial statements and increases in interest income on short-term investments. Future interest expense will be primarily comprised of stated interest on the convertible note at 11.5% interest, net of interest income earned on cash equivalents and short-term investments. Interest income on short-term investments was $0.3 million in 1999 and $0.7 million in 2000.

     Gain on Sale of Assets. Gain on sale of assets decreased from $1.3 million in 1999 to $0.1 million in 2000. Gain on sale of assets represents income recognized under the earn-out agreement with NetPlex and during 1999 reflects the recognition of the deferred gain of $0.5 million upon collection of the note receivable due to us in connection with the sale of ijob.

     Tax Provision. Deferred tax assets and deferred tax liabilities are separately recognized and measured at currently enacted tax rates for the tax effect of temporary differences between the financial reporting and tax reporting bases of assets and liabilities, and net operating loss and tax credit carryforwards for tax purposes. A valuation allowance must be established for deferred tax assets if it is not "more likely than not" that all or a portion will be realized. We have established a full valuation allowance for the net deferred tax assets as of December 31, 1999 and December 31, 2000, generated by losses recorded in 1999 and during 2000. We will continue to provide a full valuation allowance for future and current net deferred tax assets until such time as we believe we have sufficient objective evidence to support that it is more likely than not that the asset will be realized.

     Other Comprehensive Income. Other comprehensive income in 1999 includes an unrealized gain of $0.3 million, representing the net increase in market value of the 643,770 shares of NetPlex capital stock received as consideration from the sale of our consulting and systems integration assets. These securities were sold in December 1999.

  Comparison of 1999 to 1998

     Revenues. Our total revenues decreased 93%, from $8.2 million in 1998, to $0.6 million in 1999. The decrease in revenues was the result of the sales of our management consulting and systems integration assets and ijob.

     Direct Cost of Sales. Direct cost of sales consists of purchased hardware and certain software for resale, and costs associated with our proprietary software products. Direct cost of sales were eliminated in 1999 as the result of the sale of our consulting and systems integration assets in 1998.

     Customer Operations. Customer operations expense consists of personnel costs associated with implementation, consulting and other services and costs of operating, maintaining and accessing our technical operations and hosting facilities. Customer operations expense also includes the cost of providing support and maintenance to customers. Our customer operations expense decreased 29%, from $3.8 million in 1998 to $2.7 million in 1999. This decrease was largely due to a decrease in the personnel costs which resulted from the sale of the consulting and systems integration assets during 1998.

     Development. Development expense includes personnel and contract labor costs and professional fees incurred for product development, enhancements, upgrades, quality assurance and testing. Our development expenses increased 132%, from $1.2 million in 1998, to $2.8 million in 1999. This increase was due primarily to an increase in development staff from 15 persons at January 1, 1999 to 27 persons at December 31, 1999. Additionally, $0.5 million non-cash service costs is included in development expense in 1999 for the amortization of a portion of the fair value of the warrants issued to Cap Gemini Ernst & Young and i2 Technologies, reflecting the development efforts provided by these alliance partners.

     Selling and Marketing. Selling and marketing expense consists primarily of personnel costs, commissions, travel, promotional events, including trade shows, seminars and technical conferences, advertising and public relations programs. Selling and marketing expense increased 570%, from $0.4 million in 1998 to $2.9 million in 1999. This increase in selling and marketing expense was primarily due to: (a) the expansion of our sales, business development and marketing team from four persons at January 1, 1999 to 15 persons at December 31, 1999, resulting in $0.9 million in increased personnel costs, (b) our new marketing and promotional program to promote our viaLink services, resulting in approximately a $1.1 million increase in advertising, travel and other fees and
(c) $0.5 million of non-cash service costs for the amortization of a portion of the fair value of the warrants issued to Cap Gemini Ernst & Young and i2 Technologies reflecting the selling and marketing efforts provided by these alliance partners.

     General and Administrative (G&A). G&A expense consists primarily of the personnel and other costs of the finance, human resources, administrative and executive departments and the fees and expenses associated with legal, accounting and other services. G&A expense increased 138%, from $2.3 million in 1998 to $5.4 million in 1999. This increase in G&A expense is primarily attributable to the recruiting, staffing and relocation of key executive and management staff and the related increase in personnel expenses for the administrative infrastructure built to support future operations. In addition, G&A expense also increased due to an increase in legal, consulting and other professional fees. As a result of our significant efforts to develop internal processes and infrastructure to support the expected increase in operational activity and scale, we anticipate that our G&A expense will continue to increase in absolute dollars for the foreseeable future.

     Depreciation and Amortization. Depreciation and amortization expense increased 30%, from $0.5 million in 1998 to $0.6 million in 1999. This increase reflects the effect of $2.3 million in capital expenditures in 1999 for new computer hardware and software to support the viaLink services. This effect is partially offset by the sale of our consulting and systems integration assets on September 1, 1998, and the sale of ijob on December 31, 1998.

     Interest Expense, Net. Interest expense, net, increased from $0.2 million in 1998, to $4.0 million in 1999. This increase is due to the promissory note we issued to Hewlett-Packard for $6.0 million at 11.5% interest, plus the amortization of the beneficial conversion feature of the note as more fully discussed in Note 5 to the financial statements.

     Gain on Sale of Assets. Gain on sale of assets decreased 62%, from $3.3 million in 1998, to $1.3 million in 1999. On March 11, 1999, DCM Company paid the note receivable of $0.8 million plus accrued interest in full due to us in connection with the sale of ijob, and we recognized the deferred gain of $0.5 million during the first quarter of 1999. We also recorded $0.8 million of income under the earn-out agreement with NetPlex during 1999.

     Realized Gain on Sale of Marketable Securities. During the second quarter of 1999, we converted 643,770 shares of NetPlex preferred stock we received as consideration for the sale of the consulting assets into 643,770 shares of freely-tradable common stock of NetPlex. In December 1999, we sold all of our shares of NetPlex common stock for proceeds of $4.9 million. This sale resulted in a realized gain of $3.9 million recorded in 1999.

     Tax Provision. Deferred tax assets and deferred tax liabilities are separately recognized and measured at currently enacted tax rates for the tax effect of temporary differences between the financial reporting and tax reporting bases of assets and liabilities, and net operating loss and tax credit carryforwards for tax purposes. A valuation allowance must be established for deferred tax assets if it is "more likely than not" that all or a portion will not be realized. Prior to the third quarter of 1998, we had recorded a tax benefit of $1.0 million related to the pre-tax losses incurred in prior years, and no valuation allowance had been established prior to the third quarter of 1998. As a result of the net gain on the sale of our consulting and systems integration assets, the deferred tax asset of $1.0 million was realized and a valuation allowance of $0.2 million was established for the remaining net deferred tax asset as of September 30, 1998. The deferred tax asset at December 31, 1998 and December 31, 1999, generated by losses recorded in the fourth quarter of 1998 and during 1999, is offset by a full valuation allowance.

     Other Comprehensive Income. Other comprehensive income for the fiscal year ended December 31, 1998 includes an unrealized loss of $0.3 million, representing the net decrease in market value of the 643,770 shares of NetPlex stock received as consideration from the sale of our consulting and systems integration assets from September 1, 1998 to December 31, 1998. During 1999, and through the date of sale of the NetPlex shares, we continued to record other comprehensive income for the fluctuations in market value. All such unrealized gains were realized as gain on sale of securities in December 1999.

LIQUIDITY AND CAPITAL RESOURCES

     Our principal potential sources of liquidity are cash on hand, cash generated from operations and cash provided from financing activities. As of December 31, 2000, we had cash, cash equivalents and short-term investments of $3.0 million.

     During 2000, we used $26.8 million in operating activities, reflecting a net loss of $39.1 million. Cash used in operating activities also reflects $7.2 million for non-cash stock compensation and interest expense for the conversion feature of the Hewlett-Packard note, $2.1 million of depreciation and amortization, $1.2 million in professional fees paid by issuing common shares, $0.7 million write-off of deferred offering costs and note receivable and a $1.1 million increase in cash provided by other working capital changes.

     During 1999, we used $8.5 million in operating activities, reflecting a net loss of $12.6 million. Cash used in operating activities also reflects the effects of the gain on sale of marketable securities of $3.9 million, $6.5 million for non-cash stock compensation and interest expense for the conversion feature of the Hewlett-Packard note, $1.0 million of depreciation and amortization and a $0.9 million increase in cash provided by other working capital changes.

     During 2000, investing activities provided $4.6 million in net cash. This amount reflects $8.0 million received upon the maturities of short-term investments, as partially offset by reinvestment of $1.5 million, investment in notes receivable of $0.3 million and $1.6 million in capital expenditures and capitalized software development costs.

     During 1999, we used $3.8 million in investing activities. Cash used in investment activities consisted primarily of increases in short-term investments, capital expenditures and capitalized software development costs. Also included in investing activities were proceeds of $4.9 million received by us in connection with the sale of our NetPlex common stock, proceeds of $0.8 million for payment of the note receivable and accrued interest due to us in connection with the sale of ijob. Additionally during 1999, we invested $2.3 million in computer hardware, software and various other fixed assets and $0.6 million in software development costs.

     During 2000, financing activities provided net cash of $16.6 million, primarily the result of the issuance of 1.5 million shares of our common stock. Additionally, we received $1.0 million in proceeds from the exercise of outstanding stock options and warrants and purchases under stock purchase plans and incurred approximately $0.5 million of offering costs, a portion of which were subsequently written-off.

     During 1999, financing activities provided net cash of $20.2 million, primarily the result of the investments made by certain of our alliance partners: a) $6.0 million from Hewlett-Packard; b) $2.0 million from Cap Gemini Ernst & Young; and c) $5.0 million from i2 Technologies. Additionally, we received $7.6 million in proceeds from the exercise of our stock options and warrants, offset in part by approximately $0.4 million of registration costs.

     We have incurred operating losses and negative cash flow in the past and expect to incur operating losses and negative cash flow until late in 2001. We expect our spending to increase for the foreseeable future for further technology and product development and other technology and database costs. We also expect increases in customer operations expense to outsource implementation resources which will be incurred after corresponding increases in contracted implementation revenues.

     On February 7, 2001 we entered into a series of agreements pursuant to which investors paid us an aggregate of $10,018,250 in consideration for (1) 3,643 shares of our Series A Convertible Participating Preferred Stock convertible into shares of our common stock at an initial conversion price of $2.75 per share and (2) Series A Warrants to purchase up to 3,643,000 shares of our common stock at initial exercise price of $3.75 per share. One of the investors (1) will also receive a Series B Warrant to purchase up to 666,667 shares of our common stock at an initial exercise price of $3.00 per share and (2) will, promptly after the effectiveness of the registration statement covering the resale of the underlying common stock, invest an additional $1,999,250 in consideration for 727 shares of preferred stock and a Series A Warrant to purchase up to 727,000 shares of our common stock.

     We believe that we will reach the point of cash flow break-even from operations late in the fourth quarter of 2001. We estimate that our cash flow needs, through the point at which we reach cash flow break-even, has been addressed by our recent closing of additional capital in February of 2001. However, dependent on market conditions, we may raise additional capital to further accelerate growth including other vertical or geographic markets. The use of our cash, cash equivalents and short-term investments would accelerate and could require us to obtain additional capital if (a) we are unable to maintain or decrease our projected level of spending, (b) we are unable to manage our working capital requirements or (c) we experience a lack of revenue growth due to delayed or less than expected market acceptance of our viaLink services.

     If we are required to raise additional capital there can be no assurance as to whether, when or the terms upon which any such capital may be obtained. Any failure to obtain an adequate and timely amount of additional capital on commercially reasonable terms could have a material adverse effect on our business, financial condition and results of operations, including our viability as an enterprise.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board, issued Statement of Financial Accounting Standards (SFAS) No. 133. SFAS No. 133, as amended, establishes new standards of accounting and reporting for derivative instruments and hedging activities. SFAS No. 133 requires that all derivatives be recognized at fair value in the balance sheet, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS No. 133 will be effective for our fiscal year 2001. We do not expect SFAS No. 133 to have a material effect on our financial position or results of operations.

     In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB
101), providing the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. SAB 101 became effective for the fourth quarter of the year ended December 31, 2000. The cumulative effect of the adoption of SAB 101 is reported as a change in accounting method as of January 1, 2000 in our December 31, 2000 financial statements. The adoption of SAB 101 results in the deferral of a portion of our implementation revenues and expenses for each customer over the period the subscription-based viaLink services are provided. Effective January 1, 2000, we recorded a cumulative effect adjustment increasing deferred revenue and deferred customer operations expense by $107,000 with no change to stockholders' equity or retained earnings. Adoption of SAB 101 resulted in increased revenues and customer operations expense of $45,000 for the year ended December 31, 2000.

                               THE VIALINK COMPANY
                                      PROXY

                 Special Meeting of Stockholders, March 19, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               THE VIALINK COMPANY

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be held March 19, 2001 and the Proxy Statement and appoints Brian Carter and Craig R. Smith; and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock or Preferred Stock of The viaLink Company (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at the Company's executive offices located at 13155 Noel Road, Suite 800, Dallas, Texas 75240, on Monday, March 19, 2001 at 2:00 p.m., Central Standard Time (the "Special Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

        1.          FOR        AGAINST     ABSTAIN     To approve the issuance of greater than 4,559,756
                                                       shares of the Company's common stock upon the
                                                       conversion of the Company's Series A Convertible
                                                       Participating Preferred Stock and the exercise of the
                                                       Company's Series A Warrants, Series B Warrants and
                                                       Placement Agent Warrants.

        2.          FOR        AGAINST     ABSTAIN     To approve the issuance to certain of the Company's
                                                       executive officers of that number of shares of the
                                                       Company's Series A Convertible Participating Preferred
                                                       Stock and Series A Warrants as may be purchased by such
                                                       executive officers for an aggregate consideration of
                                                       $761,750.

        3.                                             In accordance with the discretion of the proxy holders,
                                                       to act upon all matters incident to the conduct of the
                                                       meeting and upon other matters as may properly come
                                                       before the Special Meeting.

         The Board of Directors unanimously recommends a vote FOR each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. In addition, each of the directors not participating in the transaction contemplated in Proposal Two, deems Proposal Two to be entirely fair to, and in the best interest of, the Company and unanimously recommends a vote FOR Proposal Two. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL THE PROPOSALS.



        Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
                                                 ----------------------------------------------------------------------------------
                                                                   (Print name(s) on certificate)

        Please sign your name:                                                                         Date:
                               --------------------------------------------------------------------          ----------------------
                                          (Authorized Signature(s))